ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-178960

Dated May 29, 2013

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us S & P 500 -0.06% 1,649.60 Dow Jones -- 15,303.10 NASDAQ -- 2,991.02 10 Yr Bond 6,427.38% 131.27 Gold 0.60% 1,395.05 Oil -0.92% 93.57 Source Info / / / U.S. Market Headlines May 27, 2013 7:02 amError! Hyperlink reference not valid. 6:49 amError! Hyperlink reference not valid. 6:33 amError! Hyperlink reference not valid. The U.S. Market Headlines and any content accessible through the related hyperlinks are provided by third parties. UBS AG and its affiliates are not responsible for the preparation or content of articles accessible through such hyperlinks. Indices Comparison Error! Hyperlink reference not valid. -2.00% 0% 2.00% 4.00% 6.00% 8.00% DJIA NSDQ 100 S&P 500 Market data is provided by Solvians/SIX Financial and is delayed by at least 10 minutes. Newest Addition MORLETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Events & esources5/21/2013UBS declares coupon payment on ETRACS Exchange-Traded Note: AMU All news Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here

In dynamic markets, it’s important to adapt. UBS

You need ideas, alternatives and innovation. UBS

ETRACES. When exchange-treaded notes are the traded notes are the right solution. UBS

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UBS Bloomberg Constant Maturity Commodity Index

A new perspective on commodity investment Learn More

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ETRACES AMU The newest ETN to the Aileron MLP Index.

Pipeline of energy or pipeline of income?

ETRACS introduces AMU

ETRACS Quarterly coupon payments Exposure to 50 energy MLPs

ETRACES AMU The newest ETN to the Aileron MLP Index.

ETRACS Learn More

We will not rest UBS

Important Information

*The ETN willpay a varibale quartly coupan linked to the cash distributions, if any on the MLPs in the Index, less Investor fees, If such MLPs do not make distrubtionor these distrubtionordo not overconme the The ETN will pay a variable quietly coupon linked to the cash distributions, if any on the MLPs in the Index, less Investor fees, If such MLPs do not make distrubtionor these distrubtionor do not overcome the investors or fee coupons. Investors are not G

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us Indice Quotes Sources Index quotes provided by Reuters and SIX Financial Information. Source Delay S&P 500 SIX Financial Information 15 min. Dow Jones SIX Financial Information 15 min. NASDAQ SIX Financial Information 15 min. 10 Yr Bond Reuters 15 min. Gold SIX Financial Information Realtime Oil SIX Financial Information 10 min. UBS does not warrant the accuracy, timeliness, completeness, reliability or availability of the indications. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN $ 29.16 -1.52% -- 4.46% /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN $ 27.99 -0.40% 2x 14.71% /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN $ 26.03 -0.20% -- 7.12% /product/detail/index/ussymbol/BLND BLND ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN $ 23.51 -0.17% -- -- /product/detail/index/ussymbol/DJCI DJCI ETRACS DJ-UBS Commodity Index Total Return ETN $ 24.67 -0.37% -- -- /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN $ 35.79 -0.75% 2x 6.31% /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN $ 37.99 -1.22% 2x -- /product/detail/index/ussymbol/EIPO EIPO ETRACS Next Generation Internet ETN $ 17.55 -0.68% -- -- /product/detail/index/ussymbol/FUD FUD ETRACS CMCI Food Total Return ETN $ 25.86 -0.12% -- -- /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN $ 27.03 +0.07% -- -- /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN $ 41.89 -1.78% 2x -- /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN $ 35.20 -0.39% -- 4.96% /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN $ 39.43 -0.31% -- 4.49% /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN $ 55.65 -0.59% 2x 8.50% /product/detail/index/ussymbol/MLPS MLPS ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN $ 13.03 +0.33% -- -- /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN $ 33.41 -0.32% -- 4.45% /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN $ 26.07 -1.92% 2x 60.82% /product/detail/index/ussymbol/OFF OFF ETRACS Fisher-Gartman Risk Off ETN $ 19.91 +0.56% -- -- /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN $ 24.84 -0.12% -- -- /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN $ 28.16 -0.56% -- 0.98% /product/detail/index/ussymbol/PTD PTD ETRACS CMCI Short Platinum Excess Return ETN $ 32.56 +0.28% -- -- /product/detail/index/ussymbol/PTM PTM ETRACS CMCI Long Platinum Total Return ETN $ 16.40 -0.55% -- -- /product/detail/index/ussymbol/RWXL RWXL

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN $ 35.62 -0.56% 2x 4.48% /product/detail/index/ussymbol/SDYL SDYL

ETRACS Monthly Pay 2xleveraged S&P Dividend ETN $ 40.01 -0.50% 2x 4.86% /product/detail/index/ussymbol/SPGH SPGH ETRACS S&P 500 Gold Hedged Index ETN $ 49.40 -0.49% -- -- /product/detail/index/ussymbol/SSDD SSDD ETRACS ISE Solid State Drive Index ETN $ 27.44 -0.25% -- -- /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN $ 24.33 -0.53% 2x -- /product/detail/index/ussymbol/UAG UAG ETRACS CMCI Agriculture Total Return ETN $ 26.94 -0.22% -- -- /product/detail/index/ussymbol/UBC UBC ETRACS CMCI Livestock Total Return ETN $ 17.96 +0.56% -- -- /product/detail/index/ussymbol/UBG UBG ETRACS CMCI Gold Total Return ETN $ 36.49 -0.33% -- -- /product/detail/index/ussymbol/UBM UBM ETRACS CMCI Industrial Metals Total Return ETN $ 17.68 -0.28% -- -- /product/detail/index/ussymbol/UBN UBN ETRACS CMCI Energy Total Return ETN $ 15.20 0.00% -- -- /product/detail/index/ussymbol/UCI UCI ETRACS CMCI Total Return ETN $ 20.63 -0.15% -- -- /product/detail/index/ussymbol/USV USV ETRACS CMCI Silver Total Return ETN $ 31.16 -0.13% -- -- /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN $ 18.08 -0.21% -- -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN $ 27.98 -0.42% 2x 14.71% /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN $ 26.02 -0.21% -- 7.12% Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

ETRACES ETNs Invest in America.

ETRACES ETNs BDCs can help small business grow

ETRACES ETNs business Development Company ETNS

ETRACES ETNs BDCS- linked to the BDC Index

ETRACES ETNs BDCL-2x BDC Index Exposure

ETRACES ETNs Learn more We will not rest

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/BLND BLND ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN $ 23.51 -0.17% -- -- /product/detail/index/ussymbol/DJCI DJCI ETRACS DJ-UBS Commodity Index Total Return ETN $ 24.66 -0.39% -- -- /product/detail/index/ussymbol/FUD FUD ETRACS CMCI Food Total Return ETN $ 25.86 -0.12% -- -- /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN $ 27.04 +0.11% -- -- /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN $ 24.84 -0.12% -- -- /product/detail/index/ussymbol/PTD PTD ETRACS CMCI Short Platinum Excess Return ETN $ 32.54 +0.22% -- -- /product/detail/index/ussymbol/PTM PTM ETRACS CMCI Long Platinum Total Return ETN $ 16.42 -0.42% -- -- /product/detail/index/ussymbol/UAG UAG ETRACS CMCI Agriculture Total Return ETN $ 26.94 -0.22% -- -- /product/detail/index/ussymbol/UBC UBC ETRACS CMCI Livestock Total Return ETN $ 17.98 +0.67% -- -- /product/detail/index/ussymbol/UBG UBG ETRACS CMCI Gold Total Return ETN $ 36.48 -0.36% -- -- /product/detail/index/ussymbol/UBM UBM ETRACS CMCI Industrial Metals Total Return ETN $ 17.68 -0.28% -- -- /product/detail/index/ussymbol/UBN UBN ETRACS CMCI Energy Total Return ETN $ 15.20 0.00% -- -- /product/detail/index/ussymbol/UCI UCI ETRACS CMCI Total Return ETN $ 20.63 -0.15% -- -- /product/detail/index/ussymbol/USV USV ETRACS CMCI Silver Total Return ETN $ 31.15 -0.16% -- -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

ETRACES ETNs Powerful commodity Investing, diversified across maturities

All commodities Ticker: UCI

Food commodities Ticker: FUD

Agriculture commodities Ticker: UCI

ETRAVS CMCi ETNs Powerful commodity inversing diversified across maturities

Learn more We will not rest

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN $ 35.76 -0.83% 2x 6.32% /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN $ 37.93 -1.38% 2x -- /product/detail/index/ussymbol/EIPO EIPO ETRACS Next Generation Internet ETN $ 17.54 -0.74% -- -- /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN $ 41.84 -1.90% 2x -- /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN $ 39.98 -0.57% 2x 4.87% /product/detail/index/ussymbol/SSDD SSDD ETRACS ISE Solid State Drive Index ETN $ 27.42 -0.33% -- -- /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN $ 24.30 -0.65% 2x -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

As investors shift toward dividend income

As investors shift toward dividend income Maximize your opportunity

ETRACS Presents two leveraged income ETNs

ETRACs DVYl and SDYL Leveraged* monthly pay ETNs With monthly 2x Leverage reset.

ETRACs DVYl and SDYL Learn more We will not rest

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/OFF OFF ETRACS Fisher-Gartman Risk Off ETN $ 19.91 +0.56% -- -- /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN $ 28.16 -0.56% -- 0.98% /product/detail/index/ussymbol/SPGH SPGH ETRACS S&P 500 Gold Hedged Index ETN $ 49.37 -0.55% -- -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

ETRACs ETNs Is this a Risk off day?

Implement a comprehensive “risk on” trede

Risk On ETn- Tikar:ONN

Implement a comprehensive “risk on” trede

Risk On ETn- Tikar:OFF

Linked The Fisher-Gartman Risk Index

ETRACS Risk ETNs Capitalized on Global market and Economic trends Learn More

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN $ 29.16 -1.52% -- 4.46% /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN $ 35.20 -0.40% -- 4.96% /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN $ 39.43 -0.31% -- 4.49% /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN $ 55.65 -0.60% 2x 8.50% /product/detail/index/ussymbol/MLPS MLPS ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN $ 13.03 +0.34% -- -- /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN $ 33.40 -0.33% -- 4.45% Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

ETRACs ETNs Dynamic MLP Investing

Bettre choice are a better way

Energy Infrastructure MLLPs- Tiker:MLPI

66MLPs, 1 ETN Tiker:MLPW

2x Leverraged MLP Expsoure – Tiker: MLP

ETRACS ETNs Dynamic MLP Inveting Learn more

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN $ 26.02 -2.11% 2x 60.94% /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN $ 35.62 -0.56% 2x 4.48% Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Looking for access to international real estate

Looking for access to international real estate and high incomepolentional

Look to ETRACS

ETRACS (Ticker:RWXL)

ETRACS (Ticker:RWXL)Monthly pay 2x Leveraged Dow Jones International real Estate ETN

ETRACS (Ticker:RWXL) Significant Monthly income potentioan

ETRACS (Ticker:RWXL) Learn more

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN $ 18.08 -0.16% -- -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN $ 27.05 +0.15% -- -- /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN $ 24.85 -0.08% -- -- /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN $ 18.08 -0.21% -- -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN $ 29.15 -1.55% -- 4.46% /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN $ 27.99 -0.40% 2x 14.71% /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN $ 26.03 -0.20% -- 7.12% /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN $ 35.79 -0.75% 2x 6.31% /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN $ 35.19 -0.41% -- 4.96% /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN $ 39.42 -0.35% -- 4.49% /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN $ 55.61 -0.67% 2x 8.50% /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN $ 33.40 -0.35% -- 4.45% /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN $ 26.07 -1.92% 2x 60.82% /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN $ 28.16 -0.56% -- 0.98% /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN $ 35.62 -0.56% 2x 4.48% /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN $ 40.01 -0.50% 2x 4.86% Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Related ETRACS Information Full ETN list Ticker Symbol Name Indicative Value Change Leverage Current Yield (annualized) * /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN $ 27.95 -0.54% 2x 14.73% /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN $ 35.74 -0.89% 2x 6.32% /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN $ 37.90 -1.46% 2x -- /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN $ 41.85 -1.88% 2x -- /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN $ 26.01 -2.14% 2x 60.96% /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN $ 35.63 -0.53% 2x 4.48% /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN $ 39.96 -0.62% 2x 4.87% /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN $ 24.28 -0.74% 2x -- Please select 10 per page 20 per page 50 per page 100 per page 1 * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Evolving mortagage finance marked

Evolving mortagage finance marked opporthinity for higher income

Capture the benefits of the times

Inturoducing,.. ETRACS Monthly Pay 2x Leveraged RETS ETN: MORL

Inturoducing,.. ETRACS Monthly Pay 2x Leveraged RETS ETN: MORL

2x income potentioal

2x leveraged exposure to a select mortagage REIT Index

Inturoducing,.. ETRACS Monthly Pay 2x Leveraged RETS ETN: MORL Learn more

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca AMU All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:18 pm USD 29.18 Last close USD 29.61 5/23/2013 Overview Distributions Performance Index Components Key Considerations Profile CUSIP 90267B682 Primary Exchange NYSE Arca Initial Trade Date 7/18/2012 Maturity Date 7/18/2042 Annual Tracking Rate 0.80% accrued on a daily basis Underlying Index Alerian MLP Index See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Alerian MLP Index ETN (NYSE: AMU) (“AMU” or the “ETN”) is an exchange-traded note linked to the performance of the Alerian MLP Index. The ETN pays a variable quarterly coupon linked to the cash distributions, if any, on the Master Limited Partnerships (“MLPs”) in the Alerian MLP Index, less investor fees. Key Features Quarterly income potential Tax administration benefit Convenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca AMU All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:18 pm USD 29.18 Last close USD 29.61 5/23/2013 Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.46% ETRACS Alerian MLP Index ETN SepNov2013MarMay23.0023.5024.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.00SepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1362960000 3/11/2013 $ 0.3251 4.46% 2/27/2013 3/01/2013 Current accrued dividend paid 2013: $ 0.3251 1354838400 12/07/2012 $ 0.3265 4.48% 11/27/2012 11/29/2012 1346889600 9/06/2012 $ 0.3535 4.85% 8/24/2012 8/28/2012 Total annual dividend paid 2012: $ 0.68 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca AMU All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:18 pm USD 29.18 Last close USD 29.61 5/23/2013 Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 30.02 52-Week Low $ 23.39 Volume 22,467 Shares Outstanding 1,850,000 Market Cap $ 53,983,000 Volume 25-Day Average 24,841 ETRACS Alerian MLP Index ETN SepNov2013MarMay23.0023.5024.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.00SepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Alerian MLP Index ETN Total Return 0.45% 8.16% 18.57% -- ETRACS Alerian MLP Index ETN Price Return 0.45% 6.96% 15.98% -- Alerian MLP Index -- -- -- -- Source: Bloomberg Returns shown for periods less than one year are total returns during that period and returns for periods greater than one year are annualized total returns. Historical information presented is as of October 31, 2012 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETN is subject to investor fees. As a result, the return on the ETN will always be lower than the total return of the Index or the total return on a direct investment in the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca AMU All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:18 pm USD 29.18 Last close USD 29.61 5/23/2013 Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Alerian MLP Index Ticker Symbol AMZ CUSIP -- About the Index The Alerian MLP Index (the “Index”) is a composite of the 50 publicly traded energy MLPs. The Index provides investors with a comprehensive benchmark for this emerging asset class. The Index is calculated using a float-adjusted, capitalization-weighted methodology and is disseminated in real-time on a price-return basis (NYSE: AMZ). The Index inception date was June 1, 2006. The Index has no performance history prior to that date. The Index constituents are selected by Alerian Capital Management, LLC (“Alerian”). Alerian is an independent registered investment advisor that provides MLP-market intelligence, benchmarks, data sets and analytics that are used extensively by a wide range of stakeholders. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Alerian MLP Index -- -- -- -- -- Alerian MLP Index Mar 08

295.000296.000297.000298.000299.000300.000301.000302.000303.000304.000305.0001996199820002002200420062008Fromto1D1W1M3M1YMaxSource: Bloomberg Returns shown for periods less than one year are total returns during that period and returns for periods greater than one year are annualized total returns. Historical information presented is as of October 31, 2012 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETN is subject to investor fees. As a result, the return on the ETN will always be lower than the total return of the Index or the total return on a direct investment in the Index constituents. Constituent Weightings Name Ticker Symbol % Weight Access Midstream Partners LP ACMP -- BreitBurn Energy Partners LP BBEP -- Natural Resource Partners LP NRP -- Alliance Resource Partners LP ARLP -- Calumet Specialty Products Partners LP CLMT -- Teekay Offshore Partners LP TOO -- Atlas Pipeline Partners LP APL -- AmeriGas Partners LP APU -- Vanguard Natural Resources LLC VNR -- Teekay LNG Partners LP TGP -- TC Pipelines LP TCP -- Legacy Reserves LP LGCY -- Spectra Energy Partners LP SEP -- Crestwood Midstream Partners LP CMLP -- Martin Midstream Partners LP MMLP -- PAA Natural Gas Storage LP PNG -- Holly Energy Partners LP HEP -- Tesoro Logistics LP TLLP -- Exterran Partners LP EXLP -- Navios Maritime Partners LP NMM -- NuStar GP Holdings LLC NSH -- Ferrellgas Partners LP FGP -- QR Energy LP QRE -- Crosstex Energy LP XTEX -- DCP Midstream Partners LP DPM -- Genesis Energy LP GEL -- ONEOK Partners LP OKS -- Kinder Morgan Management LLC KMR -- MarkWest Energy Partners LP MWE -- Enbridge Energy Partners LP EEP -- Williams Partners LP WPZ -- Linn Energy LLC LINE -- Energy Transfer Partners LP ETP -- Kinder Morgan Energy Partners LP KMP -- Plains All American Pipeline LP PAA -- Magellan Midstream Partners LP MMP -- Energy Transfer Equity LP ETE -- El Paso Pipeline Partners LP EPB -- Buckeye Partners LP BPL -- Suburban Propane Partners LP SPH -- Copano Energy LLC CPNO -- EV Energy Partners LP EVEP -- Penn Virginia Resource Partners LP PVR -- Boardwalk Pipeline Partners LP BWP -- Western Gas Partners LP WES -- Sunoco Logistics Partners LP SXL -- Regency Energy Partners LP RGP -- NuStar Energy LP NS -- Targa Resources Partners LP NGLS -- Enterprise Products Partners LP EPD -- Source: Alerian, as of March 15, 2013 Show all Show less Constituent Weightings 0% Access Midstream Partners LP0% BreitBurn Energy Partners LP0% Natural Resource Partners LP0% Alliance Resource Partners LP0% Calumet Specialty Products Partners LP0% Teekay Offshore Partners LP0% Atlas Pipeline Partners LP100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca AMU All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:18 pm USD 29.18 Last close USD 29.61 5/23/2013 Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of 50 energy MLPs through a single, exchange-traded security. Income potential in the form of a variable quarterly coupon linked to the cash distributions, if any, on the MLPs in the Index, less investor fees. If such MLPs do not make distributions, or those distributions do not overcome the investor fees, then investors will not receive any coupons. Straightforward tax administration, as the coupons associated with the ETN are reported as ordinary income on Form 1099, therefore eliminating the administrative burden associated with K-1 tax forms. Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your principal - The ETNs are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. Because the Accrued Tracking Fee reduces your final payment, the level of the Index, as measured by the Final VWAP Level, as compared to the Initial VWAP Level, will need to increase by an amount at least equal to the percentage of the Principal Amount represented by the Accrued Tracking Fee and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset the negative effect of the Accrued Tracking Fee and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the level of the Index, as measured by the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment at maturity or call, or upon early redemption. Market risk - The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally. Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Payment based on VWAP Level - The payment on the ETNs at maturity, call, or upon early redemption, will be based on the VWAP Level of the Index and not on the closing level of the Index, as specified in the ETRACS Prospectus. The VWAP Level of the Index will most likely differ from the closing level of the Index.

You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee (which is based on the Annual Tracking Fee). Similarly, you will not receive a coupon payment on a Redemption Date or the Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee (which is based on the Annual Tracking Fee), and in the case of a redemption, the Redemption Fee Amount. Potential over-concentration in a particular industry - There is only one industry - energy - related to the MLPs included in the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the energy industry. A trading market for the ETNs may not develop - Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETNs. We may suspend or cease sales of the ETNs at any time, at our discretion. Minimum redemption amount - You must elect to redeem at least 50,000 ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Measurement Date. Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. UBS´s call right - UBS may elect to redeem all outstanding ETNs at any time on or after July 22, 2013, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:26 pm USD 27.95 Last close USD 28.10 5/23/2013 Overview Distributions Performance Index Components Key Considerations Profile CUSIP 90267B765 Primary Exchange NYSE Arca Initial Trade Date 5/24/2011 Maturity Date 5/25/2041 Leverage 2x Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Wells Fargo Business Development Company Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index is designed to track a leveraged investment in the Wells Fargo Business Development Company Index (the “Index”), and pay a variable quarterly coupon linked to the leveraged cash distributions associated with the underlying Business Development Company (“BDC”) constituents, less financing costs and investor fees. Key Features Leveraged quarterly income potential Leveraged diversified exposure to BDCs through a single investment Convenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:26 pm USD 27.95 Last close USD 28.10 5/23/2013 Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 14.72% ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN JulSepNov2013MarMay18.00019.00020.00021.00022.00023.00024.00025.00026.00027.00028.00029.00030.00031.000JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 1.0293 14.72% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 0.9859 14.10% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 2.0152 1350864000 10/22/2012 $ 0.9169 13.12% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 0.8852 12.66% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 0.7378 10.55% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.8197 11.73% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 3.3596 1319155200 10/21/2011 $ 0.8265 11.82% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 0.7843 11.22% 7/12/2011 7/14/2011 Total annual dividend paid 2011: $ 1.6108 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:26 pm USD 27.95 Last close USD 28.10 5/23/2013 Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 30.30 52-Week Low $ 18.71 Volume 48,119 Shares Outstanding 3,275,000 Market Cap $ 91,632,863 Volume 25-Day Average 86,746 ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN JulSepNov2013MarMay18.00019.00020.00021.00022.00023.00024.00025.00026.00027.00028.00029.00030.00031.000JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN Total Return 2.01% 2.80% 22.52% 61.35% ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN Price Return 2.01% -0.84% 14.29% 41.98% Wells Fargo Business Development Company Index -- -- -- -- Source: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:26 pm USD 27.95 Last close USD 28.10 5/23/2013 Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Wells Fargo Business Development Company Index Ticker Symbol WFBDC CUSIP -- About the Index According to Wells Fargo Securities, LLC, the Index sponsor, the Wells Fargo Business Development Company Index is a float-adjusted, capitalization-weighted Index that is intended to measure the performance of all Business Development Companies (“BDC”) that are listed on the New York Stock Exchange (“NYSE AMEX”) or NASDAQ and satisfy specified market capitalization and other eligibility requirements.To qualify as a BDC, the company must be registered with the Securities and Exchange Commission (“SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (“1940 Act”). The Index was created in January 2011 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Wells Fargo Business Development Company Index -- -- -- -- -- Wells Fargo Business Development Company Index JulSepNov2013MarMay1,500.001,550.001,600.001,650.001,700.001,750.001,800.001,850.001,900.001,950.002,000.002,050.00

2,100.002006200820102012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight THL Credit Inc TCRD -- New Mountain Finance Corp NMFC -- MVC Capital Inc MVC -- Medley Capital Corp MCC -- TICC Capital Corp TICC -- Capital Southwest Corp CSWC -- Medallion Financial Corp TAXI -- Fidus Investment Corp FDUS -- Horizon Technology Finance Corp HRZN -- Harris & Harris Group Inc TINY -- Solar Senior Capital Ltd SUNS -- NGP Capital Resources Co NGPC -- KCAP Financial Inc KCAP -- Hercules Technology Growth Capital Inc HTGC -- BlackRock Kelso Capital Corp BKCC -- Apollo Investment Corp AINV -- American Capital Ltd ACAS -- Gladstone Capital Corp GLAD -- Gladstone Investment Corp GAIN -- Golub Capital BDC Inc GBDC -- Prospect Capital Corp PSEC -- Ares Capital Corp ARCC -- PennantPark Investment Corp PNNT -- Triangle Capital Corp TCAP -- Solar Capital Ltd SLRC -- Main Street Capital Corp MAIN -- Fifth Street Finance Corp FSC -- MCG Capital Corp MCGC -- Source: Wells Fargo, As of March 6, 2013 Show all Show less Constituent Weightings 0% THL Credit Inc0% New Mountain Finance Corp0% MVC Capital Inc0% Medley Capital Corp0% TICC Capital Corp0% Capital Southwest Corp0% Medallion Financial Corp100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:26 pm USD 27.95 Last close USD 28.10 5/23/2013 Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Leveraged exposure to a portfolio of Business Development Companies through a single investment. Leveraged income potential via variable quarterly coupons linked to the cash distributions, if any, paid on the BDCs in the Index, less investor fees. If the BDCs do not make distributions or those distributions do not overcome the investor fees, then investors will not receive any coupons. Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your investment - The ETNs are exposed to two times any monthly decline in the level of the Index. The compounded leveraged monthly return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee Amount, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, in order for you to receive an aggregate amount over the term of the ETN equal to your initial investment in the ETN. If the compounded leveraged monthly return of the Index is insufficient to offset such negative effect, or if the compounded leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption. In addition, Coupon Amounts, if any, will be reduced by the Accrued Fees. See “Risk Factors - You are not guaranteed any coupon payments.” Correlation and compounding risk - A number of factors may affect the ETNs’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee Amount, if any. In particular, significant adverse monthly performances of your ETNs may not be offset by subsequent beneficial monthly performances of equal magnitude. Leverage risk - The ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee Amount, if any. Market risk - The return on the ETNs, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally.

Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.1 A trading market for the ETNs may not develop - Although the ETNs have been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETNs shown on the cover of the ETRACS prospectus. We may suspend or cease sales of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited. Limited performance history - The return on the ETNs is linked to the performance of the Index, which was introduced on January 28, 2011. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETNs than if the Index had a longer performance history. No redemption prior to June 3, 2011 - You may elect to redeem your ETNs on or after June 3, 2011. Accordingly, your ability to liquidate the ETNs may be limited prior to that date. Minimum redemption amount - You must elect to redeem at least 50,000 ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date. Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any Index Business Day or the intraday index value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Measurement Period. You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Fees. In addition, any Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date. Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. UBS’s call right - UBS may elect to redeem all outstanding ETNs at any time on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) on or after May 29, 2012, as described in the ETRACS Prospectus under the heading “Specific Terms of the ETNs - UBS’s Call Right.” If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETNs. Alternatively, if the ETNs have increased in value, you may have to invest your proceeds in a lower-return investment. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Linked to the Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:31 pm USD 26.02 Last close USD 26.08 5/23/2013 Overview Distributions Performance Index Components Key Considerations Profile CUSIP 902641588 Primary Exchange NYSE Arca Initial Trade Date 4/27/2011 Maturity Date 4/26/2041 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Wells Fargo Business Development Company Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Linked to the Wells Fargo Business Development Company Index due April 26, 2041 is designed to track an investment in the Wells Fargo Business Development Company Index (“Index”), and may pay a variable quarterly coupon linked to the cash distributions associated with the underlying BDC constituents, less investor fees. Note that if the BDCs do not make distributions or those distributions do not overcome the investor fees, then investors will not receive any coupons. Key Features Quarterly income potential Diversified exposure to BDCs Convenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Linked to the Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:31 pm USD 26.02 Last close USD 26.08 5/23/2013 Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 7.12% ETRACS Linked to the Wells Fargo Business Development Company Index ETN JulSepNov2013MarMay21.00021.50022.00022.50023.00023.50024.00024.50025.00025.50026.00026.50027.00027.50028.000

Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 0.4633 7.12% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 0.4706 7.23% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 0.9339 1350864000 10/22/2012 $ 0.4429 6.81% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 0.4551 6.99% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 0.3894 5.99% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.4654 7.15% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 1.7528 1319155200 10/21/2011 $ 0.4236 6.51% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 0.3846 5.91% 7/12/2011 7/14/2011 Total annual dividend paid 2011: $ 0.8082 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Linked to the Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:31 pm USD 26.02 Last close USD 26.08 5/23/2013 Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 27.89 52-Week Low $ 21.29 Volume 5,475 Shares Outstanding 1,040,000 Market Cap $ 27,064,232 Volume 25-Day Average 42,552 ETRACS Linked to the Wells Fargo Business Development Company Index ETN JulSepNov2013MarMay21.00021.50022.00022.50023.00023.50024.00024.50025.00025.50026.00026.50027.00027.50028.000

Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Linked to the Wells Fargo Business Development Company Index ETN Total Return 1.02% 1.38% 10.95% 28.17% ETRACS Linked to the Wells Fargo Business Development Company Index ETN Price Return 1.02% -0.39% 7.10% 19.74% Wells Fargo Business Development Company Index -- -- -- -- Source: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Linked to the Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:31 pm USD 26.02 Last close USD 26.08 5/23/2013 Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Wells Fargo Business Development Company Index Ticker Symbol WFBDC CUSIP -- About the Index According to Wells Fargo Securities, LLC, the Index sponsor, the Wells Fargo Business Development Company Index is a float-adjusted, capitalization-weighted Index that is intended to measure the performance of all Business Development Companies (“BDC”) that are listed on the New York Stock Exchange (“NYSE AMEX”) or NASDAQ and satisfy specified market capitalization and other eligibility requirements. To qualify as a BDC, the company must be registered with the Securities and Exchange Commission (“SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (“1940 Act”). The Index was created in January 2011 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Wells Fargo Business Development Company Index -- -- -- -- -- Wells Fargo Business Development Company Index JulSepNov2013MarMay1,500.001,550.001,600.001,650.001,700.001,750.001,800.001,850.001,900.001,950.002,000.002,050.002,100.002006200820102012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight THL Credit Inc TCRD -- New Mountain Finance Corp NMFC -- MVC Capital Inc MVC -- Medley Capital Corp MCC -- TICC Capital Corp TICC -- Capital Southwest Corp CSWC -- Medallion Financial Corp TAXI -- Fidus Investment Corp FDUS -- Horizon Technology Finance Corp HRZN -- Harris & Harris Group Inc TINY -- Solar Senior Capital Ltd SUNS -- NGP Capital Resources Co NGPC -- KCAP Financial Inc KCAP -- Hercules Technology Growth Capital Inc HTGC -- BlackRock Kelso Capital Corp BKCC -- Apollo Investment Corp AINV -- American Capital Ltd ACAS -- Gladstone Capital Corp GLAD -- Gladstone Investment Corp GAIN -- Golub Capital BDC Inc GBDC -- Prospect Capital Corp PSEC -- Ares Capital Corp ARCC -- PennantPark Investment Corp PNNT -- Triangle Capital Corp TCAP -- Solar Capital Ltd SLRC -- Main Street Capital Corp MAIN -- Fifth Street Finance Corp FSC -- MCG Capital Corp MCGC -- Source: Wells Fargo, As of March 6, 2013 Show all Show less Constituent Weightings 0% THL Credit Inc0% New Mountain Finance Corp0% MVC Capital Inc0% Medley Capital Corp0% TICC Capital Corp0% Capital Southwest Corp0% Medallion Financial Corp100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BDCS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Linked to the Wells Fargo Business Development Company Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:31 pm USD 26.02 Last close USD 26.08 5/23/2013 Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of Business Development Companies through a single investment. Income potential via variable quarterly coupons linked to the cash distributions, if any, paid on the BDCs in the Index, less investor fees. If the BDCs do not make distributions or those distributions do not overcome the investor fees, then investors will not receive any coupons. Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your investment - The ETNs are fully exposed to any decline in the level of the Index. Because the Accrued Tracking Fee (which is based on the Annual Tracking Fee) reduces your final payment, the level of the Index, as compared to the Initial Index Level, will need to increase by an amount at least equal to the percentage of the Principal Amount represented by the Accrued Tracking Fee and Redemption Fee Amount, if applicable, less any coupons that are paid, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Principal Amount of your ETNs. If the increase in the level of the Index, as compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee and Redemption Fee Amount, if applicable, less coupons that are paid, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity or call, or upon early redemption. In addition, note that the Accrued Tracking Fee reduces the cash distributions made by the Index constituents (if any) and therefore reduces the amount of coupons paid (if any) under the ETNs - see “You are not guaranteed a coupon payment” below. If you purchase your ETNs at any time prior to the end of the Initial Measurement Period (the ten Index Business Days from and including the Initial Trade Date, subject to adjustments as described in the ETRACS Prospectus), you will not know the Initial Index Level until after the end of the Initial Measurement Period. Market risk - The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally. Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Limited performance history - The return on the ETNs is linked to the performance of the Index, which was introduced on January 28, 2011. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETNs than if the Index had a longer performance history. A trading market for the ETNs may not develop - Although we intend to list the ETNs on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETNs shown on the cover of the ETRACS Prospectus. We may suspend or cease sales of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited. No Redemption Prior to May 6, 2011 - You may elect to redeem your ETNs on or after May 6, 2011 until April 18, 2041. Accordingly, your ability to liquidate the ETNs may be limited prior to that date. Minimum redemption amount - You must elect to redeem at least 50,000 ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited. You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee. Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee and, as applicable, the Redemption Fee Amount. Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. UBS’s Call Right - UBS may elect to redeem all outstanding ETNs at any time on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) on or after April 30, 2012, as described in the ETRACS Prospectus under the heading “Specific Terms of the ETNs - UBS’s Call Right”. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETNs. Alternatively, if the ETNs have increased in value, you may have to invest your proceeds in a lower-return investment. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BLND All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:48 pmUSD 23.52 Last close USD 23.55 5/23/2013Overview Performance Index Components Key Considerations Profile CUSIP 90267L201 Primary Exchange NYSE Arca Initial Trade Date 4/25/2012 Maturity Date 4/30/2042 Annual Tracking Rate 0.70% accrued on a daily basis Underlying Index Dow Jones UBS Commodity Index 2-4-6 Forward Blend Total Return As of 4/25/2012. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The DJ-UBS Commodity Index 2-4-6 Blended Futures ETN (the “ETN”) is designed to give exposure to the Index, which provides diversified exposure across multiple commodity futures maturities. The Index seeks to limit concentration at any one point on the commodity futures price curves. Historically, including exposure to longer dated maturities has helped to mitigate the costs associated with holding and rolling shorter dated commodity futures positions. The Index was created on December 15, 2011 and has no performance history prior to that date.Key Features Exposure to the same commodities as the Dow Jones UBS Commodity IndexDiversification of exposure across multiple commodity futures maturitiesPotentially reduced roll risk in the component futures contracts by investing further out on the futures curveConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Don’t just buy commodities

Don’t just buy commodities. Blend them

ETRACS DJ-UBS Commodity Index 2-4-6 Blended them Futures ETN (Ticker:BLND)

A blend of commodities and a blend of maturities for better diversification.

ETRCSA- (Ticker:BLND) Learn more

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BLND All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:48 pmUSD 23.52 Last close USD 23.55 5/23/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 29.99 52-Week Low $ 23.10 Volume 130 Shares Outstanding 400,000 Market Cap $ 9,404,000 Volume 25-Day Average 4,590 ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN JulSepNov2013MarMay22.0022.5023.0023.5024.0024.5025.0025.5026.0026.5027.00MayJulSepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN Price Return 0.34% -3.88% -8.49% -1.05% Dow Jones UBS Commodity Index 2-4-6 Forward Blend Total Return -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BLND All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:48 pmUSD 23.52 Last close USD 23.55 5/23/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index Dow Jones UBS Commodity Index 2-4-6 Forward Blend Total Return Ticker Symbol DJUF246T CUSIP -- About the Index The Index is an equally-weighted basket of the Dow Jones-UBS Commodity Index 2 Month ForwardSM (the “2-Month Sub-Index”), the Dow Jones-UBS Commodity Index 4 Month ForwardSM (the “4-Month Sub-Index”) and the Dow Jones-UBS Commodity Index 6 Month ForwardSM (the “6-Month Sub-Index” and, together with the 2-Month Sub-Index and the 4-Month Sub-Index, the “Sub-Indices” and each a “Sub-Index”). The three Sub-Indices are calculated in the same manner as the Dow Jones-UBS Commodity IndexSM (the “DJ-UBS Commodity Index”), except that, instead of calculations based on the front-month futures contracts, the Sub-Indices are calculated based on the futures contracts expirations that are included in the DJ-UBS Commodity Index in two months’, four months’ and six months’ time, respectively, from the date of calculation. It is important to note that the 6-Month Sub-Indices for live cattle, lean hogs and unleaded gasoline measure the exposure of futures contracts in 5 months’ time. The Index is a “total return” index. The overall return on the Index is generated by two components: (i) unleveraged returns on the three Sub-Indices and (ii) the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills.

The DJ-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM is composed of the prices of 20 exchange-traded futures contracts on physical commodities. For 2012, the commodities included in the DJ-UBS Commodity Index are as follows: aluminum, Brent crude, coffee, copper, corn, cotton, WTI Crude Oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gas (RBOB), wheat and zinc.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Dow Jones UBS Commodity Index 2-4-6 Forward Blend Total Return -- -- -- -- -- Dow Jones UBS Commodity Index 2-4-6 Forward Blend Total Return JulSepNov2013MarMay305.000310.000315.000320.000325.000330.000335.000340.000345.000350.000355.000360.000365.000

200220042006200820102012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca BLND All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:48 pmUSD 23.52 Last close USD 23.55 5/23/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Exposure to the same commodities as the Dow Jones-UBS Commodity Index.Diversification of exposure across multiple commodity futures maturities to limit futures contract concentration at any one point on the futures curve.Potentially reduced roll risk in the component futures contracts by investing further out on the futures curve.Convenience of an exchange-traded security.Selected risk considerations: An investment in the ETRACS ETN involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETNs are fully exposed to any decline in the level of the Index. Because the cumulative negative effect of the Fee Amount and any Redemption Fee reduces your final payment, the change in the Index Closing Level over the term of the ETNs will need to be sufficient to offset the cumulative negative effect of the Fee Amount and any Redemption Fee in order for you to receive a payment at maturity equal to your initial investment in the ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Closing Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETNs.The Index may not perform as designed - Although the Index seeks to limit concentration at any one point on the commodity futures price curve by diversifying exposure across multiple commodity futures maturities, and thus helping to mitigate the costs associated with holding and rolling shorter dated commodity futures positions, there is no assurance that this strategy will be successful and that any reduction in costs will be achieved.Market risk - The return on the ETNs, which may be positive or negative, is directly linked to the performance of the Index as measured by the Daily Index Factor, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of UBS - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated ETNs investment in a limited number of industries or sectors.A trading market for the ETNs may not develop - Although the ETNs have been approved for listing on the NYSE Arca, subject to official notice of issuance, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on the NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETNs. We may suspend or cease sales of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.No interest payments on the ETNs - You will not receive any interest payments on the ETNs.No direct exposure to fluctuations in foreign exchange rates - The value of your ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and any other currencies in which any futures contacts comprising the Index may be quoted. Therefore, if any applicable non-U.S. dollar currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETNs, you will not receive any additional payment at maturity or call, upon acceleration or upon early redemption, nor incur any reduction in such potential payment.The ETNs may not provide a hedge against commodity price and/or value decreases - The ETNs may not provide a hedge against a decrease in the price and/or value of the commodities included in the Index.Limited performance history - The return on the ETNs is linked to the performance of the Index, as measured by the Daily Index Factor. The Index was created on December 15, 2011. As a result, the Index has a limited performance history and it is uncertain how the Index will perform in the future.No redemption prior to May 7, 2012 - You may elect to have your ETNs redeemed on or after May 7, 2012. Accordingly, your ability to liquidate the ETNs may be limited prior to that date.Minimum redemption amount - You must elect to redeem at least 50,000 ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.Potential automatic acceleration - In the event the indicative value of the ETNs on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day, all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Cash Settlement Amount even if the indicative value subsequently increases on that day.Owning the ETNs is not the same as owning any of the futures contracts included in the Sub-Indices - The return on your ETNs may not reflect the return you would realize if you actually owned any of the exchange-traded futures contracts included in the Sub-Indices.Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may redeem all outstanding ETNs at any time after April 30, 2013 as described in the ETRACS Prospectus. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DJCI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:58 pmUSD 24.65 Last close USD 24.76 5/23/2013Overview Performance Index Components Key Considerations Profile CUSIP 902641679 Primary Exchange NYSE Arca Initial Trade Date 10/28/2009 Maturity Date 10/31/2039 Annual Tracking Rate 0.50% accrued on a daily basis Underlying Index DJ-UBS Commodity Index Total Return As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN ETRACS are innovative investment products offering easy access to markets and strategies that may not be readily available in the existing marketplace. The ETRACS DJ-UBS Commodity Index Total Return exchange-traded note is designed to track the performance of the DJ-UBS Commodity Index Total ReturnSM (the “Index”), less investor fees.Key Features Exposure to a portfolio of commodity futures through a single investmentConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DJCI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:58 pmUSD 24.65 Last close USD 24.76 5/23/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 28.61 52-Week Low $ 23.62 Volume 362 Shares Outstanding 2,698,680 Market Cap $ 66,506,540 Volume 25-Day Average 4,136 ETRACS DJ-UBS Commodity Index Total Return ETN JulSepNov2013MarMay23.0023.5024.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.002010Jul2011Jul2012Jul2013

Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS DJ-UBS Commodity Index Total Return ETN Price Return 1.01% -3.63% -8.75% -0.78% DJ-UBS Commodity Index Total Return -- -- -- -- Source: UBS Investment Bank, publicly available data.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DJCI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:58 pmUSD 24.65 Last close USD 24.76 5/23/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index DJ-UBS Commodity Index Total Return Ticker Symbol UBSCITR CUSIP -- About the Index The Index is designed to provide diversified commodity exposure with weightings based on each underlying commodity’s liquidity and economic significance. The Index measures the collateralized returns from a basket of 19 commodity futures contracts representing the energy, precious metals, industrial metals, grains, softs and livestock sectors. In addition, the Index is rebalanced once a year to ensure that no commodity sector may constitute more than 33% of the Index as of the date of such rebalancing. The Index was created in July 1998 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years DJ-UBS Commodity Index Total Return -- -- -- -- -- DJ-UBS Commodity Index Total Return JulSepNov2013MarMay275.000280.000285.000290.000295.000300.000305.000310.000315.000320.000325.000330.000335.00020052006200720082009201020112012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Target WeightsNAME % WEIGHT Natural Gas 10.77 WTI Crude Oil 9.69 Brent Crude Oil 5.31 Unleaded Gasoline 3.41 Heating Oil 3.46 Live Cattle 3.63 Lean Hogs 2.11 Wheat 4.96 Corn 6.67 Soybeans 7.08 Soybean Oil 3.37 Sugar 3.76 Cotton 2.00 Coffee 2.57 Cocoa 0.00 Aluminum 5.88 Copper 7.06 Zinc 3.12 Nickel 2.58 Lead 0.00 Tin 0.00 Gold 9.79 Silver 2.77 Platinum 0.00 Source: Dow Jones, as of December 31, 2011.

Target Weights Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DJCI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS DJ-UBS Commodity Index Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:58 pmUSD 24.65 Last close USD 24.76 5/23/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of commodity futures through a single investment.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.Minimum redemption amount -You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.Uncertain tax treatment -Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s contingent call right - BS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DVYL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:13 amUSD 35.81 Last close USD 36.06 5/24/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 90268G607 Primary Exchange NYSE Arca Initial Trade Date 5/22/2012 Maturity Date 5/22/2042 Leverage 2x Annual Tracking Rate 0.35% accrued on a daily basis Underlying Index Dow Jones U.S. Select Dividend Index See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend ETN (Ticker: DVYL) (“DVYL” or the “ETN”) is an exchange-traded note linked to the monthly compounded 2x leveraged performance of the Dow Jones U.S. Select Dividend IndexSM (the “Index”) reduced by the accrued fees.Exchange-traded notes are senior, unsecured, unsubordinated debt securities that provide investors with exposure to the total returns of various market indices, including those linked to stocks, bonds, commodities and/or currencies, less investor fees. ETRACS are innovative investment products offering easy access to markets and strategies that may not be readily available in the existing marketplace.Key Features Monthly compounded 2x leveraged exposure to the Dow Jones U.S. Select Dividend IndexSM, less fees, making it the only exchange-traded product with leveraged exposure to this indexMonthly leveraged resetting, which provides an innovative alternative to daily leverage resetting typically used in other leveraged productsSignificant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituentsConvenience of a single, exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Pricing Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DVYL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:13 amUSD 35.81 Last close USD 36.06 5/24/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 6.31% ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN JulSepNov2013MarMay24.0025.0026.0027.0028.0029.0030.0031.0032.0033.0034.0035.0036.0037.0038.00JulSepNov2013Mar

MayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 0.1882 6.31% 4/10/2013 4/12/2013 1363824000 3/21/2013 $ 0.313 10.49% 3/11/2013 3/13/2013 1361404800 2/21/2013 $ 0.0857 2.87% 2/08/2013 2/12/2013 1358899200 1/23/2013 $ 0.1867 6.26% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 0.7736 1356048000 12/21/2012 $ 0.2769 9.28% 12/11/2012 12/13/2012 1353456000 11/21/2012 $ 0.093 3.12% 11/08/2012 11/13/2012 1350864000 10/22/2012 $ 0.19 6.37% 10/10/2012 10/12/2012 1348185600 9/21/2012 $ 0.2706 9.07% 9/11/2012 9/13/2012 1345420800 8/20/2012 $ 0.0861 2.89% 8/08/2012 8/10/2012 1343001600 7/23/2012 $ 0.2831 9.49% 7/11/2012 7/13/2012 Total annual dividend paid 2012: $ 1.1997 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DVYL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:13 amUSD 35.81 Last close USD 36.06 5/24/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 37.66 52-Week Low $ 23.88 Volume 6,411 Shares Outstanding 400,000 Market Cap $ 14,328,000 Volume 25-Day Average 3,411 ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN JulSepNov2013MarMay24.0025.0026.0027.0028.0029.0030.0031.0032.0033.0034.0035.0036.0037.0038.00JulSepNov2013Mar

MayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN Total Return 3.41% 17.51% 36.61% 49.03% ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN Price Return 3.41% 15.88% 32.72% 41.25% Dow Jones U.S. Select Dividend Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DVYL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:13 amUSD 35.81 Last close USD 36.06 5/24/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Dow Jones U.S. Select Dividend Index Ticker Symbol DJDVP CUSIP -- About the Index The Dow Jones U.S. Select Dividend IndexSM represents the top U.S stocks as measured by dividend yield, selected annually and subject to screening and buffering criteria.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Dow Jones U.S. Select Dividend Index -- -- -- -- -- Dow Jones U.S. Select Dividend Index JulSepNov2013MarMay380.00390.00400.00410.00420.00430.00440.00450.00460.00470.00480.002006200720082009201020112012

Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Integrys Energy Group Inc. TEG -- PPG Industries Inc. PPG -- McDonalds Corp MCD -- Clorox Co. CLX -- Entergy Corp. ETR -- CenturyLink Inc. CTL -- Lockheed Martin Corp. LMT -- Chevron Corp. CVX -- Kimberly-Clark Corp. KMB -- Lorillard Inc. LO -- Source: “Dow Jones U.S. Select Dividend IndexSM Fact sheet.” © CME Group Index Services LLC 2012, as of April 30, 2012. Constituent Weightings 0% Integrys Energy Group Inc.0% PPG Industries Inc.0% McDonalds Corp0% Clorox Co.0% Entergy Corp.0% CenturyLink Inc.0% Lockheed Martin Corp.100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca DVYL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:13 amUSD 35.81 Last close USD 36.06 5/24/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Monthly compounded 2x leveraged exposure to the Dow Jones U.S. Select Dividend IndexSM, less fees, making it the only exchange-traded product with leveraged exposure to this index.Monthly leveraged resetting, which provides an innovative alternative to daily leverage resetting typically used in other leveraged products.Significant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents.Convenience of a single, exchange-traded securitySelected risk considerations: An investment in the ETRACS ETN involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “risk factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETNs are fully exposed to any decline in the level of the Index. The monthly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly compounded leveraged return of the Index is insufficient to offset such negative effect, or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity or call, or upon early redemption or acceleration.Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the current principal amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant negative monthly performances of your ETNs may not be offset by subsequent positive monthly performances of equal magnitude.

Leverage risk - The ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index factor, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituent securities or the markets generally.Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value, if any, of the ETNs prior to maturity or call, or upon acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.You are not guaranteed a coupon payment - You will not receive a coupon payment on a coupon payment date if the reference distribution amount for your ETNs is zero.The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the coupon amount.A trading market for the ETRACS ETNs may not develop - Although we intend to list the ETNs on on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.Minimum redemption amount - You must elect to redeem at least 50,000 of the ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the redemption amount is determined on the redemption valuation date.Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any trading day or decreases 60% in value from the closing indicative value of the ETNs on the previous monthly valuation date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the acceleration amount as determined during the applicable measurement period. The acceleration amount you receive on the acceleration settlement date may be significantly less than $5.00 per ETN and may be zero if the price of the ETNs continues to decrease during trading on one or more trading days during such measurement period.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may redeem all outstanding ETNs at any time on or after the date specified in the pricing supplement, as described in the ETRACS Prospectus.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:43 amUSD 37.91 Last close USD 38.46 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 90268A659 Primary Exchange NYSE Arca Initial Trade Date 7/20/2011 Maturity Date 7/19/2041 Leverage 2x Annual Tracking Rate 0.65% accrued on a daily basis Underlying Index UBS Next Generation Internet Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Monthly 2xLeveraged Next Generation Internet ETN provides monthly compounded two times leveraged exposure to the performance of the UBS Next Generation Internet Index (the “Index”), reduced by an accrued tracking fee and accrued financing charges.Key Features Leveraged or unleveraged exposure to 23 social networking, internet software and internet services stocksAn innovative monthly index rebalancing feature ensuring index constituents remain up-to-dateConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:43 amUSD 37.91 Last close USD 38.46 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 40.57 52-Week Low $ 18.44 Volume 100 Shares Outstanding 100,000 Market Cap $ 3,793,000 Volume 25-Day Average 215 ETRACS Monthly 2xLeveraged Next Generation Internet ETN JulSepNov2013MarMay18.0020.0022.0024.0026.0028.0030.0032.0034.0036.0038.0040.0042.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Monthly 2xLeveraged Next Generation Internet ETN Price Return 16.71% 22.79% 77.99% 23.15% UBS Next Generation Internet Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:43 amUSD 37.91 Last close USD 38.46 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index UBS Next Generation Internet Index Ticker Symbol NETIPO CUSIP -- About the Index The Index is intended to measure, on a total-return basis, the performance of a subset of internet-related companies listed on the New York Stock Exchange or The Nasdaq Stock Market, Inc. that satisfy specified market capitalization and other eligibility requirements (the “Index Constituents”). The Index provides exposure specifically to those internet-related companies that have been publicly traded for less than three years. Standard & Poor’s Financial Services LLC serves as the calculation agent for the Index. The Index was created on July 7, 2011 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years UBS Next Generation Internet Index -- -- -- -- -- UBS Next Generation Internet Index JulSepNov2013MarMay46.0048.0050.0052.0054.0056.0058.0060.0062.0064.0066.0068.0070.0072.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Constituent Weightings Name Ticker Symbol % Weight Bazaarvoice Inc. BV -- SPS Commerce Inc. SPSC -- Demand Media Inc. DMD -- Qihoo 360 Technology Co. Ltd.-ADR QIHU -- Demandware Inc. DWRE -- Renren Inc..-ADR RENN -- Envestnet Inc. ENV -- The Active Network Inc. ACTV -- QuinStreet Inc. QNST -- Alerian Natural Gas MLP Index ANGIX -- Responsys Inc. MKTG -- IntraLinks Holdings Inc. IL -- Brightcove Inc. BCOV -- SouFun Holdings Ltd. SFUN -- Bankrate Inc. RATE -- Manchester United Plc. MANU -- HomeAway Inc. AWAY -- Groupon Inc. GRPN -- Yandex NV YNDX -- Facebook Inc. FB -- Youku Inc. YOKU -- Cornerstone OnDemand Inc. CSOD -- Millennial Media Inc. MM -- Yelp Inc. YELP -- Kayak Software Corporation KYAK -- Pandora Media Inc. P -- ExactTarget Inc. ET -- LinkedIn Corporation LNKD -- Source: Standard & Poor’s, as of March 6, 2013.Show all Show less Constituent Weightings 0% Bazaarvoice Inc.0% SPS Commerce Inc.0% Demand Media Inc.0% Qihoo 360 Technology Co. Ltd.-ADR0% Demandware Inc.0% Renren Inc..-ADR0% Envestnet Inc.100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:43 amUSD 37.91 Last close USD 38.46 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Gain leveraged exposure to a portfolio of recently listed internet-related companies by way of a single, convenient exchange-traded security (EIPL).23 social networking, internet software and internet services stocks initially comprise the Index, representing the latest generation of internet-related stocks.Innovative Index construction allows for the addition of new Index Constituents within weeks after their IPOs.A monthly index rebalancing feature and a 3-year age limit ensure that Index Constituents remain up-to-date and relevant.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETRACS Monthly 2xLeveraged Next Generation Internet ETN (the “Leveraged ETN”) is exposed to two times any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduce your final payment, the leveraged monthly return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or the leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Leveraged ETN for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your ETNs may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.

Leverage risk of the Leveraged ETN - The Leveraged ETN is two times leveraged with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the negative effect of the Accrued Fees and any Redemption Fee.Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.Potential over-concentration in a particular market segment - There is only one market segment - Internet technology - related to the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.A trading market for the ETNs may not develop - Although each series of ETNs is listed on NYSE Arca, a trading market for any series of the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in any series of the ETNs, although they are not required to and may stop at any time. We are not required to maintain the listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 of ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.Potential automatic acceleration - In the event the indicative value of any series of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.No interest payments from the ETNs - You will not receive any interest payments or other distributions on the ETNs.Owning the ETNs is not the same as owning the Index constituent stocks - The return on your ETNs may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index constituent stocks over the term of your ETNs (however, because the ETNs are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETNs of any series at any time on or after July 23, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPO All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:50 amUSD 17.52 Last close USD 17.67 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 90268A774 Primary Exchange NYSE Arca Initial Trade Date 5/20/2011 Maturity Date 7/19/2041 Annual Tracking Rate 0.65% accrued on a daily basis Underlying Index UBS Next Generation Internet Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Next Generation Internet ETN provides exposure to the performance of the UBS Next Generation Internet Index (the “Index”), reduced by an accrued tracking fee.Key Features Leveraged or unleveraged exposure to twenty-three social networking, Internet software and Internet services stocksAn innovative monthly index rebalancing feature ensuring index constituents remain upto-dateConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPO All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:50 amUSD 17.52 Last close USD 17.67 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 18.50 52-Week Low $ 12.20 Volume 1,017 Shares Outstanding 400,000 Market Cap $ 7,008,000 Volume 25-Day Average 565 ETRACS Next Generation Internet ETN JulSepNov2013MarMay12.0012.5013.0013.5014.0014.5015.0015.5016.0016.5017.0017.5018.0018.5019.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Next Generation Internet ETN Price Return 8.08% 10.96% 34.15% 13.99% UBS Next Generation Internet Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPO All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:50 amUSD 17.52 Last close USD 17.67 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index UBS Next Generation Internet Index Ticker Symbol NETIPO CUSIP -- About the Index The Index is intended to measure, on a total-return basis, the performance of a subset of internet-related companies listed on the New York Stock Exchange or The Nasdaq Stock Market, Inc. that satisfy specified market capitalization and other eligibility requirements (the “Index Constituents”). The Index provides exposure specifically to those internet-related companies that have been publicly traded for less than three years. Standard & Poor’s Financial Services LLC serves as the calculation agent for the Index. The Index was created on July 7, 2011 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years UBS Next Generation Internet Index -- -- -- -- -- UBS Next Generation Internet Index JulSepNov2013MarMay46.0048.0050.0052.0054.0056.0058.0060.0062.0064.0066.0068.0070.0072.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data

.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Constituent Weightings Name Ticker Symbol % Weight Bazaarvoice Inc. BV -- SPS Commerce Inc. SPSC -- Demand Media Inc. DMD -- Qihoo 360 Technology Co. Ltd.-ADR QIHU -- Demandware Inc. DWRE -- Renren Inc..-ADR RENN -- Envestnet Inc. ENV -- The Active Network Inc. ACTV -- QuinStreet Inc. QNST -- Alerian Natural Gas MLP Index ANGIX -- Responsys Inc. MKTG -- IntraLinks Holdings Inc. IL -- Brightcove Inc. BCOV -- SouFun Holdings Ltd. SFUN -- Bankrate Inc. RATE -- Manchester United Plc. MANU -- HomeAway Inc. AWAY -- Groupon Inc. GRPN -- Yandex NV YNDX -- Facebook Inc. FB -- Youku Inc. YOKU -- Cornerstone OnDemand Inc. CSOD -- Millennial Media Inc. MM -- Yelp Inc. YELP -- Kayak Software Corporation KYAK -- Pandora Media Inc. P -- ExactTarget Inc. ET -- LinkedIn Corporation LNKD -- Source: Standard & Poor’s, as of March 6, 2013.Show all Show less Constituent Weightings 0% Bazaarvoice Inc.0% SPS Commerce Inc.0% Demand Media Inc.0% Qihoo 360 Technology Co. Ltd.-ADR0% Demandware Inc.0% Renren Inc..-ADR0% Envestnet Inc.100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca EIPO All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Next Generation Internet ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:50 amUSD 17.52 Last close USD 17.67 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Gain unleveraged exposure to a portfolio of recently listed Internet-related companies by way of a single, convenient exchange-traded security (EIPO).23 social networking, Internet software and Internet services stocks initially comprise the Index, representing the latest generation of Internet-related stocks.Innovative Index construction allows for the addition of new Index Constituents within weeks after their IPOs.A monthly index rebalancing feature and a three-year age limit ensure that Index Constituents remain up-to-date and relevant.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETRACS Next Generation Internet ETN (the “Unleveraged ETN”) is exposed to any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduces your final payment, the monthly return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or if the monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Leveraged ETN for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your ETNs may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.Potential over-concentration in a particular market segment - There is only one market segment - internet technology - related to the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.A trading market for the ETNs may not develop - Although each series of ETNs is listed on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in any series of the ETNs, although they are not required to and may stop at any time. We are not required to maintain the listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 of ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.Potential automatic acceleration - In the event the indicative value of any series of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.No interest payments from the ETNs - You will not receive any interest payments or other distributions on the ETNs.Owning the ETNs is not the same as owning the Index constituent stocks - The return on your ETNs may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index constituent stocks over the term of your ETNs (however, because the ETNs are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETNs of any series at any time on or after July 23, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca FUD All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Food Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:52 amUSD 25.86 Last close USD 25.89 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 902641737 Primary Exchange NYSE Arca Initial Trade Date 4/01/2008 Maturity Date 4/05/2038 Annual Tracking Rate 0.65% accrued on a daily basis Underlying Index UBS Bloomberg CMCI Food TR Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN ETRACS CMCI Food Total Return is designed to track the performance of the UBS Bloomberg CMCI Food Index Total Return (the “Index”), less investor fees. 200920102011201216.0018.0020.0022.0024.0026.0028.0030.0032.00Key Features Exposure to a portfolio of commodity futures through a single investmentConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca FUD All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Food Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:52 amUSD 25.86 Last close USD 25.89 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 31.63 52-Week Low $ 23.25 Volume 23,500 Shares Outstanding 950,000 Market Cap $ 24,567,000 Volume 25-Day Average 12,240 ETRACS CMCI Food Total Return ETN JulSepNov2013MarMay24.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.0030.5031.0031.5032.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS CMCI Food Total Return ETN Price Return 0.94% -3.72% -9.39% 1.53% UBS Bloomberg CMCI Food TR Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca FUD All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Food Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:52 amUSD 25.86 Last close USD 25.89 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index UBS Bloomberg CMCI Food TR Index Ticker Symbol XMFETR CUSIP -- About the Index The Index measures the collateralized returns from a basket of 11 futures contracts from the agricultural and livestock sectors. The commodity futures contracts are diversified across three constant maturities from three months up to one year. The Index was created in January 2007 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years UBS Bloomberg CMCI Food TR Index -- -- -- -- -- Source: UBS Investment Bank, publicly available data.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Target Weights Name % Weight SRW Wheat 11.78 Corn 16.68 Soybeans 17.82 Soybean Meal 4.88 Soybean Oil 5.07 Sugar #11 16.92 Sugar #5 7.15 Cocoa 2.71 Coffee Arabica 4.23 Live Cattle 7.45 Lean Hogs 5.32 Source: UBS AG; Target Weights H2 2012 Target WeightsPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca FUD All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Food Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:52 amUSD 25.86 Last close USD 25.89 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of agricultural and livestock commodity futures through a single investment.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal — The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.Limited performance history — The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in the agriculture and livestock sectors, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in the agriculture and livestock sectors.Market risk — The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of UBS — The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors — The commodities underlying the futures contracts included in the Index are concentrated in two sectors, agriculture and livestock. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the agriculture and livestock commodity sectors.A trading market for the ETRACS ETNs may not develop — Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.No interest payments from the ETRACS ETNs — You will not receive any interest payments on the ETRACS ETNs.No direct exposure to fluctuations in foreign exchange rates — The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.Minimum Redemption Amount — You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.Uncertain tax treatment — Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Contingent Call Right — UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities — UBS’s Contingent Call Right’’ in the ETRACS Prospectus. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca GASZ All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Natural Gas Futures Contango ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:55 amUSD 27.03 Last close USD 27.01 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 90267B799 Primary Exchange NYSE Arca Initial Trade Date 6/15/2011 Maturity Date 6/14/2041 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index ISE Natural Gas Futures Spread Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Natural Gas Futures Contango ETN is designed to capitalize on natural gas markets in a state of contango, as evidenced by an upward sloping futures curve, while minimizing the exposure to absolute changes in futures prices. The ETRACS Natural Gas Futures Contango ETN is linked to the performance of the ISE Natural Gas Futures Spread™ Index (the “Index”) which through a series of investments in natural gas sub-indices, effectively provides short exposure in front month natural gas futures contracts and long exposure in mid-term natural gas futures contracts.Key Features Capitalize on the steepness of the short end of the natural gas futures curveHistorically uncorrelated to commodity market returnsConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca GASZ All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Natural Gas Futures Contango ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:55 amUSD 27.03 Last close USD 27.01 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 31.48 52-Week Low $ 26.15 Volume 0 Shares Outstanding 400,000 Market Cap $ 10,812,000 Volume 25-Day Average 17,002 ETRACS Natural Gas Futures Contango ETN JulSepNov2013MarMay26.0026.5027.0027.5028.0028.5029.0029.5030.0030.5031.0031.5032.00JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Natural Gas Futures Contango ETN Price Return 0.52% -6.76% -2.42% -6.66% ISE Natural Gas Futures Spread Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca GASZ All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Natural Gas Futures Contango ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:55 amUSD 27.03 Last close USD 27.01 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index ISE Natural Gas Futures Spread Index Ticker Symbol GYY CUSIP -- About the Index The ISE Natural Gas Futures Spread™ Index, through a series ofinvestments in natural gas sub-indices, effectively provides short exposure in front month natural gas futures contracts and long exposure in midterm natural gas futures contracts. This is achieved by taking a 100% long position in the components of the ISE Short Front Month Natural Gas Futures™ Index, which provides short (or inverse) exposure to the ISE Long Front Month Natural Gas Futures™ Index and an aggregate 100% long position in the components of the ISE Twelfth Month Natural Gas Futures™ Index, ISE Thirteenth Month Natural Gas Futures™ Index and ISE Fourteenth Natural Gas Futures™ Index (33.33% per index), which provides long exposure to the mid-term Henry Hub Natural Gas Futures (NG) futures contracts. The index is rebalanced monthly before the SubIndices’ roll process to maintain the 1:1 ratio. The performance of the Index is reduced by the Fee Amount of 0.85% per annum, and increased by the Financing Payment. The Index was created in June 2011 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years ISE Natural Gas Futures Spread Index -- -- -- -- -- ISE Natural Gas Futures Spread Index JulSepNov2013MarMay255.00260.00265.00270.00275.00280.00285.00290.00295.00300.00305.00310.00JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca GASZ All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Natural Gas Futures Contango ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:55 amUSD 27.03 Last close USD 27.01 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Access to an innovative long-short strategy designed to capitalize on a potential contango market environment without necessarily taking a directional view on natural gas prices.Capture the negative roll associated with the steepness in the short end of the natural gas futures curve.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your investment — The ETNs are exposed to any compounded daily decline in the Index Closing Level over the term of the ETNs, as measured on the applicable Valuation Date or the Final Valuation Date, in each case caused by any daily decrease in the level of the Medium-Term Sub-Indices and daily increase in the level of the Short-Term Sub-Indices. Because the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, reduces your final payment, the combination of the long position in the Natural Gas Medium-Term Sub-Indices and a short position in the Natural Gas Short-Term Sub-Index (a long to short ratio of 1:1), as reflected in the Index Closing Level over the term of the ETNs, will need to be sufficient, together with the Financing Payment, to offset the negative effect of the Fee Amount, and any Redemption Fee Amount, in order for you to receive a payment at maturity equal to your initial investment in the ETNs. If the level of the Index is not sufficient to offset the negative effect of the Fee Amount, and any Redemption Fee Amount, over the relevant period, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.The Sub-Indices may not always correlate in a manner that will result in an increase in the level of the relevant Index — The ETNs are linked to the level of the Index, which, in turn, measures the return from taking a long position in aggregate of the Natural Gas Medium-Term Sub-Indices and taking, through a long position in the ISE Short Front Month Natural Gas Futures™ Index, a short, or inverse, position in the Natural Gas Short-Term Sub-Index (a long to short ratio of 1:1), rebalanced monthly before the Sub-Indices’ roll process to maintain the 1:1 ratio. We expect the value of the ETNs to increase as the level of the Index increases, which will be, generally, in any one of the following three situations: (i) the levels of the Medium-Term Sub-Indices increase while the levels of the Short-Term Sub-Indices decrease; (ii) both the levels of the Medium-Term Sub-Indices and the levels of the Short-Term Sub-Indices increase, and the increase of the Medium-Term Sub-Indices is more than that of the Short-Term Sub-Indices; or (iii) both the levels of the Medium-Term Sub-Indices and the levels of the Short-Term Sub-Indices decrease, and the decrease in the Short-Term Sub-Indices is more than that of the Medium-Term Sub-Indices. There can be no assurance, however, that the Sub-Indices will always correlate in a manner that results in an increase in the level of the Index, causing an increase in the value of the ETNs; the Sub-Indices may correlate in a manner that results in a decrease in the level of the relevant Index, causing a decrease in the value of the ETNs. See “The level of the relevant Index, and therefore the value of the ETNs, may not increase when the levels of the relevant Medium-Term Sub-Indices increase or the levels of the relevant Short-Term Sub-Indices decrease” in the ETRACS Prospectus.

Market risk — The return on the ETNs, which may be positive or negative, is directly linked to the level of the Index, which, in turn, measures the return from taking an equal (1:1 long to short) position in the relevant Sub-Indices. The performance of each of the Medium-Term Sub-Indices and Short-Term Sub-Indices is based on the price of one or more Henry Hub Natural Gas Futures (NG) futures contracts. The price of Henry Hub Natural Gas (NG) is affected by a variety of factors and may change unpredictably, affecting the value of Henry Hub Natural Gas futures contracts, and consequently, the levels of each of the Medium-Term Sub-Indices and Short-Term Sub-Indices, the Index and the value of your ETNs in unforeseeable ways.Credit of UBS — The ETNs are senior unsecured debt securities of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.Potential over-concentration in a particular commodity — There is only one commodity — Henry Hub Natural Gas — underlying the futures contracts included in the Index. Trading in Henry Hub Natural Gas futures contracts is speculative and can be extremely volatile. The market price of Henry Hub Natural Gas may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the oil or natural gas markets, as applicable.A trading market for the ETNs may not develop — Although each series of the ETNs has been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs shown on the cover of the prospectus supplement. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of any series of the ETNs may be limited.Limited performance history — The return on the ETNs is linked to the performance of the Index, which was launched on June 14, 2011. As a result, each Index has a limited performance history, and it is uncertain how the Index will perform in the future.No interest payments from the ETNs — You will not receive any interest payments on the ETNs.No redemption prior to June 27, 2011 — You may elect to redeem your ETNs on or after June 27, 2011. Accordingly, your ability to liquidate the ETNs may be limited prior to that date.Minimum redemption amount — You must elect to redeem at least 50,000 ETNs of the same series for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable — You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.Potential automatic acceleration — In the event the indicative value of the ETNs (i) equals $5.00 or less on any Index Business Day or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Index Business Day, the ETNs of that series will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.Uncertain tax treatment — Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right — UBS may elect to redeem all outstanding ETNs on any Trading Day on or after June 18, 2012 as described under “Specific Terms of the Securities — UBS’s Call Right” in the ETRACS prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca LSKY All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:57 amUSD 41.97 Last close USD 42.65 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 90267E330 Primary Exchange NYSE Arca Initial Trade Date 10/04/2011 Maturity Date 10/04/2041 Leverage 2x Annual Tracking Rate 0.60% accrued on a daily basis Underlying Index ISE Cloud ComputingTM Total Return Index See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN (the “ETN”) provides exposure to the monthly compounded two times leveraged performance of the ISE Cloud Computing™ Total Return Index (the “Index”), reduced by accrued tracking fees and accrued financing charges (collectively the “Accrued Fees”).2012Jul201325.0030.0035.0040.0045.00Key Features Two times leveraged exposure to the performance of companies actively involved in the cloud computing industryConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact usp

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca LSKY All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:57 amUSD 41.97 Last close USD 42.65 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 44.49 52-Week Low $ 26.47 Volume 2,300 Shares Outstanding 400,000 Market Cap $ 16,788,000 Volume 25-Day Average 444 ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN JulSepNov2013MarMay26.0028.0030.0032.0034.0036.0038.0040.0042.0044.0046.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN Price Return 11.15% 4.22% 29.30% 34.35% ISE Cloud ComputingTM Total Return Index -- -- -- -- Source: UBS Investment Bank, publicly available data.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca LSKY All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:57 amUSD 41.97 Last close USD 42.65 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index ISE Cloud ComputingTM Total Return Index Ticker Symbol CPJ CUSIP -- About the Index The ISE Cloud Computing™ Total Return Index (the “Index”) was created as a performance benchmark for companies in the cloud computing technology market. The Index is a total return index that uses a market capitalization-weighted allocation across the pure play, non-pure play and technology conglomerate categorizations as well as an equal weighted allocation methodology for all components within each sector allocation. Index components are reviewed semi-annually for eligibility, and the weights are reset according to that distribution. The Index was created on June 6, 2011 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years ISE Cloud ComputingTM Total Return Index -- -- -- -- -- ISE Cloud ComputingTM Total Return Index JulSepNov2013MarMay190.00195.00200.00205.00210.00215.00220.00225.00230.00235.00240.00245.00250.00MarMayJulSepNov2013MarMayFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Constituent Weightings Name Ticker Symbol % Weight Equinix Inc EQIX -- Cisco Systems Inc CSCO -- NetApp Inc NTAP -- Open Text Corp OTEX -- Rackspace Hosting Inc RAX -- NetFlix Inc NFLX -- Google Inc GOOG -- Juniper Networks Inc JNPR -- RightNow Technologies Inc RNOW -- Akamai Technologies Inc AKAM -- Source: ISE, as of December 31, 2011Constituent Weightings 0% Equinix Inc0% Cisco Systems Inc0% NetApp Inc0% Open Text Corp0% Rackspace Hosting Inc0% NetFlix Inc0% Google Inc100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca LSKY All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:57 amUSD 41.97 Last close USD 42.65 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Gain 2x leveraged exposure to a portfolio of companies actively involved in the cloud computing segment of the information technology industry.Convenient access to 40 cloud computing stocks spanning the pure play, non-pure play and technology conglomerate categories.Index construction allows for the addition of new Index constituents as they become public and meet the Index criteria.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your principal - The ETNs are exposed to two times any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduce your final payment, the leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or if the leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your ETNs may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.Leverage risk of the ETNs - The ETNs are two times leveraged with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the negative effect of the Accrued Fees and any Redemption Fee.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the leveraged monthly return of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Credit of issuer - The ETNs are senior unsecured debt obligation of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.Potential over-concentration in a particular market segment - There is only one market segment - companies actively involved in the cloud computing industry - represented in the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.A trading market for the ETNs may not develop - Although the ETNs have been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain the listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETNs. We may suspend or cease sales of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 of your ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.Limited performance history - The return on the ETNs is linked to the performance of the Index. The Index was launched on June 6, 2011. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future. Because the Index has no history prior to June 6, 2011, little or no historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the ETNs.No interest payments from the ETNs - You will not receive any interest payments or other distributions on the ETNs.Owning the ETNs is not the same as owning the Index Constituent stocks - The return on your series of ETNs may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index constituent stocks over the term of your ETNs (however, because the ETNs are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETNs of any series at any time on or after October 8, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian Natural Gas MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 1:06 amUSD 35.15 Last close USD 35.34 5/24/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 902641620 Primary Exchange NYSE Arca Initial Trade Date 7/13/2010 Maturity Date 7/09/2040 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Alerian Natural Gas MLP Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Alerian Natural Gas MLP Index is designed to track an investment in the Alerian Natural Gas MLP Index (the “Index”), and pay a variable quarterly coupon linked to the cash distributions associated with the underlying MLP constituents, less investor fees. Key Features Quarterly income potentialTax administration benefitConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian Natural Gas MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 1:06 amUSD 35.15 Last close USD 35.34 5/24/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.97% ETRACS Alerian Natural Gas MLP Index ETN JulSepNov2013MarMay27.00028.00029.00030.00031.00032.00033.00034.00035.00036.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 0.4368 4.97% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 0.4433 5.04% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 0.8801 1350864000 10/22/2012 $ 0.4287 4.88% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 0.4487 5.11% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 0.4366 4.97% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.4202 4.78% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 1.7342 1319155200 10/21/2011 $ 0.3961 4.51% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 0.3741 4.26% 7/12/2011 7/14/2011 1303257600 4/20/2011 $ 0.3672 4.18% 4/08/2011 4/12/2011 1295568000 1/21/2011 $ 0.3648 4.15% 1/10/2011 1/12/2011 Total annual dividend paid 2011: $ 1.5022 1287619200 10/21/2010 $ 0.3568 4.06% 10/08/2010 10/13/2010 Total annual dividend paid 2010: $ 0.3568 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian Natural Gas MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 1:09 amUSD 35.14 Last close USD 35.34 5/24/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 35.72 52-Week Low $ 27.06 Volume 2,766 Shares Outstanding 900,000 Market Cap $ 31,621,500 Volume 25-Day Average 3,467 ETRACS Alerian Natural Gas MLP Index ETN JulSepNov2013MarMay27.00028.00029.00030.00031.00032.00033.00034.00035.00036.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Alerian Natural Gas MLP Index ETN Total Return 3.49% 12.50% 22.89% 26.89% ETRACS Alerian Natural Gas MLP Index ETN Price Return 3.49% 11.12% 19.89% 20.84% Alerian Natural Gas MLP Index -- -- -- -- Source: Alerian, Standard & Poor’s and Dow Jones.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian Natural Gas MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 1:09 amUSD 35.14 Last close USD 35.34 5/24/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Alerian Natural Gas MLP Index Ticker Symbol ANGIX CUSIP -- About the Index The Index is an equal-weighted composite of the 20 largest natural gas infrastructure MLPs by market capitalization. The Index, whose constituents earn the majority of their cash flow from the transportation, storage and processing of natural gas and natural gas liquids, provides investors with a benchmark for the infrastructure component of the natural gas industry. The Index was created in January 2010 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Alerian Natural Gas MLP Index -- -- -- -- -- Alerian Natural Gas MLP Index JulSepNov2013MarMay1,4501,5001,5501,6001,6501,7001,7501,8001,8501,9001,9502,0002,0502,1002011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: Alerian, Standard & Poor’s and Dow Jones.Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings NAME TICKER SYMBOL % WEIGHT Access Midstream Partners LP ACMP 5.00 Atlas Pipeline Partners LP APL 5.00 Boardwalk Pipeline Partners LP BWP 5.00 Copano Energy LLC CPNO 5.00 Crosstex Energy LP XTEX 5.00 DCP Midstream Partners LP DPM 5.00 El Paso Pipeline Partners LP EPB 5.00 Energy Transfer Partners LP ETP 5.00 Enterprise Products Partners LP EPD 5.00 Exterran Partners LP EXLP 5.00 MarkWest Energy Partners LP MWE 5.00 ONEOK Partners LP OKS 5.00 PAA Natural Gas Storage LP PNG 5.00 PVR Partners LP PVR 5.00 Regency Energy Partners LP RGP 5.00 Spectra Energy Partners LP SEP 5.00 Targa Resources Partners LP NGLS 5.00 TC Pipelines LP TCP 5.00 Western Gas Partners LP WES 5.00 Williams Partners LP WPZ 5.00 Source: Alerian, As of March 15, 2013

Constituent WeightingsPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian Natural Gas MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 1:09 amUSD 35.14 Last close USD 35.34 5/24/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of natural gas MLPs through a single investment.Income via variable quarterly coupons linked to the cash distributions, if any, paid on the MLPs in the Index, less fees. If the MLPs do not make distributions or those distributions do not overcome the investor fees, then investors will not receive any coupons.Tax administration: the coupons associated with the ETN are reported as ordinary income on Form 1099, and therefore the administrative burden associated with K-1 forms is eliminated.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. If the increase in the level of the Index, as measured by the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset the negative effect of the Annual Tracking Fee and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the level of the Index, as measured by the Final VWAP Level, is less than the Initial VWAP Level, you will lose some or all of your investment at maturity or call, or upon early redemption.The payment on the ETRACS ETNs is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the ETRACS ETNs - Your payment at maturity or call, or upon early redemption, is linked to the performance of the VWAP Level, as compared to the Initial VWAP Level. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early redemption of your ETRACS ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. In addition, the intraday indicative value of the ETRACS ETNs calculated and published by the NYSE will be based on the intraday indicative values of the Index instead of the VWAP Levels of the Index.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Limited performance history – The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2010. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Potential over-concentration in a particular industry - There is only one industry - natural gas - related to the MLPs included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the natural gas industry.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETRACS ETNs may be limited.You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee (which is based on the Annual Tracking Fee). Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee (which is based on the Annual Tracking Fee), and in the case of a redemption, the Redemption Fee Amount.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs at any time on any Business Day on or after July 18, 2011, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETRACS ETNs.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:54 pmUSD 39.48 Last close USD 39.56 5/23/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 902641646 Primary Exchange NYSE Arca Initial Trade Date 3/31/2010 Maturity Date 4/02/2040 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Alerian MLP Infrastructure TR Index As of 9/28/2012. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Alerian MLP Infrastructure Index is designed to track the performance of the Alerian MLP Infrastructure Index (the “Index”) and pay a variable quarterly coupon linked to the cash distributions paid on the Master Limited Partnerships in the index, less investor fees.Key Features Quarterly income potentialTax administration benefitConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:54 pmUSD 39.48 Last close USD 39.56 5/23/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.49% ETRACS Alerian MLP Infrastructure Index ETN JulSepNov2013MarMay29.00030.00031.00032.00033.00034.00035.00036.00037.00038.00039.00040.000Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 0.4426 4.49% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 0.434 4.40% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 0.8766 1350864000 10/22/2012 $ 0.4279 4.34% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 0.4182 4.24% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 0.4084 4.14% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.406 4.11% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 1.6605 1319155200 10/21/2011 $ 0.4023 4.08% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 0.3902 3.95% 7/12/2011 7/14/2011 1303257600 4/20/2011 $ 0.3887 3.94% 4/08/2011 4/12/2011 1295568000 1/21/2011 $ 0.3853 3.90% 1/10/2011 1/12/2011 Total annual dividend paid 2011: $ 1.5665 1287619200 10/21/2010 $ 0.3845 3.90% 10/08/2010 10/13/2010 1279756800 7/22/2010 $ 0.3866 3.92% 7/12/2010 7/14/2010 Total annual dividend paid 2010: $ 0.7711 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:54 pmUSD 39.48 Last close USD 39.56 5/23/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 40.14 52-Week Low $ 29.17 Volume 215,598 Shares Outstanding 19,186,460 Market Cap $ 756,976,837 Volume 25-Day Average 300,294 ETRACS Alerian MLP Infrastructure Index ETN JulSepNov2013MarMay29.00030.00031.00032.00033.00034.00035.00036.00037.00038.00039.00040.000Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Alerian MLP Infrastructure Index ETN Total Return 2.70% 10.24% 21.10% 30.21% ETRACS Alerian MLP Infrastructure Index ETN Price Return 2.70% 9.02% 18.47% 24.77% Alerian MLP Infrastructure TR Index -- -- -- -- Source: BloombergHistorical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:54 pmUSD 39.48 Last close USD 39.56 5/23/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Alerian MLP Infrastructure TR Index Ticker Symbol AMZI CUSIP -- About the Index The Index, comprised of 25 energy infrastructure MLPs is a liquid, midstream-focused subset of the Alerian MLP Index (NYSE: AMZ). The Index, whose constituents generally earn the majority of their cash flow from the transportation and storage of energy commodities, provides investors with a benchmark for the infrastructure component of this emerging asset class. The Index is calculated using a capped, float-adjusted, capitalization-weighted methodology that results in greater diversification versus a pure market capitalization-weighted index.The Index was created in March 2008 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Alerian MLP Infrastructure TR Index -- -- -- -- -- Alerian MLP Infrastructure TR Index JulSepNov2013MarMay560.00580.00600.00620.00640.00660.00680.00700.00720.00740.00760.00780.00Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: BloombergHistorical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Copano Energy LLC CPNO -- Penn Virginia Resource Partners LP PVR -- Boardwalk Pipeline Partners LP BWP -- Western Gas Partners LP WES -- NuStar Energy LP NS -- Genesis Energy LP GEL -- DCP Midstream Partners LP DPM -- Spectra Energy Partners LP SEP -- Access Midstream Partners LP ACMP -- Atlas Pipeline Partners LP APL -- TC Pipelines LP TCP -- Regency Energy Partners LP RGP -- Sunoco Logistics Partners LP SXL -- Energy Transfer Partners LP ETP -- Magellan Midstream Partners LP MMP -- Plains All American Pipeline LP PAA -- Kinder Morgan Energy Partners LP KMP -- ONEOK Partners LP OKS -- MarkWest Energy Partners LP MWE -- Buckeye Partners LP BPL -- El Paso Pipeline Partners LP EPB -- Williams Partners LP WPZ -- Enbridge Energy Partners LP EEP -- Enterprise Products Partners LP EPD -- Source: Alerian, as of March 15, 2013.Show all Show less Constituent Weightings 0% Copano Energy LLC0% Penn Virginia Resource Partners LP0% Boardwalk Pipeline Partners LP0% Western Gas Partners LP0% NuStar Energy LP0% Genesis Energy LP0% DCP Midstream Partners LP100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPI All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 11:54 pmUSD 39.48 Last close USD 39.56 5/23/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of energy infrastructure MLPs through a single investment.Income via variable quarterly coupons linked to the cash distributions, if any, paid on the MLPs in the Index, less fees. If the MLPs do not make distributions, or those distributions do not overcome the investor fees, then investors will not receive any coupons.Tax administration: The coupons associated with the ETN are reported as ordinary income on Form 1099, and therefore the administrative burden associated with K-1 forms is eliminated.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. If the increase in the level of the Index, as measured by the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset the negative effect of the Annual Tracking Fee and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the level of the Index, as measured by the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment at maturity or call, or upon early redemption.Payment based on VWAP Level - The payment on the ETRACS ETNs at maturity, call or upon early redemption, will be based on the VWAP Level of the Index and not on the closing level of the Index, as specified in the ETRACS Prospectus. The VWAP Level of the Index will most likely differ from the closing level of the Index.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Potential over-concentration in a particular industry - There is only one industry - energy - related to the MLPs included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the energy industry.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETRACS ETNs may be limited.You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee (which is based on the Annual Tracking Fee). Similarly, you will not receive a coupon payment on a Redemption Date, the Call Settlement Date or the Acceleration Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee (which is based on the Annual Tracking Fee), and in the case of a redemption, the Redemption Fee Amount.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs at any time as described under ‘‘Specific Terms of the Securities - UBS’s Call Right’’ in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETRACS ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:02 amUSD 55.70 Last close USD 55.99 5/24/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 902664200 Primary Exchange NYSE Arca Initial Trade Date 7/06/2010 Maturity Date 7/09/2040 Leverage 2x Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Alerian MLP Infrastructure TR Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index is designed to track a leveraged investment in the Alerian MLP Infrastructure Index (the “Index”), and pay a variable quarterly coupon linked to the leveraged cash distributions associated with the underlying MLP constituents, less financing costs and investor fees. Key Features Quarterly income potentialTax administration benefitConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:02 amUSD 55.70 Last close USD 55.99 5/24/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 8.49% ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN JulSepNov2013MarMay32.00034.00036.00038.00040.00042.00044.00046.00048.00050.00052.00054.00056.00058.000Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 1.1822 8.49% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 1.1436 8.21% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 2.3258 1350864000 10/22/2012 $ 1.0822 7.77% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 1.1102 7.97% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 1.0671 7.66% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.9593 6.89% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 4.2188 1319155200 10/21/2011 $ 0.9808 7.04% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 1.0043 7.21% 7/12/2011 7/14/2011 1303257600 4/20/2011 $ 0.9592 6.89% 4/08/2011 4/12/2011 1295568000 1/21/2011 $ 0.8869 6.37% 1/10/2011 1/12/2011 Total annual dividend paid 2011: $ 3.8312 1287619200 10/21/2010 $ 0.8365 6.01% 10/08/2010 10/13/2010 Total annual dividend paid 2010: $ 0.8365 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:02 amUSD 55.70 Last close USD 55.99 5/24/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 57.38 52-Week Low $ 32.54 Volume 23,570 Shares Outstanding 3,408,000 Market Cap $ 189,692,688 Volume 25-Day Average 46,647 ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN JulSepNov2013MarMay32.00034.00036.00038.00040.00042.00044.00046.00048.00050.00052.00054.00056.00058.000Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN Total Return 5.29% 20.82% 43.33% 63.34% ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN Price Return 5.29% 18.31% 37.58% 51.07% Alerian MLP Infrastructure TR Index -- -- -- -- Source: Alerian, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical info presented as of December 31, 2011 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:02 amUSD 55.70 Last close USD 55.99 5/24/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Alerian MLP Infrastructure TR Index Ticker Symbol AMZI CUSIP -- About the Index The Index, comprised of 25 energy infrastructure MLPs, is a liquid, midstream-focused subset of the Alerian MLP Index (NYSE: AMZ). The Index, whose constituents generally earn the majority of their cash flow from the transportation and storage of energy commodities, provides investors with a benchmark for the infrastructure component of this emerging asset class. The Index is calculated using a capped, float-adjusted, capitalization-weighted methodology that results in greater diversification versus a pure market capitalization-weighted index. The Index was created in March 2008 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Alerian MLP Infrastructure TR Index -- -- -- -- -- Alerian MLP Infrastructure TR Index JulSepNov2013MarMay560.00580.00600.00620.00640.00660.00680.00700.00720.00740.00760.00780.00Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: Alerian, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical info presented as of December 31, 2011 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Copano Energy LLC CPNO -- Penn Virginia Resource Partners LP PVR -- Boardwalk Pipeline Partners LP BWP -- Western Gas Partners LP WES -- NuStar Energy LP NS -- Genesis Energy LP GEL -- DCP Midstream Partners LP DPM -- Spectra Energy Partners LP SEP -- Access Midstream Partners LP ACMP -- Atlas Pipeline Partners LP APL -- TC Pipelines LP TCP -- Regency Energy Partners LP RGP -- Sunoco Logistics Partners LP SXL -- Energy Transfer Partners LP ETP -- Magellan Midstream Partners LP MMP -- Plains All American Pipeline LP PAA -- Kinder Morgan Energy Partners LP KMP -- ONEOK Partners LP OKS -- MarkWest Energy Partners LP MWE -- Buckeye Partners LP BPL -- El Paso Pipeline Partners LP EPB -- Williams Partners LP WPZ -- Enbridge Energy Partners LP EEP -- Enterprise Products Partners LP EPD -- Source: Alerian, as of March 15, 2013.Show all Show less Constituent Weightings 0% Copano Energy LLC0% Penn Virginia Resource Partners LP0% Boardwalk Pipeline Partners LP0% Western Gas Partners LP0% NuStar Energy LP0% Genesis Energy LP0% DCP Midstream Partners LP100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:02 amUSD 55.70 Last close USD 55.99 5/24/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Leveraged exposure to a portfolio of energy infrastructure MLPs through a single investment.Leveraged income via variable quarterly coupons linked to the cash distributions, if any, paid on the MLPs in the Index, less fees. If the MLPs do not make distributions or those distributions do not overcome the investor fees, then investors will not receive any coupons.Tax administration: The coupons associated with the ETN are reported as ordinary income on Form 1099, and therefore the administrative burden associated with K-1 forms is eliminated.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your principal - The ETRACS ETNs are exposed to two times any monthly decline in the level of the Index. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Annual Tracking Fee and the Accrued Financing Charges over the relevant period, and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the compounded leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.Payment based on VWAP Level - The payment on the ETRACS ETNs at maturity, call, acceleration or upon early redemption, will be based on the VWAP Level of the Index and not on the closing level of the Index, as specified in the ETRACS Prospectus. The VWAP Level of the Index will most likely differ from the closing level of the Index.Correlation and compounding risk - There can be no guarantee that the ETRACS ETNs will achieve a high degree of correlation with the performance of the Index. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETRACS ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Annual Tracking Fee and Accrued Financial Charges, and the Redemption Fee Amount, if any. In particular, significant adverse monthly performances of your ETRACS ETNs may not be offset by subsequent beneficial monthly performances of equal magnitude.

Leverage risk - The ETRACS ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the combined negative effect of the Annual Tracking Fee, the Accrued Financing Charges and Redemption Fee Amount, if any.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index. The monthly return on the Index is measured by the Monthly Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity, upon early redemption, call or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Potential over-concentration in a particular industry - There is only one industry – energy – related to the MLPs included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the energy industry.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETRACS ETNs may be limited.Potential automatic acceleration - In the event the indicative value of the ETRACS ETNs is equal to $5.00 or less on any Index Business Day or the intraday index value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the ETRACS ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Valuation Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETRACS ETN and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Valuation Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Valuation Period.You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee (which is based on the Annual Tracking Fee). Similarly, you will not receive a coupon payment on a Redemption Date, the Call Settlement Date or the Acceleration Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee (which is based on the Annual Tracking Fee), and in the case of a redemption, the Redemption Fee Amount.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs at any time on or after July 11, 2011, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETRACS ETNs.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:07 amUSD 13.04 Last close USD 12.99 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 902641612 Primary Exchange NYSE Arca Initial Trade Date 9/28/2010 Maturity Date 10/01/2040 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Alerian MLP Infrastructure TR Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index is designed to provide a short exposure to the MLP Infrastructure market by tracking the inverse performance of the Alerian MLP Infrastructure Total Return Index (the “Index”), plus a fixed income return based on a hypothetical 91-day Treasury Bill portfolio, less investor fees.Key Features Tax administration benefitConvenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:07 amUSD 13.04 Last close USD 12.99 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 19.01 52-Week Low $ 12.80 Volume 0 Shares Outstanding 400,000 Market Cap $ 5,215,160 Volume 25-Day Average 4,239 ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN JulSepNov2013MarMay12.00012.50013.00013.50014.00014.50015.00015.50016.00016.50017.00017.50018.00018.50019.00019.50020.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN Price Return -3.00% -10.63% -20.97% -28.64% Alerian MLP Infrastructure TR Index -- -- -- -- Source: Alerian, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from and historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.”Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:07 amUSD 13.04 Last close USD 12.99 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index Alerian MLP Infrastructure TR Index Ticker Symbol AMZI CUSIP -- About the Index The Alerian MLP Infrastructure Total Return Index, comprised of 25 energy infrastructure MLPs, is a liquid, midstream-focused subset of the Alerian MLP Index (NYSE: AMZ). The Index, whose constituents generally earn the majority of their cash flow from the transportation and storage of energy commodities, provides investors with a benchmark for the infrastructure component of this emerging asset class. The Index is calculated using a capped, float-adjusted, capitalization-weighted methodology that results in greater diversification versus a pure market capitalization-weighted index. The Index was created in March 2008 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Alerian MLP Infrastructure TR Index -- -- -- -- -- Alerian MLP Infrastructure TR Index JulSepNov2013MarMay560.00580.00600.00620.00640.00660.00680.00700.00720.00740.00760.00780.00Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: Alerian, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from and historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.”

Constituent Weightings Name Ticker Symbol % Weight Copano Energy LLC CPNO -- Penn Virginia Resource Partners LP PVR -- Boardwalk Pipeline Partners LP BWP -- Western Gas Partners LP WES -- NuStar Energy LP NS -- Genesis Energy LP GEL -- DCP Midstream Partners LP DPM -- Spectra Energy Partners LP SEP -- Access Midstream Partners LP ACMP -- Atlas Pipeline Partners LP APL -- TC Pipelines LP TCP -- Regency Energy Partners LP RGP -- Sunoco Logistics Partners LP SXL -- Energy Transfer Partners LP ETP -- Magellan Midstream Partners LP MMP -- Plains All American Pipeline LP PAA -- Kinder Morgan Energy Partners LP KMP -- ONEOK Partners LP OKS -- MarkWest Energy Partners LP MWE -- Buckeye Partners LP BPL -- El Paso Pipeline Partners LP EPB -- Williams Partners LP WPZ -- Enbridge Energy Partners LP EEP -- Enterprise Products Partners LP EPD -- Source: Alerian, as of December 16, 2011.Show all Show less Constituent Weightings 0% Copano Energy LLC0% Penn Virginia Resource Partners LP0% Boardwalk Pipeline Partners LP0% Western Gas Partners LP0% NuStar Energy LP0% Genesis Energy LP0% DCP Midstream Partners LP100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPS All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:07 amUSD 13.04 Last close USD 12.99 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Short exposure to a portfolio of energy infrastructure MLPs through a single investment.Tax administration – gain or loss on the ETN is reported on Form 1099, and therefore the administrative burden associated with K-1 forms is eliminated.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.Inverse exposure to the Index - Because your investment in the ETRACS ETNs is linked to the monthly inverse performance of the Index, any increase in the level of the Index would result in a decrease in the amount you will be paid at maturity, call, acceleration or upon early redemption.Payment based on VWAP Level - The payment on the ETRACS ETNs at maturity, call, acceleration or upon early redemption, will be based on the VWAP Level of the Index and not on the closing level of the Index, as specified in the ETRACS Prospectus. The VWAP Level of the Index will most likely differ from the closing level of the Index.You may lose some or all of your principal - The ETRACS ETNs are exposed to any monthly increase in the level of the Index. If the compounded monthly inverse return of the Index is insufficient to offset the combined negative effect of the Accrued Stock Borrow Fees and the Fee Amount, and the Redemption Fee Amount, if applicable, over the relevant period, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.Correlation and compounding risk - There can be no guarantee that the ETRACS ETNs will achieve a high degree of correlation with the performance of the Index. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETRACS ETNs for periods greater than one month is likely to be either greater than or less than the Index performance, before accounting for the Accrued Stock Borrow Fees, the Fee Amount and the Accrued Financing Payment, and the Redemption Fee Amount, if applicable. In particular, significant negative monthly performances of your ETRACS ETNs may not be offset by subsequent positive monthly performances of equal magnitude.Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the inverse performance of the Index, which is based on the return on the Index, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally. In addition, because the Index is a total return index, distributions by the Index constituents will cause the level of the Index to increase, which will have a negative effect on the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Potential over-concentration in a particular industry - There is only one industry - energy - relating to the MLP’s included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the energy industry.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs. The ETRACS ETNs are designed as a trading product and should not be used as a buy and hold investment. Minimum Redemption Amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETRACS ETNs may be limited.Potential automatic acceleration - In the event the indicative value of the ETRACS ETNs is equal to $5.00 or less on any Index Business Day or the intraday index value on any Index Business Day increases 60% from the most recent Monthly Initial Closing Level, the ETRACS ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Closing Indicative Security Value, as determined on the last Index Business Day in the Acceleration Measurement Period.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs at any time after October 3, 2011 as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Closing Indicative Security Value may be less than the principal amount of your ETRACS ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPW All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Wells Fargo MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:12 amUSD 33.40 Last close USD 33.52 5/24/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 902664408 Primary Exchange NYSE Arca Initial Trade Date 10/29/2010 Maturity Date 10/29/2040 Annual Tracking Rate 0.85% accrued on a daily basis Underlying Index Wells Fargo Master Limited Partnership Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Wells Fargo MLP Index due October 29, 2040 is designed to track an investment in the Wells Fargo® Master Limited Partnership Index (the “Index”), and pays a variable quarterly coupon linked to the cash distributions associated with the underlying MLP constituents, less investor fees. Key Features Quarterly income potentialTax administration benefitConvenience of an exchange-traded securityRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPW All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Wells Fargo MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:12 amUSD 33.40 Last close USD 33.52 5/24/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.45% ETRACS Wells Fargo MLP Index ETN JulSepNov2013MarMay25.00026.00027.00028.00029.00030.00031.00032.00033.00034.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 0.3713 4.45% 4/10/2013 4/12/2013 1358899200 1/23/2013 $ 0.3732 4.47% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 0.7445 1350864000 10/22/2012 $ 0.3635 4.35% 10/10/2012 10/12/2012 1343088000 7/24/2012 $ 0.3535 4.23% 7/12/2012 7/16/2012 1335139200 4/23/2012 $ 0.3516 4.21% 4/11/2012 4/13/2012 1327363200 1/24/2012 $ 0.3457 4.14% 1/11/2012 1/13/2012 Total annual dividend paid 2012: $ 1.4143 1319155200 10/21/2011 $ 0.3425 4.10% 10/11/2011 10/13/2011 1311292800 7/22/2011 $ 0.3278 3.93% 7/12/2011 7/14/2011 1303257600 4/20/2011 $ 0.3222 3.86% 4/08/2011 4/12/2011 1295568000 1/21/2011 $ 0.129 1.55% 1/10/2011 1/12/2011 Total annual dividend paid 2011: $ 1.1215 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPW All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Wells Fargo MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:12 amUSD 33.40 Last close USD 33.52 5/24/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 34.04 52-Week Low $ 25.07 Volume 200 Shares Outstanding 400,000 Market Cap $ 13,360,040 Volume 25-Day Average 2,339 ETRACS Wells Fargo MLP Index ETN JulSepNov2013MarMay25.00026.00027.00028.00029.00030.00031.00032.00033.00034.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Wells Fargo MLP Index ETN Total Return 1.87% 9.43% 20.52% 30.80% ETRACS Wells Fargo MLP Index ETN Price Return 1.87% 8.23% 17.89% 25.32% Wells Fargo Master Limited Partnership Index -- -- -- -- Source: Bloomberg, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Underlying Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPW All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Wells Fargo MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:12 amUSD 33.40 Last close USD 33.52 5/24/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Wells Fargo Master Limited Partnership Index Ticker Symbol WML CUSIP -- About the Index The Index is a float-adjusted, capitalization-weighted Index that seeks to measure the performance of all energy master limited partnerships (“MLP”) listed on the New York Stock Exchange (“NYSE”) or NASDAQ that satisfy market capitalization (at least $200 million at the time of inclusion) and other eligibility requirements. The Index was created in December 2006 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Wells Fargo Master Limited Partnership Index -- -- -- -- -- Wells Fargo Master Limited Partnership Index JulSepNov2013MarMay450.00460.00470.00480.00490.00500.00510.00520.00530.00540.00550.00560.00570.00580.00590.00600.00610.00620.002011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: Bloomberg, Standard & Poor’s and Dow Jones.Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Underlying Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Crestwood Midstream Partners LP CMLP -- Martin Midstream Partners LP MMLP -- Exterran Partners LP EXLP -- PAA Natural Gas Storage LP PNG -- Pioneer Southwest Energy Partners LP PSE -- Enbridge Energy Management LLC EEQ -- ATLAS AMERICA ATLS -- Navios Maritime Partners LP NMM -- Crosstex Energy LP XTEX -- Legacy Reserves LP LGCY -- Calumet Specialty Products Partners LP CLMT -- Alliance Resource Partners LP ARLP -- Spectra Energy Partners LP SEP -- NuStar GP Holdings LLC NSH -- QR Energy LP QRE -- Ferrellgas Partners LP FGP -- Holly Energy Partners LP HEP -- Terra Nitrogen Co LP TNH -- Star Gas Partners LP SGU -- Capital Product Partners LP CPLP -- Golar LNG Partners LP GMLP -- Blueknight Energy Partners LP BKEP -- Rhino Resource Partners LP RNO -- Encore Energy Partners LP ENP -- Oxford Resource Partners LP OXF -- Cheniere Energy Partners LP CQP -- Transmontaigne Partners LP TLP -- Alliance Holdings GP LP AHGP -- Eagle Rock Energy Partners LP EROC -- Dorchester Minerals LP DMLP -- Tesoro Logistics LP TLLP -- Global Partners LP/MA GLP -- CVR Partners LP UAN -- Natural Resource Partners LP NRP -- Access Midstream Partners LP ACMP -- El Paso Pipeline Partners LP EPB -- Williams Partners LP WPZ -- Enbridge Energy Partners LP EEP -- Buckeye Partners LP BPL -- Sunoco Logistics Partners LP SXL -- NuStar Energy LP NS -- Regency Energy Partners LP RGP -- MarkWest Energy Partners LP MWE -- ONEOK Partners LP OKS -- Magellan Midstream Partners LP MMP -- Plains All American Pipeline LP PAA -- Kinder Morgan Energy Partners LP KMP -- Energy Transfer Equity LP ETE -- Energy Transfer Partners LP ETP -- Kinder Morgan Management LLC KMR -- Linn Energy LLC LINE -- Targa Resources Partners LP NGLS -- Western Gas Partners LP WES -- Teekay LNG Partners LP TGP -- Vanguard Natural Resources LLC VNR -- AmeriGas Partners LP APU -- TC Pipelines LP TCP -- Atlas Pipeline Partners LP APL -- BreitBurn Energy Partners LP BBEP -- Teekay Offshore Partners LP TOO -- DCP Midstream Partners LP DPM -- Inergy LP NRGY -- Suburban Propane Partners LP SPH -- Boardwalk Pipeline Partners LP BWP -- Copano Energy LLC CPNO -- EV Energy Partners LP EVEP -- Genesis Energy LP GEL -- Penn Virginia Resource Partners LP PVR -- Enterprise Products Partners LP EPD -- Source: Bloomberg, as of March 6, 2013.Show all Show less Constituent Weightings 0% Crestwood Midstream Partners LP0% Martin Midstream Partners LP0% Exterran Partners LP0% PAA Natural Gas Storage LP0% Pioneer Southwest Energy Partners LP0% Enbridge Energy Management LLC0% ATLAS AMERICA100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MLPW All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Wells Fargo MLP Index ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:12 amUSD 33.40 Last close USD 33.52 5/24/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of energy MLPs through a single investment.Income via variable quarterly coupons linked to the cash distributions, if any, paid on the MLPs in the Underlying Index, less investor fees. If the MLPs do not make distributions or those distributions do not overcome the Investor Fees, then Investors will not receive any coupons.Tax administration: While significant aspects of the tax treatment of the ETNs are uncertain, the coupons associated with the ETN are reported as ordinary income on Form 1099, and therefore the administrative burden associated with K-1 forms is eliminated.Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your investment - The ETRACS ETNs are fully exposed to any decline in the level of the Index, and will also be subject to the upfront fee. If the increase in the level of the Index, as compared to the Initial Index Level, is insufficient to offset the negative effect of the Annual Tracking Fee and Redemption Fee Amount, if applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity or call, or upon early redemption. In addition, the ETRACS ETNs are also subject to an upfront fee that you pay as part of the issue price.Payment based on the arithmetic mean of closing levels - The payment on the ETRACS ETNs at maturity or call will be based on the arithmetic mean of the closing levels of the Index over a number of days during the final measurement period or call measurement period, and not on the closing level of the Index on a single day, as specified in the ETRACS Prospectus. The arithmetic mean of the closing levels of the Index over a number of days will most likely differ from the closing level of the Index on a single day.Negative effect of the upfront fee - ETRACS ETNs may be sold to the public at prices up to 102% of their Issuance Amount. The “upfront fee” is the increase in price over the stated Principal Amount, or Issuance Amount, as applicable. Because the payment at maturity or call, or upon early redemption, will be calculated on the basis of the Principal Amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any increase in the level of the Index, as compared to the Initial Index Level.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally.Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in December 2006. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.Concentration in a particular industry - There is only one industry - energy - related to the MLPs included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the energy industry.A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETRACS ETNs may be limited.You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee (which is based on the Annual Tracking Fee). Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee (which is based on the Annual Tracking Fee) and, as applicable, the Redemption Fee Amount.Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s call right - UBS may elect to redeem all outstanding ETRACS ETNs at any time on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) on or after November 3, 2011, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your ETRACS ETNs. Alternatively, if the ETRACS ETNs have increased in value, you may have to invest your proceeds in a lower-return investment.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MORL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:17 amUSD 26.19 Last close USD 26.58 5/24/2013Overview Distributions Performance Index Components Key Considerations Profile CUSIP 90269A302 Primary Exchange NYSE Arca Initial Trade Date 10/16/2012 Maturity Date 10/16/2042 Leverage 2x Annual Tracking Rate 0.40% accrued on a daily basis Underlying Index Market Vectors Global Mortgage REITs Index See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN (NYSE: MORL) (“MORL” or the “ETN”) is an exchange-traded note linked to the monthly compounded 2x leveraged performance of the Market Vectors® Global Mortgage REITs Index (the “Index”), reduced by the Accrued Fees. MORL is listed on the NYSE Arca exchange, is denominated in USD, and pays a USD-denominated variable monthly coupon linked to two times the cash distributions, if any, on the Index constituents, less any withholding taxes. Key Features Monthly compounded 2x leveraged exposure to the Market Vectors® Global Mortgage REITs Index, less fees, making it the only exchange-traded product with leveraged exposure to a mortgage REIT index offered on U.S. exchangesSignificant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents, less any withholding taxesLeverage that is reset monthly, not dailyRelated Documents Fact sheet Prospectus Supplement Pricing Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MORL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:17 amUSD 26.19 Last close USD 26.58 5/24/2013Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 60.54% ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Nov2013MarMay20.0021.0022.0023.0024.0025.0026.0027.0028.0029.0030.0031.0032.00OctNovDec2013FebMarAprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Distributions Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date 1366588800 4/22/2013 $ 1.3213 60.54% 4/10/2013 4/12/2013 1363824000 3/21/2013 $ 0.113 5.18% 3/11/2013 3/13/2013 1361404800 2/21/2013 $ 0.0313 1.43% 2/08/2013 2/12/2013 1358899200 1/23/2013 $ 1.32 60.48% 1/10/2013 1/14/2013 Current accrued dividend paid 2013: $ 2.7856 1356048000 12/21/2012 $ 0.10 4.58% 12/11/2012 12/13/2012 1353456000 11/21/2012 $ 0.00 0.00% 11/08/2012 11/13/2012 Total annual dividend paid 2012: $ 0.1 Source: UBS, NYSE and Bloomberg. * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MORL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:17 amUSD 26.19 Last close USD 26.58 5/24/2013Overview Distributions Performance Index Components Key Considerations Market Data 52-Week High $ 32.25 52-Week Low $ 18.53 Volume 62,454 Shares Outstanding 1,700,000 Market Cap $ 44,540,000 Volume 25-Day Average 100,305 ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Nov2013MarMay20.0021.0022.0023.0024.0025.0026.0027.0028.0029.0030.0031.0032.00OctNovDec2013FebMarAprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Total Return -12.72% -0.63% 19.40% -- ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Price Return -12.72% -5.79% 7.55% -- Market Vectors Global Mortgage REITs Index -- -- -- -- Source: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MORL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:17 amUSD 26.19 Last close USD 26.58 5/24/2013Overview Distributions Performance Index Components Key Considerations Index Profile Underlying Index Market Vectors Global Mortgage REITs Index Ticker Symbol MVMORT CUSIP -- About the Index The Market Vectors® Global Mortgage REITs Index (the “Index”) is a float-adjusted, market capitalization-weighted index designed to measure the performance of publicly traded mortgage REITs. The Index provides 90% coverage of the investable mortgage REIT universe based on strict size and liquidity requirements. The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Index; rather, any cash distributions on the Index constituents, less any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN). While the Index is designed to represent global mortgage REITs, it currently consists of only US-listed mortgage REITs. The Index was created on August 4, 2011 and has no performance history prior to that date.Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years Market Vectors Global Mortgage REITs Index -- -- -- -- -- Market Vectors Global Mortgage REITs Index JulSepNov2013MarMay330.00335.00340.00345.00350.00355.00360.00365.00370.00375.00380.00385.00390.00395.00400.00405.00410.002006200820102012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Chimera Investment Corp CIM -- Starwood Property Trust Inc STWD -- CYS Investments Inc. CYS -- Newcastle Investment Corp NCT -- Invesco Mortgage Capital IVR -- Hatteras Financial Corp HTS -- American Capital Agency Corp AGNC -- Two Harbors Investment Corp TWO -- MFA Financial Inc MFA -- Annaly Capital Management Inc NLY -- Source: Market Vectors, as of April 11, 2013.Constituent Weightings 0% Chimera Investment Corp0% Starwood Property Trust Inc0% CYS Investments Inc.0% Newcastle Investment Corp0% Invesco Mortgage Capital0% Hatteras Financial Corp0% American Capital Agency Corp100.00% Others Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca MORL All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:17 amUSD 26.19 Last close USD 26.58 5/24/2013Overview Distributions Performance Index Components Key Considerations Key Considerations Benefits: Monthly compounded 2x leveraged exposure to the Market Vectors® Global Mortgage REITs Index, less fees, making it the only exchange-traded product with leveraged exposure to a mortgage REIT index offered on U.S. exchanges.Significant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents, less any withholding taxes.Leverage that is reset monthly, not daily.Selected risk considerations: An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” sections of the applicable product supplement and pricing supplement for the ETNs (collectively, the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.You may lose some or all of your investment - The ETNs are exposed to two times any monthly decline in the level of the Index. The monthly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly compounded leveraged return of the Index is insufficient to offset such negative effect, or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity or call, or upon early redemption or acceleration.Correlation and compounding Risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant negative monthly performances of your ETNs may not be offset by subsequent positive monthly performances of equal magnitude.Leverage risk - The ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.Credit of Issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or call, or upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, or upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.There are uncertainties regarding the Index because of its limited performance history.The Index was first calculated on August 4, 2011, and therefore has no performance history prior to that date. Because the Index has no history prior to August 4, 2011, little or no historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the ETN.You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount for your ETNs is zero. The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the Coupon Amount.Risk of Investing in Mortgage REITs - Mortgage real estate investment trusts (“REITs”) are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which mortgage REITs are organized and operated, which include, among others, credit risk, interest rate risk, leverage risk, prepayment risk and U.S. federal tax requirements.A trading market for the ETNs may not develop - Although we intend to list the ETNs on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.The ETNs may not provide a hedge against price and/or value decreases or increases - The ETNs may not provide a hedge against a decrease or increase in the price and/or value of any asset, sector or index.Minimum redemption amount - You must elect to redeem at least 50,000 of the ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% in value from the closing indicative value of the ETNs on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the price of the ETNs continues to decrease during trading on one or more Trading Days during such Measurement Period.Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may redeem all outstanding ETNs at any time on or after the date specified in the pricing supplement, as described in the ETRACS Prospectus.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca OFF All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk Off ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:22 amUSD 19.93 Last close USD 19.80 5/24/2013Overview Performance Index Components Key Considerations Profile CUSIP 90268A691 Primary Exchange NYSE Arca Initial Trade Date 11/29/2011 Maturity Date 11/27/2041 Annual Tracking Rate 1.15% accrued on a daily basis Underlying Index The Fisher-Gartman Risk Index See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN ETRACS Fisher-Gartman Risk Off ETN (the “Risk Off ETN”; Ticker: OFF) is an exchange-traded note whose effective exposure is long “risk off” instruments and short “risk on” instruments due to its daily short (inverse) exposure to The Fisher-Gartman Risk Index (the “Index”), reduced by an investor fee.Key Features Ability to implement a comprehensive “risk off” trade through the purchase of a single, exchange-traded securityThe ETN provides investors with effective long exposure to “risk off” instruments and short exposure to “risk on” instruments due to the ETN’s daily short (inverse) exposure to The Fisher-Gartman Risk IndexThe ETN’s inverse exposure to the Index results in effective long and short target position weightings of 50% and 150%, respectively, which are rebalanced quarterlyRelated Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca OFF All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk Off ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:22 amUSD 19.93 Last close USD 19.80 5/24/2013Overview Performance Index Components Key Considerations Market Data 52-Week High $ 27.64 52-Week Low $ 18.96 Volume 100 Shares Outstanding 600,000 Market Cap $ 11,958,000 Volume 25-Day Average 10,692 ETRACS Fisher-Gartman Risk Off ETN JulSepNov2013MarMay18.0019.0020.0021.0022.0023.0024.0025.0026.0027.002012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively. Historical Returns Name 1 Month 3 Months 6 Months 1 Year ETRACS Fisher-Gartman Risk Off ETN Price Return -4.04% 0.50% -4.55% -19.90% The Fisher-Gartman Risk Index -- -- -- -- See ‘Risk considerations’ as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.Note that the inverse nature of the Risk Off ETN results in performance that is opposite that of the Index, thus rendering the effective exposure as long “risk off” instruments and short “risk on” instruments. The actual positions, long or short, that the Index tracks are the inverse of the effective long/short exposures of the Risk Off ETN listed in the table below. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca OFF All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk Off ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:22 amUSD 19.93 Last close USD 19.80 5/24/2013Overview Performance Index Components Key Considerations Index Profile Underlying Index The Fisher-Gartman Risk Index Ticker Symbol FGRISK CUSIP -- About the Index The Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative. The Index is comprised of long positions in “risk on” instruments and short positions in “risk off” instruments in the following sectors: energy, agriculture and metals (through long positions in futures-based commodity indices); equities (through a long position in an index of exchange-traded products); currencies (through long and short positions in currency futures contracts); and domestic and foreign government bonds (through a short position in an index of sovereign bond futures contracts). A “risk off” instrument is one that MBF Index Holdings, LLC (the “Index Sponsor”) believes will increase in value when the outlook on markets and the broader economy is negative and decrease in value when such outlook is positive. A “risk on” instrument is one that the Index Sponsor believes will rise in value when the outlook on markets and the broader economy is positive and decrease in value when such outlook is negative.The value-based target weightings for the long and short positions are 150% and 50%, respectively, and the Index is rebalanced quarterly to return the weightings to these target levels. The effective Index target component weightings and effective target sector weightings are provided in the tables herein. The Index was created on November 4, 2011 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years The Fisher-Gartman Risk Index -- -- -- -- -- The Fisher-Gartman Risk Index JulSepNov2013MarMay78.0080.0082.0084.0086.0088.0090.0092.0094.0096.0098.00100.00102.00104.00106.00108.00200720082009201020112012Fromto1D1W1M3M1YMax

See ‘Risk considerations’ as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.Note that the inverse nature of the Risk Off ETN results in performance that is opposite that of the Index, thus rendering the effective exposure as long “risk off” instruments and short “risk on” instruments. The actual positions, long or short, that the Index tracks are the inverse of the effective long/short exposures of the Risk Off ETN listed in the table below. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca OFF All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk Off ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/25/2013 | 12:22 amUSD 19.93 Last close USD 19.80 5/24/2013Overview Performance Index Components Key Considerations Key Considerations Benefits: Ability to implement a comprehensive “risk off” trade through the purchase of a single, exchange-traded security.Provides effective long exposure to “risk off” instruments and short exposure to “risk on” instruments due to its daily short (inverse) exposure to The Fisher-Gartman Risk Index.An innovative security whose value is expected to rise when the outlook on markets and the broader economy is negative and to decrease when such outlook is positive.The ETN’s inverse exposure to the Index results in effective long and short target position weightings of 50% and 150%, respectively, which are rebalanced quarterly.Selected risk considerations: An investment in the Risk Off ETN involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.Short (Inverse) Exposure of the Risk Off ETNs to the Index - If you invest in the Risk Off ETNs, your return will be linked to the daily inverse performance of the Index. Consequently any increase in the level of the Index would result in a decrease in the amount you will be paid at maturity or call, upon acceleration or upon early redemption.You may lose some or all of your investment - The Risk Off ETNs are fully exposed to any increase in the Index Closing Level, as measured on the applicable Valuation Date or the Final Valuation Date. You will lose some or all of your principal if the Index Closing Level increases, or does not decline by an amount sufficient over the term of the Risk Off ETNs, as measured on any Valuation Date or the Final Valuation Date, such that the effect of the Tracking Fee and Redemption Fee is not offset. If the decrease in the level of the Index (if any) is not sufficient to offset the negative effect of the Tracking Fee and the Redemption Fee, if applicable, over the relevant period, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.The Index may not perform as expected - Although the Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative, the anticipated correlation between any such position and the economy may reverse and, consequently, the Index may not perform as expected. The Index is comprised of long positions in “risk asset classes,” such as commodities, equities and certain currencies, and short positions in “non-risk asset classes,” such as government bonds and certain “safe haven” currencies. The Index’s classification of assets as belonging to “risk asset classes” or “non-risk asset classes” is based on a set of assumptions that may prove to be false in the future.The correlation assumptions upon which the Index is based might be inaccurate or may change - The performance of the Risk Off ETNs is linked to the level of the Index. We expect the value of the Risk Off ETNs to increase as the level of the Index decreases. The Index is designed to generally rise when the outlook on markets and the broader economy is positive and fall when that outlook is negative. The Index’s performance is based on the inherent leverage at the target weightings of 150:50, with a 150% notional long exposure to the risk asset classes and a 50% short, or inverse, exposure to the non-risk asset classes. See “The Fisher-Gartman Risk Index - Introduction” in the ETRACS Prospectus. There can be no assurance, however, that the long and short positions will always correlate with each other or with economic conditions or prospects in a manner that results in a decrease in the level of the Index when the outlook on markets and the broader economy is negative, causing an increase in the value of the Risk Off ETNs. The long and short positions may correlate in a manner that results in an increase in the level of the Index when the outlook on markets and the broader economy is negative, causing a decrease in the value of the Risk Off ETNs.

Market risk - The return on the Risk Off ETNs, which may be positive or negative, is linked to the daily inverse return of the Index as measured by the Daily Index Factor, which, in turn, is affected by a variety of market and economic factors, such as interest rates and volatility, and economic, financial, political, regulatory, judicial or other events that affect the Index Components, Index Sectors or the markets generally.Credit of UBS - The Risk Off ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Risk Off ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Risk Off ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Risk Off ETNs.A trading market for the Risk Off ETNs may not develop - Although the Risk Off ETNs have been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the Risk Off ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Risk Off ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the Risk Off ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Risk Off ETNs. We may suspend or cease sales of the Risk Off ETNs at any time, at our discretion. Therefore, the liquidity of the Risk Off ETNs may be limited.An investment vehicle designed for sophisticated investors - The Risk Off ETNs are designed as an investment vehicle for sophisticated investors who understand the risks of investing in the inverse daily performance of an index comprised of a mix of long positions in commodity and equity indices, long and short positions in currency futures contracts and a short position in the Bond Index.The Risk Off ETNs may not provide a hedge against price and/or value decreases (or increases) - The Risk Off ETNs may not provide a hedge against a decrease (or increase) in the price and/or value of any security, asset, sector or index.Limited performance history - The return on the Risk Off ETNs is linked to the daily performance of the Index. The Index was created on November 4, 2011. As a result, the Index has a limited performance history and limited historical information will be available for you to consider in making an independent investigation of the Index performance. This may make it more difficult for you to make an informed decision with respect to an investment in the ETNs than if the Index had a longer performance history. It is uncertain how the Index will perform in the future. Furthermore, the Index Sponsor’s experience is limited.No redemption prior to December 9, 2011 - You may elect to redeem your Risk Off ETNs on or after December 9, 2011. Accordingly, your ability to liquidate the Risk Off ETNs may be limited prior to that date.Minimum redemption amount - You must elect to redeem at least 50,000 of your Risk Off ETNs for UBS to repurchase your Risk Off ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your Risk Off ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the Risk Off ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your election to redeem your Risk Off ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.Potential automatic acceleration - In the event the indicative value of the Risk Off ETNs on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Index Business Day, all issued and outstanding Risk Off ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.Owning the Risk Off ETNs is not the same as owning any of the Index Components or instruments comprising any of the Index Components - The return on the Risk Off ETNs may not reflect the return you would realize if you actually owned any of the Index Components or any of the commodity futures contracts, exchange-traded products (“ETPs”), currency futures contracts or sovereign bond futures contracts underlying the Index Components.Uncertain tax treatment - Significant aspects of the tax treatment of the Risk Off ETNs are uncertain. You should consult your own tax advisor about your own tax situation.UBS’s Call Right - UBS may elect to redeem all outstanding Risk Off ETNs at any time on any Trading Day on or after December 3, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Risk Off ETNs.Index Sector-Specific Risks - The following risks are associated with the Index Sectors listed below:Energy, Agriculture and Metals

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Commodity Indices are concentrated in a limited number of sectors, particularly energy, agriculture and industrial metals. Investment in the Risk Off ETNs will increase your portfolio’s exposure to fluctuations in the commodity sectors underlying the Index. Price movements of these commodities might not be reflective of the broader commodity markets, or of the economy as a whole. Energy Sector Risks - The prices of energy commodities have, in recent years, been at historically high levels. Since that time, prices have fallen significantly and they have experienced unprecedented volatility. There can be no assurance that volatility will subside. In addition, domestic and international fiscal and monetary policy could impact the price of various energy products. Changes in price or increases in volatility will affect the level of the Index and the value of your Risk Off ETNs.Agriculture Sector Risks - Technological advances, weather conditions or bumper crop output could lead to changes in worldwide stocks of various agricultural products and corresponding changes in the price of those products. In addition, domestic and international fiscal and monetary policy could impact the price of various agricultural products, affecting the level of the Index and the value of your Risk Off ETNs.Metals Sector Risks - Technological advances or discoveries of new deposits could lead to changes in worldwide stocks of metals and corresponding changes in their price. In addition, domestic and international fiscal and monetary policies could impact the price of metals, affecting the level of the Index and the value of your Risk Off ETNs.Equities Fluctuation of NAV - The net asset value (the “NAV”) of the shares of an ETP included in the Equity Index may fluctuate with changes in the market value of the equity securities that the ETP tracks. The market prices of the shares of an ETP may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an ETP may differ from its NAV per share; shares of an ETP may trade at, above or below their NAV per share.CurrenciesPotential volatility - Investment in currency-related products through the currency futures contracts included in the Index is subject to many factors which contribute to or increase potential volatility, including, but not limited to national debt levels and trade deficits, inflation rates, interest rates, exchange rates, investment and trading activities of funds, political, economic or financial events, cross-border financial transactions, supply and demand changes that influence foreign exchange rates, central bank monetary policies, government fiscal policies, government intervention in the currency market and expectations among market participants about currency price changes.Periods of financial turmoil - The recent global financial crisis may heighten currency exchange risks. In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments and central banks around the world have made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and may cause currency exchange rates to fluctuate sharply in the future, which could affect the level of the Index and the value of your Risk Off ETNs.Sovereign BondsMarket Risk - Sovereign bond futures contracts provide for the delivery upon maturity of one sovereign bond among a basket of eligible-to-deliver sovereign bonds. The price, yield and modified duration of each eligible-to-deliver sovereign bond under the relevant sovereign bond futures contract, and which sovereign bond is cheapest to deliver, may change unpredictably, affecting the value of the relevant sovereign bond futures contract and, consequently, the level of the Index and the value of your Risk Off ETNs in unforeseeable ways.Exchange Rate Risk - If a sovereign bond futures contract is denominated in a non-U.S. currency, holders of the Risk Off ETNs will be exposed to exchange rate risk. A security holder’s net exposure will depend on the extent to which the non-U.S. currency in which the sovereign bond futures contract is denominated strengthens or weakens against the U.S. dollar and the relative weight of each sovereign bond futures contract in the Bond Index.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Oil Futures Contango ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:16 pm

USD 24.84

Last close USD 24.87 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 90267B815

Primary Exchange NYSE Arca

Initial Trade Date 6/15/2011

Maturity Date 6/14/2041

Annual Tracking Rate 0.85% accrued on a daily basis

Underlying Index ISE Oil Futures Spread Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

Exchange Traded Access Securities (ETRACS) are innovative investment products offering easy access to markets and strategies that may not be readily available in the existing marketplace. The ETRACS Oil Futures Contango ETN is designed to capitalize on oil markets in a state of contango, as evidenced by an upward sloping futures curve, while minimizing the exposure to absolute changes in oil futures prices. The ETRACS Oil Futures Contango ETN is linked to the performance of the ISE Oil Futures Spread™ Index (the “Index”) — Ticker: OGZ.

Key Features

Capitalize on the steepness of the short end of the oil futures curve

Historically uncorrelated to commodity market returns

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Oil Futures Contango ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:16 pm

USD 24.84

Last close USD 24.87 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 25.43

52-Week Low $ 23.99

Volume 0

Shares Outstanding 400,000

Market Cap $ 9,936,000

Volume 25-Day Average 2,719

ETRACS Oil Futures Contango ETN JulSepNov2013MarMay24.0024.2024.4024.6024.8025.0025.2025.4025.6025.8026.00JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Oil Futures Contango ETN Price Return 0.24% -0.68% -0.36% 0.36%

ISE Oil Futures Spread Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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OILZ All Products Asset Class

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Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Oil Futures Contango ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:16 pm

USD 24.84

Last close USD 24.87 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index ISE Oil Futures Spread Index

Ticker Symbol OGZ

CUSIP --

About the Index

The ISE Oil Futures Spread™ Index, through an allocation to various oil sub-indices, effectively provides short exposure in front month oil futures contracts and long exposure in mid-term oil futures contracts. This is achieved by taking a 100% long position in the components of the ISEShort Front Month Oil Futures™ Index, which provides short (or inverse) exposure to the front month Light Sweet Crude Oil Futures (WTI) futures contracts and an aggregate 150% long position in the components of the ISE Sixth Month Oil Futures™ Index, ISE Seventh Month Oil Futures™Index and ISE Eighth Month Oil Futures™ Index (50% per index), which provides long exposure to the mid-term Light Sweet Crude Oil Futures (WTI) futures contracts. The index is rebalanced monthly before the Sub-Indices roll process to maintain the 1:5:1 ratio. The performance of the Index is reduced by the Fee Amount of 0.85% per annum, and increased by the Financing Payment. The Index was created in June 2011 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

ISE Oil Futures Spread Index -- -- -- -- --

ISE Oil Futures Spread Index JulSepNov2013MarMay136.00136.50137.00137.50138.00138.50139.00139.50140.00140.50141.00141.50142.00142.50143.00143.50144.00JulOct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Oil Futures Contango ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:16 pm

USD 24.84

Last close USD 24.87 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Access to an innovative long-short strategy designed to capitalize on a potential contango market environment without necessarily taking a directional view on oil prices.

Capture the negative roll associated with the steepness in the short end of the oil futures curve.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your investment — The ETNs are exposed to any compounded daily decline in the Index Closing Level over the term of the ETNs, as measured on the applicable Valuation Date or the Final Valuation Date, in each case caused by any daily decrease in the level of the Medium-Term Sub-Indices and daily increase in the level of the Short-Term Sub-Indices. Because the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, reduces your final payment, the combination of one-and-a-half times the long performance of the Oil Medium-Term Sub-Indices, and the short, or inverse, return of the Oil Short-Term Sub-Index (a long to short ratio of 1.5:1), as reflected in the Index Closing Level over the term of the ETNs, will need to be sufficient, together with the Financing Payment, to offset the negative effect of the Fee Amount, and any Redemption Fee Amount, in order for you to receive a payment at maturity equal to your initial investment in the ETNs. If the level of the Index is not sufficient to offset the negative effect of the Fee Amount, and any Redemption Fee Amount, over the relevant period, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.

The Sub-Indices may not always correlate in a manner that will result in an increase in the level of the relevant Index — The ETNs are linked to the level of the Index which, in turn, measures the return from taking a one-and-a-half times long position in aggregate of the Oil Medium-Term Sub-Indices and taking, through a long position in the ISE Short Front Month Oil Futures™ Index, a short, or inverse, position in the Oil Short-Term Sub-Index (a long to short ratio of 1.5:1), rebalanced monthly before the Sub-Indices’ roll process to maintain the 1.5:1 ratio. We expect the value of the ETNs to increase as the level of the Index increases, which will be, generally, in any one of the following three situations: (i) the levels of the Medium-Term Sub-Indices increase while the levels of the Short-Term Sub-Indices decrease; (ii) both the levels of the Medium-Term Sub-Indices and the levels of the Short-Term Sub-Indices increase, and the increase of the Medium-Term Sub-Indices is more than that of the Short-Term Sub-Indices; or (iii) both the levels of the Medium-Term Sub-Indices and the levels of the Short-Term Sub-Indices decrease, and the decrease in the Short-Term Sub-Indices is more than that of the Medium-Term Sub-Indices. There can be no assurance, however, that the Sub-Indices will always correlate in a manner that results in an increase in the level of the Index, causing an increase in the value of the ETNs; the Sub-Indices may correlate in a manner that results in a decrease in the level of the relevant Index, causing a decrease in the value of the ETNs. See “The level of the relevant Index, and therefore the value of the ETNs, may not increase when the levels of the relevant Medium-Term Sub-Indices increase or the levels of the relevant Short-Term Sub-Indices decrease” in the ETRACS Prospectus.

Market risk — The return on the ETNs, which may be positive or negative, is directly linked to the level of the Index, which, in turn, measures the return from taking an unequal (1.5:1 long to short) position in the relevant Sub-Indices. The performance of each of the Medium-Term Sub-Indices and Short-Term Sub-Indices is based on the price of one or more Light Sweet Crude Oil (WTI) futures contracts. The price of Light Sweet Crude Oil (WTI) is affected by a variety of factors and may change unpredictably, affecting the value of Light Sweet Crude Oil (WTI) futures contracts, and consequently, the levels of each of the Medium-Term Sub-Indices and Short-Term Sub-Indices, the Index and the value of your ETNs in unforeseeable ways.

Credit of UBS — The ETNs are senior unsecured debt securities of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Potential over-concentration in a particular commodity — There is only one commodity — Light Sweet Crude Oil (WTI) — underlying the futures contracts included in the Index. Trading in Light Sweet Crude Oil (WTI) futures contracts is speculative and can be extremely volatile. The market price of Light Sweet Crude Oil (WTI) may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the oil market.

A trading market for the ETNs may not develop — Although each series of the ETNs has been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs shown on the cover of the prospectus supplement. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of any series of the ETNs may be limited.

Limited performance history — The return on the ETNs is linked to the performance of the Index which was launched on June 14, 2011. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform in the future.

No interest payments from the ETNs — You will not receive any interest payments on the ETNs.

No redemption prior to June 27, 2011 — You may elect to redeem your ETNs on or after June 27, 2011. Accordingly, your ability to liquidate the ETNs may be limited prior to that date.

Minimum redemption amount — You must elect to redeem at least 50,000 ETNs of the same series for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

Potential automatic acceleration — In the event the indicative value of the ETNs (i) equals $5.00 or less on any Index Business Day or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Index Business Day, the ETNs of that series will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.

Uncertain tax treatment — Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right — UBS may elect to redeem all outstanding ETNs on any Trading Day on or after June 18, 2012 as described under “Specific Terms of the Securities — UBS’s Call Right” in the ETRACS prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:50 pm

USD 28.07

Last close USD 28.32 5/23/2013

Overview Distributions Performance Index Components Key Considerations Profile

CUSIP 90268A717

Primary Exchange NYSE Arca

Initial Trade Date 11/29/2011

Maturity Date 11/18/2041

Annual Tracking Rate 0.85% accrued on a daily basis

Underlying Index The Fisher-Gartman Risk Index

See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS Fisher-Gartman Risk On ETN (the “Risk On ETN”; Ticker: ONN), is an exchange-traded note linked to the daily performance of The Fisher-Gartman Risk Index (the “Index”), reduced by the Tracking Fee and the Annual Distribution Amount.

Key Features

Ability to implement a comprehensive “risk on” trade through the purchase of a single, exchange-traded security

Exposure to an index comprised of long “risk on” instruments and short “risk off” instruments linked to commodities, equities, currencies and sovereign bonds

Index construction results in long and short target position weightings of 150% and 50%, respectively, which are rebalanced quarterly

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk On ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:50 pm

USD 28.07

Last close USD 28.32 5/23/2013

Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 0.98%

ETRACS Fisher-Gartman Risk On ETN JulSepNov2013MarMay22.0022.5023.0023.5024.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.002012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Distributions

Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date

1358899200 1/23/2013 $ 0.2751 0.98% 1/10/2013 1/14/2013

Current accrued dividend paid 2013:

$ 0.2751

1327363200 1/24/2012 $ 0.251 0.89% 1/11/2012 1/13/2012

Total annual dividend paid 2012:

$ 0.251

Source: UBS, NYSE and Bloomberg.

* “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk On ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:50 pm

USD 28.07

Last close USD 28.32 5/23/2013

Overview Distributions Performance Index Components Key Considerations Market Data

52-Week High $ 30.66

52-Week Low $ 22.44

Volume 0

Shares Outstanding 400,000

Market Cap $ 11,228,000

Volume 25-Day Average 10,778

ETRACS Fisher-Gartman Risk On ETN JulSepNov2013MarMay22.0022.5023.0023.5024.0024.5025.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.002012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Fisher-Gartman Risk On ETN Total Return 3.54% -1.89% 2.44% 17.47%

ETRACS Fisher-Gartman Risk On ETN Price Return 3.54% -1.89% 1.45% 16.33%

The Fisher-Gartman Risk Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk On ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:50 pm

USD 28.07

Last close USD 28.32 5/23/2013

Overview Distributions Performance Index Components Key Considerations Index Profile

Underlying Index The Fisher-Gartman Risk Index

Ticker Symbol FGRISK

CUSIP --

About the Index

The Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative. The Index is comprised of long positions in “risk on” instruments and short positions in “risk off” instruments in the following sectors: energy, agriculture and metals (through long positions in futures-based commodity indices); equities (through a long position in an index of exchange-traded products); currencies

(through long and short positions in currency futures contracts); and domestic and foreign government bonds (through a short position in an index of sovereign bond futures contracts). A “risk on” instrument is one that MBF Index Holdings, LLC (the “Index Sponsor”) believes will rise in value when the outlook on markets and the broader economy is positive and decrease in value when such outlook is negative. A “risk off” instrument is one that the Index Sponsor believes will increase in value when the outlook on markets and the broader economy is negative and decrease in value when such outlook is positive.

The value-based target weightings for the long and short positions are 150% and 50%, respectively, and the Index is rebalanced quarterly to return the weightings to these target levels. The Index target component weightings and target sector weightings are provided in the tables herein. The Index was created on November 4, 2011 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

The Fisher-Gartman Risk Index

The Fisher-Gartman Risk Index

JulSepNov2013MarMay

78.0080.0082.0084.0086.0088.0090.0092.0094.0096.0098.00100.00102.00104.00106.00108.00

200720082009201020112012Fromto1D1W1M3M1YMax

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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ONN All Products Asset Class

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Fisher-Gartman Risk On ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:50 pm

USD 28.07

Last close USD 28.32 5/23/2013

Overview Distributions Performance Index Components Key Considerations Key Considerations

Benefits:

Ability to implement a comprehensive “risk on” trade through the purchase of a single, exchange-traded security.

Exposure to an index comprised of long positions in “risk on” instruments and short positions in “risk off” instruments linked to commodities, equities, currencies and sovereign bonds.

An innovative security whose value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative.

Index construction results in long and short target position weightings of 150% and 50%, respectively, which are rebalanced quarterly.

Selected risk considerations:

An investment in the Risk On ETN involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your investment - The Risk On ETNs are fully exposed to any decline in the Index Closing Level over the term of the Risk On ETNs, as measured on the applicable Valuation Date or the Final Valuation Date. You will lose some or all of your principal if the Index Closing Level declines, or does not rise by an amount sufficient over the term of the Risk On ETNs, as measured on any Valuation Date or the Final Valuation Date, such that the effect of the Tracking Fee and Redemption Fee is not offset. If the increase in the level of the Index (if any) is not sufficient to offset the negative effect of the Tracking Fee and the Redemption Fee, if applicable, over the relevant period, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption. The performance of the Risk On Securities will be subject to the negative effect of the Annual Distribution Amount.

The Index may not perform as expected - Although the Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative, the anticipated correlation between any such position and the economy may reverse and, consequently, the Index may not perform as expected. The Index is comprised of long positions in “risk asset classes,” such as commodities, equities and certain currencies, and short positions in “non-risk asset classes,” such as government bonds and certain “safe haven” currencies. The Index’s classification of assets as belonging to “risk asset classes” or “non-risk asset classes” is based on a set of assumptions that may prove to be false in the future.

The correlation assumptions upon which the Index is based might be inaccurate or may change - The performance of the Risk On ETNs is linked to the level of the Index. We expect the value of the Risk On ETNs to increase as the level of the Index increases. The Index is designed to generally rise when the outlook on markets and the broader economy is positive and fall when that outlook is negative. The Index’s performance is based on the inherent leverage at the target weightings of 150:50, with a 150% notional long exposure to the risk asset classes and a 50% short, or inverse, exposure to the non-risk asset classes. See “The Fisher-Gartman Risk Index - Introduction” in the ETRACS Prospectus. There can be no assurance, however, that the long and short positions will always correlate with each other or with economic conditions or prospects in a manner that results in an increase in the level of the Index when the outlook on markets and the broader economy is positive, causing an increase in the value of the Risk On ETNs. The long and short positions may correlate in a manner that results in a decrease in the level of the Index when the outlook on markets and the broader economy is positive, causing a decrease in the value of the Risk On ETNs.

Market risk - The return on the Risk On ETNs, which may be positive or negative, is linked to the daily return of the Index as measured by the Daily Index Factor, which, in turn, is affected by a variety of market and economic factors, such as interest rates and volatility, and economic, financial, political, regulatory, judicial or other events that affect the Index Components, Index Sectors or the markets generally.

Credit of UBS - The Risk On ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Risk On ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Risk On ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Risk On ETNs.

A trading market for the Risk On ETNs may not develop - Although the Risk On ETNs have been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the Risk On ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Risk On ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the Risk On ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Risk On ETNs. We may suspend or cease sales of the Risk On ETNs at any time, at our discretion. Therefore, the liquidity of the Risk On ETNs may be limited.

An investment vehicle designed for sophisticated investors - The Risk On ETNs are designed as an investment vehicle for sophisticated investors who understand the risks of investing in the daily performance of an index comprised of a mix of long positions in commodity Indices and equity indices, long and short positions in currency futures contracts and a short position in the Bond Index.

The Risk On ETNs may not provide a hedge against price and/or value decreases (or increases) - The Risk On ETNs may not provide a hedge against a decrease (or increase) in the price and/or value of any security, asset, sector or index.

Limited performance history - The return on the Risk On ETNs is linked to the daily performance of the Index. The Index was created on November 4, 2011. As a result, the Index has a limited performance history and limited historical information will be available for you to consider in making an independent investigation of the Index performance. This may make it more difficult for you to make an informed decision with respect to an investment in the ETNs than if the Index had a longer performance history. It is uncertain how the Index will perform in the future. Furthermore, the Index Sponsor’s experience is limited.

No redemption prior to December 9, 2011 - You may elect to redeem your Risk On ETNs on or after December 9, 2011. Accordingly, your ability to liquidate the Risk On ETNs may be limited prior to that date.

Minimum redemption amount - You must elect to redeem at least 50,000 of your Risk On ETNs for UBS to repurchase your Risk On ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your Risk On ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the Risk On ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your Risk On ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

Potential automatic acceleration - In the event the indicative value of the Risk On ETNs on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Index Business Day, all issued and outstanding Risk On ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.

Owning the Risk On ETNs is not the same as owning any of the Index Components or instruments comprising any of the Index Components - The return on the Risk On ETNs may not reflect the return you would realize if you actually owned any of the Index Components or any of the commodity futures contracts, exchange-traded products (“ETPs”), currency futures contracts or sovereign bond futures contracts underlying the Index Components.

Uncertain tax treatment - Significant aspects of the tax treatment of the Risk On ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may elect to redeem all outstanding Risk On ETNs at any time on any Trading Day on or after December 3, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Risk On ETNs.

Index Sector-Specific Risks - The following risks are associated with the Index Sectors listed below:

Energy, Agriculture and Metals

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Commodity Indices are concentrated in a limited number of sectors, particularly energy, agriculture and industrial metals. Investment in the Risk On ETNs will increase your portfolio’s exposure to fluctuations in the commodity sectors underlying the Index. Price movements of these commodities might not be reflective of the broader commodity markets, or of the economy as a whole.

Energy Sector Risks - The prices of energy commodities have, in recent years, been at historically high levels. Since that time, prices have fallen significantly and they have experienced unprecedented volatility. There can be no assurance that volatility will subside. In addition, domestic and international fiscal and monetary policy could impact the price of various energy products. Changes in price or increases in volatility will affect the level of the Index and the value of your Risk On ETNs.

Agriculture Sector Risks - Technological advances, weather conditions or bumper crop output could lead to changes in worldwide stocks of various agricultural products and corresponding changes in the price of those products. In addition, domestic and international fiscal and monetary policy could impact the price of various agricultural products, affecting the level of the Index and the value of your Risk On ETNs.

Metals Sector Risks - Technological advances or discoveries of new deposits could lead to changes in worldwide stocks of metals and corresponding changes in their price. In addition, domestic and international fiscal and monetary policies could impact the price of metals, affecting the level of the Index and the value of your Risk On ETNs.

Equities

Fluctuation of NAV - The net asset value (the “NAV”) of the shares of an ETP included in the Equity Index may fluctuate with changes in the market value of the equity securities that the ETP tracks. The market prices of the shares of an ETP may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an ETP may differ from its NAV per share; shares of an ETP may trade at, above or below their NAV per share.

Currencies

Potential volatility - Investment in currency-related products through the currency futures contracts included in the Index is subject to many factors which contribute to or increase potential volatility, including, but not limited to national debt levels and trade deficits, inflation rates, interest rates, exchange rates, investment and trading activities of funds, political, economic or financial events, cross-border financial transactions, supply and demand changes that influence foreign exchange rates, central bank monetary policies, government fiscal policies, government intervention in the currency market and expectations among market participants about currency price changes.

Periods of financial turmoil - The recent global financial crisis may heighten currency exchange risks. In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments and central banks around the world have made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and may cause currency exchange rates to fluctuate sharply in the future, which could affect the level of the Index and the value of your Risk On ETNs.

Sovereign Bonds

Market Risk - Sovereign bond futures contracts provide for the delivery upon maturity of one sovereign bond among a basket of eligible-to-deliver sovereign bonds. The price, yield and modified duration of each eligible-to-deliver sovereign bond under the relevant sovereign bond futures contract, and which sovereign bond is cheapest to deliver, may change unpredictably, affecting the value of the relevant sovereign bond futures contract and, consequently, the level of the Index and the value of your Risk On ETNs in unforeseeable ways.

Exchange Rate Risk - If a sovereign bond futures contract is denominated in a non-U.S. currency, holders of the Risk On ETNs will be exposed to exchange rate risk. A security holder’s net exposure will depend on the extent to which the non-U.S. currency in which the sovereign bond futures contract is denominated strengthens or weakens against the U.S. dollar and the relative weight of each sovereign bond futures contract in the Bond Index.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Short Platinum Excess Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:51 pm

USD 32.49

Last close USD 32.47 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641729

Primary Exchange NYSE Arca

Initial Trade Date 5/08/2008

Maturity Date 5/14/2018

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Platinum TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS CMCI Short Platinum Excess Return is designed to track the short, or inverse, performance of the UBS Bloomberg CMCI Platinum Excess Return (the “Index”), plus a fixed income return based on a hypothetical 91-day Treasury Bill portfolio, less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Short Platinum Excess Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:51 pm

USD 32.49

Last close USD 32.47 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 36.72

52-Week Low $ 22.49

Volume 0

Shares Outstanding 110,000

Market Cap $ 3,573,900

Volume 25-Day Average 179

ETRACS CMCI Short Platinum Excess Return ETN JulSepNov2013MarMay29.0029.5030.0030.5031.0031.5032.0032.5033.0033.5034.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Short Platinum Excess Return ETN Price Return -0.91% 5.69% 6.07% -1.25%

UBS Bloomberg CMCI Platinum TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Short Platinum Excess Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:51 pm

USD 32.49

Last close USD 32.47 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 36.72

52-Week Low $ 22.49

Volume 0

Shares Outstanding 110,000

Market Cap $ 3,573,900

Volume 25-Day Average 179

ETRACS CMCI Short Platinum Excess Return ETN JulSepNov2013MarMay29.0029.5030.0030.5031.0031.5032.0032.5033.0033.5034.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Short Platinum Excess Return ETN Price Return -0.91% 5.69% 6.07% -1.25%

UBS Bloomberg CMCI Platinum TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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PTD All Products Asset Class

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Short Platinum Excess Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:51 pm

USD 32.49

Last close USD 32.47 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Short exposure to a portfolio of platinum commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any increase in the level of the Index. You will lose some or all of your principal if the Index Ending Level is above the Index Starting Level or if the Index Ending Level is not sufficiently below the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The payment at maturity, call, acceleration or early redemption on the ETRACS ETNs is linked to the inverse performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in platinum, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the platinum market.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the inverse performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in a particular commodity - There is only one commodity - platinum - underlying the futures contracts included in the Index. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the platinum markets and may not offer the same benefits of diversification as other investments.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

Minimum Redemption Amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Potential Automatic Acceleration - In the event the indicative value of the ETRACS ETNs is equal to $7.50 or less on any trading day, the ETRACS ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the valuation period. The amount you receive may be significantly less than $7.50 per ETRACS ETN and may be zero if the level of the Index continues to increase during trading on the trading day acceleration is triggered as measured by the Index Ending Level on one or more Valuation Dates during the Valuation Period.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Long Platinum Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:52 pm

USD 16.47

Last close USD 16.49 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641786

Primary Exchange NYSE Arca

Initial Trade Date 5/08/2008

Maturity Date 5/14/2018

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Platinum TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Long Platinum Total Return is designed to track the performance of the UBS Bloomberg CMCI Platinum Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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PTM All Products Asset Class

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Long Platinum Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:52 pm

USD 16.47

Last close USD 16.49 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 21.00

52-Week Low $ 15.61

Volume 6,431

Shares Outstanding 2,000,000

Market Cap $ 32,940,000

Volume 25-Day Average 10,668

ETRACS CMCI Long Platinum Total Return ETN JulSepNov2013MarMay15.0015.5016.0016.5017.0017.5018.0018.5019.0019.5020.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Long Platinum Total Return ETN Price Return 1.73% -10.10% -10.97% 0.80%

UBS Bloomberg CMCI Platinum TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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PTM All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Long Platinum Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:52 pm

USD 16.47

Last close USD 16.49 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Platinum TR Index

Ticker Symbol XTPLET

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of platinum futures contracts. The commodity futures contracts are targeted or a constant maturity of three months. The Index was created in March 2008 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Platinum TR Index -- -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Long Platinum Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:52 pm

USD 16.47

Last close USD 16.49 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of platinum commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The payment at maturity, call, acceleration, or early redemption on the ETRACS ETNs is linked to the performance of the Index, which was introduced in March 2008. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in platinum, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the platinum market.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Potential over-concentration in a particular commodity - There is only one commodity - platinum - underlying the futures contracts included in the Index. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the platinum markets and may not offer the same benefits of diversification as other investments.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

Minimum Redemption Amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

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Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:56 pm

USD 35.65

Last close USD 35.82 5/23/2013

Overview Distributions Performance Index Components Key Considerations Profile

CUSIP 90268A667

Primary Exchange NYSE Arca

Initial Trade Date 3/20/2012

Maturity Date 3/19/2042

Leverage 2x

Annual Tracking Rate 0.60% accrued on a daily basis

Underlying Index Dow Jones Global ex-U.S. Select Real Estate Securities Index

See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN (Ticker: RWXL) (“RWXL” or the “ETN”) is an exchange-traded note linked to the monthly compounded 2x leveraged performance of the Dow Jones Global ex-U.S. Select Real Estate Securities Index (the “Index”), reduced by the accrued fees. While the Index constituents are all non-US real estate securities, RWXL is listed on the NYSE Arca exchange, is denominated in USD, and pays a USD-denominated variable monthly coupon linked to two times the cash distributions, if any, on the Index constituents, less any withholding taxes. Each Index constituent’s closing price and cash distributions denominated in non-USD are converted to USD using the official WM/Reuters currency rates calculated at or around 4:00 p.m. UK time.

Key Features

Monthly compounded 2x leveraged exposure to the Dow Jones Global ex-U.S. Select Real Estate Securities Index, less fees, making it the only exchange-traded product with leveraged exposure to this index

Significant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents, less any withholding taxes

Global diversification resulting from the index’s 127 international real estate securities based in 22 countries

Convenience of a single, USD-denominated, exchange-traded security and USDdenominated income

Related Documents

Fact sheet

Prospectus Supplement

Pricing Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:56 pm

USD 35.65

Last close USD 35.82 5/23/2013

Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.47%

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN JulSepNov2013MarMay20.0022.0024.0026.0028.0030.0032.0034.0036.0038.0040.0042.00MayJulSepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Distributions

Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date

1363824000 3/21/2013 $ 0.1329 4.47% 3/11/2013 3/13/2013

1361404800 2/21/2013 $ 0.0883 2.97% 2/08/2013 2/12/2013

1358899200 1/23/2013 $ 0.1409 4.74% 1/10/2013 1/14/2013

Current accrued dividend paid 2013:

$ 0.3621

1356048000 12/21/2012 $ 0.1007 3.39% 12/11/2012 12/13/2012

1353456000 11/21/2012 $ 0.0865 2.91% 11/08/2012 11/13/2012

1350864000 10/22/2012 $ 0.10 3.37% 10/10/2012 10/12/2012

1348185600 9/21/2012 $ 0.1868 6.29% 9/11/2012 9/13/2012

1345420800 8/20/2012 $ 0.0747 2.52% 8/08/2012 8/10/2012

1343088000 7/24/2012 $ 0.1512 5.09% 7/12/2012 7/16/2012

1340150400 6/20/2012 $ 0.3051 10.27% 6/08/2012 6/12/2012

1337558400 5/21/2012 $ 0.1419 4.78% 5/09/2012 5/11/2012

1335139200 4/23/2012 $ 0.089 3.00% 4/11/2012 4/13/2012

Total annual dividend paid 2012:

$ 1.2359

Source: UBS, NYSE and Bloomberg.

* “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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RWXL All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:56 pm

USD 35.65

Last close USD 35.82 5/23/2013

Overview Distributions Performance Index Components Key Considerations Market Data

52-Week High $ 42.62

52-Week Low $ 20.55

Volume 7,800

Shares Outstanding 400,000

Market Cap $ 14,252,000

Volume 25-Day Average 11,572

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN JulSepNov2013MarMay20.0022.0024.0026.0028.0030.0032.0034.0036.0038.0040.0042.00MayJulSepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN Total Return -9.06% 7.59% 20.79% 72.00%

ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN Price Return -9.06% 7.19% 19.24% 65.64%

Dow Jones Global ex-U.S. Select Real Estate Securities Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

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RWXL All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:56 pm

USD 35.65

Last close USD 35.82 5/23/2013

Overview Distributions Performance Index Components Key Considerations Index Profile

Underlying Index Dow Jones Global ex-U.S. Select Real Estate Securities Index

Ticker Symbol DWXRS

CUSIP --

About the Index

The Index is a float-adjusted, market capitalization-weighted index designed to measure the performance of publicly traded international real estate securities. The Index represents international equity real estate investment trusts and real estate operating companies, excluding those in the United States. The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Index; rather, any cash distributions on the Index constituents, less any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN). As of February 29, 2012, the Index was comprised of 127 Index constituents based in 22 countries. The Index was created on March 21, 2006 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

Dow Jones Global ex-U.S. Select Real Estate Securities Index -- -- -- -- --

Dow Jones Global ex-U.S. Select Real Estate Securities Index JunJul2,3602,3802,4002,4202,4402,4602,4802,5002,5202,5402,5602,5802,6002,6202,6401995200020052010Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings

Name Ticker Symbol % Weight

Mitsui Fudosan Co MTSFF 6.17

Westfield Group WDC 5.78

Unibail - Rodamco UL 5.31

Brookfield Asset Management BAM 5.12

Link REIT L5R 3.11

Land Securities Group PLC LSU1 2.45

Westfield Retail Trust WRT 2.4

Nippon Building Fund Inc JREIT S4C 2.39

Honk Kong Land Hldgs Ltd HKLJ 2.17

Japan Real Estate Invest Corp JREIT JREIF 2.03

Source: Standard & Poor’s, as of March 29, 2013

Constituent Weightings

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

RWXL All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:56 pm

USD 35.65

Last close USD 35.82 5/23/2013

Overview Distributions Performance Index Components Key Considerations Key Considerations

Benefits:

Monthly compounded 2x leveraged exposure to the Dow Jones Global ex-U.S. Select Real Estate Securities Index, less fees.

Monthly income potential in the form of a variable coupon linked to two times the cash distributions, if any, on the Index constituents, less any withholding taxes. If the Index constituents do not make any distributions, no coupon will be paid.

Geographically diversified investment in 127 international real estate securities from 22 countries.*

Convenience of a single, USD-denominated, exchange-traded security and USD-denominated income.

* Constituent and country data as of February 29, 2012 and sourced from CME Group Index Services LLC.

Selected risk considerations:

An investment in the ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” sections of the applicable product supplement and pricing supplement for the ETNs (collectively, the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed them in the ETRACS Prospectus.

You may lose some or all of your investment - The ETNs are exposed to two times any monthly decline in the level of the Index. The monthly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly compounded leveraged return of the Index is insufficient to offset such negative effect, or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity or call, or upon early redemption or acceleration.

Correlation and compounding risk - A number of factors may affect the ETN’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETN will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant negative monthly performances of your ETNs may not be offset by subsequent positive monthly performances of equal magnitude.

Leverage risk - The ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.

Credit of Issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or call, or upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, or upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount for your ETNs is zero.

The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the Coupon Amount.

The Coupon Amount, Reference Distribution Amount and Stub Reference Distribution are subject to exchange rate risk.

The Index is concentrated in the global real estate industry, excluding the United States - The Index Constituent Securities are concentrated in the global real estate sector, excluding the United States, which means the Index, and, consequently, the ETNs, will be more affected by the performance of the global, non-U.S. real estate sector than an Index that was more diversified. Moreover, the Index is different than an Index that tracks U.S. real estate ETNs. Adverse economic, business, political or social developments affecting international real estate could have a major effect on the Index Closing Level, the Index Valuation Level and the return on the ETNs. Those factors include:

decreases in real estate values;

overbuilding;

increased competition;

other risks related to local or general economic conditions;

increases in operating costs and property taxes;

changes in zoning laws;

casualty or condemnation losses;

possible environmental liabilities;

regulatory limitations on rent; and

fluctuations in rental income.

Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers.

The Index Constituent Securities are subject to foreign exchange rate risk.

A trading market for the ETNs may not develop - Although we intend to list the ETNs on NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.

The ETNs may not provide a hedge against price and/or value decreases or increases - The ETNs may not provide a hedge against a decrease or increase in the price and/or value of any asset, sector or index.

Minimum redemption amount - You must elect to redeem at least 50,000 of the ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% in value from the closing indicative value of the ETNs on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the price of the ETNs continues to decrease during trading on one or more Trading Days during such Measurement Period.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may redeem all outstanding ETNs at any time on or after the date specified in the pricing supplement, as described in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged S&P Dividend ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:57 pm

USD 39.79

Last close USD 40.21 5/23/2013

Overview Distributions Performance Index Components Key Considerations Profile

CUSIP 90267L409

Primary Exchange NYSE Arca

Initial Trade Date 5/22/2012

Maturity Date 5/22/2042

Leverage 2x

Annual Tracking Rate 0.30% accrued on a daily basis

Underlying Index S&P High Yield Dividend Aristocrats Index

As of 4/30/2012. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS Monthly Pay 2xLeveraged S&P Dividend ETN (Ticker: SDYL) (“SDYL” or the “ETN”) is an exchange-traded note linked to the monthly compounded 2x leveraged performance of the S&P High Yield Dividend Aristocrats® Index (the “Index”), reduced by the Accrued Fees.

Key Features

Monthly compounded 2x leveraged exposure to the S&P High Yield Dividend Aristocrats Index, less fees, making it the only exchange-traded product with leveraged exposure to this index

Monthly leveraged resetting, which provides an innovative alternative to daily leverage resetting typically used in other leveraged products

Significant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents

Convenience of a single, exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Pricing Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged S&P Dividend ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:57 pm

USD 39.79

Last close USD 40.21 5/23/2013

Overview Distributions Performance Index Components Key Considerations Current Yield (annualized) * 4.89%

ETRACS Monthly Pay 2xleveraged S&P Dividend ETN JulSepNov2013MarMay24.0026.0028.0030.0032.0034.0036.0038.0040.0042.00JulSepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Distributions

Payment Date Coupon Amount Current Yield (annualized) ** Ex-Date Record Date

1366588800 4/22/2013 $ 0.1622 4.89% 4/10/2013 4/12/2013

1363824000 3/21/2013 $ 0.2105 6.35% 3/11/2013 3/13/2013

1361404800 2/21/2013 $ 0.0827 2.49% 2/08/2013 2/12/2013

1358899200 1/23/2013 $ 0.2632 7.94% 1/10/2013 1/14/2013

Current accrued dividend paid 2013:

$ 0.7186

1356048000 12/21/2012 $ 0.2155 6.50% 12/11/2012 12/13/2012

1353456000 11/21/2012 $ 0.1037 3.13% 11/08/2012 11/13/2012

1350864000 10/22/2012 $ 0.1381 4.16% 10/10/2012 10/12/2012

1348185600 9/21/2012 $ 0.2186 6.59% 9/11/2012 9/13/2012

1345420800 8/20/2012 $ 0.1147 3.46% 8/08/2012 8/10/2012

1343001600 7/23/2012 $ 0.2115 6.38% 7/11/2012 7/13/2012

Total annual dividend paid 2012:

$ 1.0021

Source: UBS, NYSE and Bloomberg.

* “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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SDYL

About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged S&P Dividend ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:57 pm

USD 39.79

Last close USD 40.21 5/23/2013

Overview Distributions Performance Index Components Key Considerations Market Data

52-Week High $ 41.76

52-Week Low $ 24.15

Volume 2,240

Shares Outstanding 400,000

Market Cap $ 15,912,000

Volume 25-Day Average 20,492

ETRACS Monthly Pay 2xleveraged S&P Dividend ETN JulSepNov2013MarMay24.0026.0028.0030.0032.0034.0036.0038.0040.0042.00JulSepNov2013MarMayFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Monthly Pay 2xleveraged S&P Dividend ETN Total Return 5.29% 18.41% 42.41% 62.56%

ETRACS Monthly Pay 2xleveraged S&P Dividend ETN Price Return 5.29% 17.31% 39.14% 55.82%

S&P High Yield Dividend Aristocrats Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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SDYL All Products Asset Class

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DVYL

SDYL

About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged S&P Dividend ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:57 pm

USD 39.79

Last close USD 40.21 5/23/2013

Overview Distributions Performance Index Components Key Considerations Index Profile

Underlying Index S&P High Yield Dividend Aristocrats Index

Ticker Symbol SPHYDA

CUSIP --

About the Index

The Index is weighted by the indicated annual dividend yield with constituents re-weighted every quarter and the constituent universe reviewed every December. The index methodology incorporates minimum market capitalization and liquidity criteria, as well as buffers to reduce turnover at index rebalancings. Modifications are made to stock weights to ensure no stock represents more than 4% of the index weight, and to enhance index basket liquidity at each quarterly rebalancing. Companies included in the Index come from a broad spectrum of industries. The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Index). Any cash distributions on the Index constituents, less any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN).

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

S&P High Yield Dividend Aristocrats Index -- -- -- -- --

S&P High Yield Dividend Aristocrats Index JunJulAugSep1,5801,6001,6201,6401,6601,6801,7001,7201,7401,7601,7802000200220042006200820102012Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings Name Ticker Symbol % Weight Leggett & Platt LEG -- Cincinnati Financial Corp CBB -- Consolidated Edison Inc ED -- Abbott Laboratories ABT -- Old Republic Intl Corp ORI -- HCP Inc HCP -- Clorox Co. CLX -- Pitney Bowes PBI -- AT&T Inc T -- Kimberly-Clark Corp. KMB -- Source: Standard & Poor’s Financial Services LLC. Data calculated as of April 30, 2012. Constituent Weightings 0% Leggett & Platt 0% Cincinnati Financial Corp 0% Consolidated Edison Inc 0% Abbott Laboratories 0% Old Republic Intl Corp 0% HCP Inc 0% Clorox Co. 100.00% Others

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About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly Pay 2xleveraged S&P Dividend ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:57 pm

USD 39.79

Last close USD 40.21 5/23/2013

Overview Distributions Performance Index Components Key Considerations Key Considerations

Benefits:

Monthly compounded 2x leveraged exposure to the S&P High Yield Dividend Aristocrats Index, less fees, making it the only exchange-traded product with leveraged exposure to this index.

Monthly leveraged resetting, which provides an innovative alternative to daily leverage resetting typically used in other leveraged products.

Significant income potential in the form of a variable monthly coupon linked to two times the cash distributions, if any, on the index constituents.

Convenience of a single, exchange-traded security.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETNs are fully exposed to any decline in the level of the Index. The monthly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly compounded leveraged return of the Index is insufficient to offset such negative effect, or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity or call, or upon early redemption or acceleration.

Correlation and compounding Risk - A number of factors may affect the ETN’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETN will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant negative monthly performances of your ETNs may not be offset by subsequent positive monthly performances of equal magnitude.

Leverage risk - The ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index Factor, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.

Credit of Issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value, if any, of the ETNs prior to maturity or call, or upon acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

You are not guaranteed a coupon payment - You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount for your ETNs is zero.

The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the Coupon Amount.

A trading market for the ETRACS ETNs may not develop - Although we intend to list the ETNs on the NYSE Arca, a trading market for the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Minimum redemption amount - You must elect to redeem at least 50,000 of the ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

Potential automatic acceleration - In the event the indicative value of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% in value from the closing indicative value of the ETNs on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the price of the ETNs continues to decrease during trading on one or more Trading Days during such Measurement Period.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may redeem all outstanding ETNs at any time on or after the date specified in the pricing supplement, as described in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS S&P 500 Gold Hedged Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:59 pm

USD 49.19

Last close USD 49.64 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641661

Primary Exchange NYSE Arca

Initial Trade Date 1/27/2010

Maturity Date 1/30/2040

Annual Tracking Rate 0.85% accrued on a daily basis

Underlying Index S&P 500 Gold Hedged Index

See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS S&P 500 Gold Hedged Index is designed to track the performance of the S&P 500 Gold Hedged Index (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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PTD All Products Asset Class

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Short Platinum Excess Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:51 pm

USD 32.49

Last close USD 32.47 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 36.72

52-Week Low $ 22.49

Volume 0

Shares Outstanding 110,000

Market Cap $ 3,573,900

Volume 25-Day Average 179

ETRACS CMCI Short Platinum Excess Return ETN JulSepNov2013MarMay29.0029.5030.0030.5031.0031.5032.0032.5033.0033.5034.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Short Platinum Excess Return ETN Price Return -0.91% 5.69% 6.07% -1.25%

UBS Bloomberg CMCI Platinum TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS S&P 500 Gold Hedged Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:59 pm

USD 49.19

Last close USD 49.64 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index S&P 500 Gold Hedged Index

Ticker Symbol SPGL5UT

CUSIP --

About the Index

The Index seeks to simulate the combined returns of investing equal dollar amounts in the S&P 500 Total Return Index and long positions in near-term exchange-traded COMEX gold futures contracts, and is rebalanced monthly. The ETN is designed to provide exposure to U.S.

large-cap equities, as represented by the S&P 500 Total Return Index, along with a potential hedge against periodic declines in the value of the U.S. dollar, as expressed in the corresponding increases in the price of gold. The Index was created in December 2009 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

S&P 500 Gold Hedged Index -- -- -- -- --

S&P 500 Gold Hedged Index JulSepNov2013MarMay4,9005,0005,1005,2005,3005,4005,5005,6005,7005,8005,9006,0006,1006,2006,30020082009201020112012Fromto1D1W1M3M1YMaxSource: Standard & Poor’s

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from pro forma and historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS S&P 500 Gold Hedged Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 8:59 pm

USD 49.19

Last close USD 49.64 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to the S&P 500 with equal exposure to gold futures contracts.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the performance of the Index during the term of the ETRACS ETNs is not sufficiently positive to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces. The performance of the Index is therefore unpredictable. Gold prices may change unpredictably, affecting the prices of the exchange-traded gold futures contracts and, consequently, the value of the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in December 2009. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for an investment strategy that seeks to simulate the combined returns of an investment in the S&P 500 Total Return Index and exchange-traded gold futures contracts, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the combined performance of the S&P 500 Total Return Index and the gold market.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on the return on the S&P 500 Total Return Index and exchange-traded gold futures contracts, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in a particular commodity - There is only one commodity - gold - underlying the futures contracts included in the Index. An investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the gold markets.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the ETRACS ETNs. We may suspend or cease sales of the ETRACS ETNs at any time, at our discretion.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

Minimum Redemption Amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Redemption Upon Early Termination Event - The ETRACS ETNs will be redeemed early if the indicative value is at or below $5.00 per ETRACS ETN. In that event, you will receive an Early Termination Amount that will be significantly less than the principal amount of your ETRACS ETNs, may be below $5.00 per ETRACS ETN and may be zero (a total loss of your principal).

UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs at any time as described under ‘‘Specific Terms of the Securities - UBS’s Call Right’’ in the ETRACS Prospectus. If UBS exercises its Call Right, the Redemption Amount may be less than the principal amount of your ETRACS ETNs.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:00 pm

USD 27.27

Last close USD 27.51 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 90268A758

Primary Exchange NYSE Arca

Initial Trade Date 9/14/2011

Maturity Date 9/13/2041

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index ISE Solid State Drive Index

See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN (SSDL) is a series of the ETNs that provides exposure to the performance of the ISE Solid State Drive™ Index (the “Index”), reduced by accrued fees. SSDL provides a monthly compounded two times leveraged exposure to the performance of the Index, reduced by an accrued tracking fee and accrued financing charges.

Key Features

Leveraged or unleveraged exposure to the solid state drive and component maker industries

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:00 pm

USD 27.27

Last close USD 27.51 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 31.50

52-Week Low $ 21.30

Volume 0

Shares Outstanding 400,000

Market Cap $ 10,912,000

Volume 25-Day Average 79

ETRACS ISE Solid State Drive Index ETN JulSepNov2013MarMay22.0023.0024.0025.0026.0027.0028.0029.0030.0031.0032.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS ISE Solid State Drive Index ETN Price Return 7.87% 6.40% 17.38% 3.81%

ISE Solid State Drive Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:00 pm

USD 27.27

Last close USD 27.51 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index ISE Solid State Drive Index

Ticker Symbol BYTX

CUSIP --

About the Index

The ETRACS ISE Solid State Drive Index ETN (SSDD) is a series of the ETNs that provides exposure to the performance of the ISE Solid State Drive™ Index (the “Index”), reduced by accrued fees. SSDD provides exposure to the performance of the Index, reduced by an accrued tracking fee. The Index has been created to provide investors with a product allowing them to quickly take advantage of both event-driven news and long term economic trends as the market for solid state drive technology continues to evolve. The Index uses an equal weighted allocation across the drive manufacturer and component manufacturer categories as well as an equal weighted allocation methodology for all components within each sector category. Index components are reviewed quarterly for eligibility, and the weights are reset according to that distribution. The Index was created on August 26, 2011 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

ISE Solid State Drive Index -- -- -- -- --

ISE Solid State Drive Index JulSepNov2013MarMay85.0090.0095.00100.00105.00110.00115.00120.00125.00130.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings

Name Ticker Symbol % Weight

SanDisk Corp SNDK UQ --

Marvell Technology Group Ltd MRVL UQ --

Spansion Inc Cl A CODE UN --

STEC Inc STEC UQ --

Silicon Motion Technology ADR SIMO UQ --

LSI Corporation LSI UN --

Western Digital Corp WDC UN --

Fusion-io Inc FIO UN --

OCZ TECHNOLOGY OCZ UQ --

Micron Technology Inc MU UQ --

Seagate Technology STX UQ --

Source: S&P, as of December 31, 2011.

Show all Show less Constituent Weightings

0% SanDisk Corp0% Marvell Technology Group Ltd0% Spansion Inc Cl A0% STEC Inc0% Silicon Motion Technology ADR0% LSI Corporation0% Western Digital Corp100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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SSDD All Products Asset Class

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Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:00 pm

USD 27.27

Last close USD 27.51 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Gain either unleveraged or leveraged exposure to a portfolio of companies actively involved in the solid state drive segment of the electronic storage industry.

Eleven drive and component manufacturer stocks initially comprise the Index.

Index construction allows for the addition of new Index Constituents as they become public and fit the index criteria.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ISE Solid State Drive Index ETN (the “Unleveraged ETN”) is exposed to any monthly decline in the level of the Index and the ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN (the “Leveraged ETN”) is exposed to two times any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduce your final payment, the return, or, for the Leveraged ETN, the leveraged return, of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or if the monthly return, or, for the Leveraged ETN, the leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.

Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Leveraged ETN for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your ETNs may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.

Leverage risk of the leveraged ETN - The Leveraged ETN is two times leveraged with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the negative effect of the Accrued Fees and any Redemption Fee.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Potential over-concentration in a particular market segment - There is only one market segment - the solid state drive segment of the electronic storage industry - represented in the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.

A trading market for the ETNs may not develop - Although each series of ETNs has been approved for listing on NYSE Arca, a trading market for any series of the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in any series of the ETNs, although they are not required to and may stop at any time. We are not required to maintain the listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.

No redemption prior to September 26, 2011 - You may elect to redeem your ETNs on or after September 26, 2011. Accordingly, your ability to liquidate the ETNs may be limited prior to this date.

Minimum redemption amount - You must elect to redeem at least 50,000 of your series of ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

Potential automatic acceleration - In the event the indicative value of any series of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.

Limited performance history - The Index was launched on August 26, 2011, and therefore has no performance history prior to that date. Because the Index has no history prior to August 26, 2011, little or no historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the ETNs.

No interest payments from the ETNs - You will not receive any interest payments or other distributions on the ETNs.

Owning the ETNs is not the same as owning the Index constituent stocks - The return on your series of ETNs may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index constituent stocks over the term of your ETNs (however, because the ETNs are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).

Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may elect to redeem all outstanding ETNs of any series at any time on or after September 19, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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SSDL All Products Asset Class

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:02 pm

USD 24.07

Last close USD 24.46 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 90268A741

Primary Exchange NYSE Arca

Initial Trade Date 9/14/2011

Maturity Date 9/13/2041

Leverage 2x

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index ISE Solid State Drive Index

See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN (SSDL) is a series of the ETNs that provides exposure to the performance of the ISE Solid State Drive™ Index (the “Index”), reduced by accrued fees. SSDL provides a monthly compounded two times leveraged exposure to the performance of the Index, reduced by an accrued tracking fee and accrued financing charges. The Index has been created to provide investors with a product allowing them to quickly take advantage of both event-driven news and long-term economic trends as the market for solid state drive technology continues to evolve.

Key Features

Leveraged or unleveraged exposure to the solid state drive and component maker industries

Convenience of an exchange traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:02 pm

USD 24.07

Last close USD 24.46 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 34.01

52-Week Low $ 16.93

Volume 0

Shares Outstanding 400,000

Market Cap $ 9,628,000

Volume 25-Day Average 1,728

ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN JulSepNov2013MarMay16.0018.0020.0022.0024.0026.0028.0030.0032.0034.0036.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN Price Return 16.62% 12.79% 35.22% -2.23%

ISE Solid State Drive Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:02 pm

USD 24.07

Last close USD 24.46 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index ISE Solid State Drive Index

Ticker Symbol BYTX

CUSIP --

About the Index

The ISE Solid State Drive™ Index was created as a benchmark for the solid state drive technology market. The Index uses an equal weighted allocation across the drive manufacturer and component manufacturer categories as well as an equal weighted allocation methodology for all components within each sector category. Index components are reviewed quarterly for eligibility, and the weights are reset according to that methodology. The Index was created on August 26, 2011 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

ISE Solid State Drive Index -- -- -- -- --

ISE Solid State Drive Index JulSepNov2013MarMay85.0090.0095.00100.00105.00110.00115.00120.00125.00130.00Oct2012AprJulOct2013AprFromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Constituent Weightings

Name Ticker Symbol % Weight

SanDisk Corp SNDK UQ --

Marvell Technology Group Ltd MRVL UQ --

Spansion Inc Cl A CODE UN --

STEC Inc STEC UQ --

Silicon Motion Technology ADR SIMO UQ --

LSI Corporation LSI UN --

Western Digital Corp WDC UN --

Fusion-io Inc FIO UN --

OCZ TECHNOLOGY OCZ UQ --

Micron Technology Inc MU UQ --

Seagate Technology STX UQ --

Source: S&P, as of December 31, 2011.

Show all Show less Constituent Weightings

0% SanDisk Corp0% Marvell Technology Group Ltd0% Spansion Inc Cl A0% STEC Inc0% Silicon Motion Technology ADR0% LSI Corporation0% Western Digital Corp100.00% OthersPrivacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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SSDL All Products Asset Class

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Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:02 pm

USD 24.07

Last close USD 24.46 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Gain either unleveraged or leveraged exposure to a portfolio of companies actively involved in the solid state drive segment of the electronic storage industry.

Eleven drive and component manufacturer stocks initially comprise the Index.

Index construction allows for the addition of new Index Constituents as they become public and fit the index criteria.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ISE Solid State Drive Index ETN (the “Unleveraged ETN”) is exposed to any monthly decline in the level of the Index and the ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN (the “Leveraged ETN”) is exposed to two times any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduce your final payment, the return, or, for the Leveraged ETN, the leveraged return, of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to your initial investment in the ETNs. If the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or if the monthly return, or, for the Leveraged ETN, the leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.

Correlation and compounding risk - A number of factors may affect the ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETNs will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Leveraged ETN for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your ETNs may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.

Leverage risk of the leveraged ETN - The Leveraged ETN is two times leveraged with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the negative effect of the Accrued Fees and any Redemption Fee.

Market risk - The return on the ETNs, which may be positive or negative, is linked to the monthly return, or, for the Leveraged ETN, the leveraged monthly return, of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of issuer - The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Potential over-concentration in a particular market segment - There is only one market segment - the solid state drive segment of the electronic storage industry - represented in the Index. An investment in the ETNs will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.

A trading market for the ETNs may not develop - Although each series of ETNs has been approved for listing on NYSE Arca, a trading market for any series of the ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in any series of the ETNs, although they are not required to and may stop at any time. We are not required to maintain the listing of any series of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the ETNs. We may suspend or cease sales of any series of the ETNs at any time, at our discretion. Therefore, the liquidity of the ETNs may be limited.

No redemption prior to September 26, 2011 - You may elect to redeem your ETNs on or after September 26, 2011. Accordingly, your ability to liquidate the ETNs may be limited prior to this date.

Minimum redemption amount - You must elect to redeem at least 50,000 of your series of ETNs for UBS to repurchase your ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your ETNs after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

Potential automatic acceleration - In the event the indicative value of any series of the ETNs is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.

Limited performance history - The Index was launched on August 26, 2011, and therefore has no performance history prior to that date. Because the Index has no history prior to August 26, 2011, little or no historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the ETNs.

No interest payments from the ETNs - You will not receive any interest payments or other distributions on the ETNs.

Owning the ETNs is not the same as owning the Index constituent stocks - The return on your series of ETNs may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index constituent stocks over the term of your ETNs (however, because the ETNs are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).

Uncertain tax treatment - Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may elect to redeem all outstanding ETNs of any series at any time on or after September 19, 2012, as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETNs of that series.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Agriculture Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:03 pm

USD 26.97

Last close USD 27.00 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641760

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Agriculture TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Agriculture Total Return is designed to track the performance of the UBS Bloomberg CMCI Agriculture Index Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Agriculture Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:03 pm

USD 26.97

Last close USD 27.00 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 33.00

52-Week Low $ 25.16

Volume 300

Shares Outstanding 488,000

Market Cap $ 13,161,360

Volume 25-Day Average 14,157

ETRACS CMCI Agriculture Total Return ETN JulSepNov2013MarMay25.0025.5026.0026.5027.0027.5028.0028.5029.0029.5030.0030.5031.0031.5032.0032.5033.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Agriculture Total Return ETN Price Return 1.28% -3.58% -7.92% 3.37%

UBS Bloomberg CMCI Agriculture TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Agriculture Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:03 pm

USD 26.97

Last close USD 27.00 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Agriculture TR Index

Ticker Symbol CMAGTR

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of 11 futures contracts representing the agricultural sector. The commodity futures contracts are diversified across three constant maturities from three months up to one year. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Agriculture TR Index -- -- -- -- --

UBS Bloomberg CMCI Agriculture TR Index 2000200520105006007008009001,0001,1001,2001,3001,4001,5001,6001,7001,8001,9002,0001998200020022004200620082010Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Target Weights

Name % Weight

SRW Wheat 12.75

Corn 18.06

Soybeans 19.29

Soybean Meal 5.28

Soybean Oil 5.48

Sugar #11 18.32

Sugar #5 7.74

Cocoa 2.93

Coffee Arabica 4.58

Cotton 5.56

Source: UBS AG; Target Weights H2 2012

Target Weights

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UAG All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Agriculture Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:03 pm

USD 26.97

Last close USD 27.00 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of agricultural commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The payment at maturity, call or early redemption on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in the livestock sector, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in the livestock sector.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a single sector, agriculture. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the agriculture commodity sector.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

No direct exposure to fluctuations in foreign exchange rates - The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities — UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Livestock Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:04 pm

USD 17.87

Last close USD 17.86 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641828

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Livestock TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Livestock Total Return is designed to track the performance of the UBS Bloomberg CMCI Livestock Index Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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UBC All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Livestock Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:04 pm

USD 17.87

Last close USD 17.86 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 20.85

52-Week Low $ 17.72

Volume 0

Shares Outstanding 234,636

Market Cap $ 4,192,945

Volume 25-Day Average 3,215

ETRACS CMCI Livestock Total Return ETN JulSepNov2013MarMay17.0017.5018.0018.5019.0019.5020.0020.5021.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Livestock Total Return ETN Price Return -1.43% -3.09% -10.65% -7.93%

UBS Bloomberg CMCI Livestock TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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UBC All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Livestock Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:04 pm

USD 17.87

Last close USD 17.86 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Livestock TR Index

Ticker Symbol XMLGTR

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of futures contracts representing the livestock sector. The commodity futures contracts are diversified across two constant maturities of three months and six months. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Livestock TR Index -- -- -- -- --

UBS Bloomberg CMCI Livestock TR Index Mar 15730.000732.000734.000736.000738.000740.000742.000744.000746.000748.000750.0001998200020022004200620082010Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UBC All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Livestock Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:04 pm

USD 17.87

Last close USD 17.86 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of livestock commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The payment at maturity, call or early redemption on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in the livestock sector, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in the livestock sector.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a single sector, livestock. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the livestock commodity sector.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

No direct exposure to fluctuations in foreign exchange rates - The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca UBG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Gold Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 9:08 pm USD 36.48 Last close USD 36.61 5/23/2013 Overview Performance Index Components Key Considerations Profile CUSIP 902641810 Primary Exchange NYSE Arca Initial Trade Date 4/01/2008 Maturity Date 4/05/2038 Annual Tracking Rate 0.30% accrued on a daily basis Underlying Index UBS Bloomberg CMCI Gold TR Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN ETRACS CMCI Gold Total Return is designed to track the performance of the UBS Bloomberg CMCI Gold Total Return (the “Index”), less investor fees. Key Features Exposure to a portfolio of commodity futures through a single investment Convenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca UBG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Gold Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 9:08 pm USD 36.48 Last close USD 36.61 5/23/2013 Overview Performance Index Components Key Considerations Profile CUSIP 902641810 Primary Exchange NYSE Arca Initial Trade Date 4/01/2008 Maturity Date 4/05/2038 Annual Tracking Rate 0.30% accrued on a daily basis Underlying Index UBS Bloomberg CMCI Gold TR Index As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information. About the ETN ETRACS CMCI Gold Total Return is designed to track the performance of the UBS Bloomberg CMCI Gold Total Return (the “Index”), less investor fees. Key Features Exposure to a portfolio of commodity futures through a single investment Convenience of an exchange-traded security Related Documents Fact sheet Prospectus Supplement Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca UBG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Gold Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 9:08 pm USD 36.48 Last close USD 36.61 5/23/2013 Overview Performance Index Components Key Considerations Index Profile Underlying Index UBS Bloomberg CMCI Gold TR Index Ticker Symbol CTGCTR CUSIP -- About the Index The Index measures the collateralized returns from a basket of gold futures contracts. The commodity futures contracts are diversified across five constant maturities from three months up to three years. The Index was created in January 2007 and has no performance history prior to that date. Index Historical Returns Name 1 Month 3 Months 6 Months 1 Year 3 Years UBS Bloomberg CMCI Gold TR Index -- -- -- -- -- UBS Bloomberg CMCI Gold TR Index 200020052010200.000400.000600.000800.0001,000.0001,200.0001,400.0001,600.0001,800.0002,000.0002,200.0002,400.0002,600.000

2,800.0001998200020022004200620082010Source: UBS Investment Bank, publicly available data. Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us NYSE Arca UBG All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches MORL AMU DVYL SDYL About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Gold Total Return ETN An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure Current Indicative Value 5/24/2013 | 9:08 pm USD 36.48 Last close USD 36.61 5/23/2013 Overview Performance Index Components Key Considerations Key Considerations Benefits: Exposure to a portfolio of gold commodity futures through a single investment. Selected risk considerations: An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus. You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs. Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in gold, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in gold. Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally. Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - There is only one commodity - gold - underlying the futures contracts included in the Index. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the gold markets. A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs. Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement. Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation. UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Industrial Metals Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:09 pm

USD 17.70

Last close USD 17.73 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641752

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Industrial Metals TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Industrial Metals Total Return is designed to track the performance of the UBS Bloomberg CMCI Industrial Metals Index Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Industrial Metals Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:09 pm

USD 17.70

Last close USD 17.73 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 20.91

52-Week Low $ 17.51

Volume 0

Shares Outstanding 268,000

Market Cap $ 4,743,600

Volume 25-Day Average 2,982

ETRACS CMCI Industrial Metals Total Return ETN JulSepNov2013MarMay16.0016.5017.0017.5018.0018.5019.0019.5020.0020.5021.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Industrial Metals Total Return ETN Price Return 0.28% -8.95% -7.96% -7.23%

UBS Bloomberg CMCI Industrial Metals TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Alpha Strategies Income Leverage Product Analytics Tool

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Industrial Metals Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:09 pm

USD 17.70

Last close USD 17.73 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Industrial Metals TR Index

Ticker Symbol XMIETR

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of six futures contracts representing the industrial metals sector. The commodity futures contracts are diversified across five constant maturities from three months up to three years. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Industrial Metals TR Index -- -- -- -- --

UBS Bloomberg CMCI Industrial Metals TR Index JulSepNov2013MarMay9009209409609801,0001,0201,0401,0601,0801,1001,1202010Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Target Weights

Name % Weight

Copper 35.16

High Grade Copper 12.39

Zinc 9.65

Aluminium 28.18

Nickel 9.94

Lead 4.69

Source: UBS AG; Target Weights H2 2012

Target Weights

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UBM All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Industrial Metals Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:09 pm

USD 17.70

Last close USD 17.73 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of metal commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in the industrial metals sector, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in the industrial metals sector.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a single sector, industrial metals. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the industrial metals commodity sector.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

No direct exposure to fluctuations in foreign exchange rates - The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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UBN All Products Asset Class

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Energy Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:11 pm

USD 15.15

Last close USD 15.20 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641745

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate 0.65% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Energy TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Energy Total Return is designed to track the performance of the UBS Bloomberg CMCI Energy Index Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UBN All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Energy Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:11 pm

USD 15.15

Last close USD 15.20 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 17.49

52-Week Low $ 13.05

Volume 0

Shares Outstanding 200,421

Market Cap $ 3,036,378

Volume 25-Day Average 5,969

ETRACS CMCI Energy Total Return ETN JulSepNov2013MarMay13.0013.5014.0014.5015.0015.5016.0016.5017.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Energy Total Return ETN Price Return 1.20% -3.50% -1.94% 3.13%

UBS Bloomberg CMCI Energy TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UBN All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Energy Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:11 pm

USD 15.15

Last close USD 15.20 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Energy TR Index

Ticker Symbol CMENTR

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of seven futures contracts representing the energy sector. The commodity futures contracts are diversified across five constant maturities from three months up to three years. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Energy TR Index -- -- -- -- --

UBS Bloomberg CMCI Energy TR Index Mar 151,100.0001,105.0001,110.0001,115.0001,120.0001,125.0001,130.0001,135.0001,140.0001998200020022004200620082010Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Target Weights

Name % Weight

WTI Crude Oil 25.76

WTI Crude Oil 10.89

Brent Crude Oil 19.1

Heating oil #2 8.85

Gasoil 10.86

RBOB Gasoline 10.65

HHUB Natural Gas 13.87

Source: UBS AG; Target Weights H2 2012

Target Weights

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Energy Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:11 pm

USD 15.15

Last close USD 15.20 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of energy commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in the energy sector, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in the energy sector.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a single sector, energy. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the energy commodity sector.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities - UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:12 pm

USD 20.62

Last close USD 20.66 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641778

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate1 0.55% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI TR Index

As of 11/20/2012. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS CMCI Total Return exchange-traded note is designed to track the performance of the UBS Bloomberg Constant Maturity Commodity Index Total Return (the “Index”), less investor fees. The Index is the first benchmark commodity index to diversify across both commodities and maturities.

1Effective November 20, 2012, the Fee Amount is 0.55% per annum, calculated on a daily basis. The Fee Amount applicable to the period from the Initial Trade Date through and including November 19, 2012 is 0.65% per annum, calculated on a daily basis.

200920102011201212.0014.0016.0018.0020.0022.0024.0026.00Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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UCI All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:12 pm

USD 20.62

Last close USD 20.66 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 24.68

52-Week Low $ 19.53

Volume 506

Shares Outstanding 6,963,589

Market Cap $ 143,589,205

Volume 25-Day Average 28,407

ETRACS CMCI Total Return ETN JulSepNov2013MarMay19.0019.5020.0020.5021.0021.5022.0022.5023.0023.5024.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Total Return ETN Price Return 0.68% -5.54% -6.95% -0.39%

UBS Bloomberg CMCI TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than one year are total returns during that period and returns for periods greater than one year are annualized total returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees.

As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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UCI All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:12 pm

USD 20.62

Last close USD 20.66 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI TR Index

Ticker Symbol CMCITR

CUSIP --

About the Index

The Index is the first benchmark commodity index to diversify across both commodities and maturities. The Index measures the collateralized returns from a basket of 28 commodity futures contracts representing the energy, precious metals, industrial metals, agricultural and livestock sectors. In addition, the commodity futures contracts are diversified across five constant maturities from three months up to three years. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI TR Index -- -- -- -- --

UBS Bloomberg CMCI TR Index JulSepNov2013MarMay1,1601,1801,2001,2201,2401,2601,2801,3001,3201,3401,3601,3801,4002011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Returns shown for periods less than one year are total returns during that period and returns for periods greater than one year are annualized total returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. The ETRACS ETNs are subject to investor fees.

As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

UCI All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:12 pm

USD 20.62

Last close USD 20.66 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The Securities are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in particular commodity sectors - The commodities underlying the futures contracts included in the Index are concentrated in a limited number of sectors, particularly energy, agriculture and industrial metals. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the commodity sectors underlying the Index.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

No direct exposure to fluctuations in foreign exchange rates - The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs on or after April 4, 2013 as described under ‘‘Specific Terms of the Securities - UBS’s Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

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General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

USV All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Silver Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:13 pm

USD 31.20

Last close USD 31.20 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641794

Primary Exchange NYSE Arca

Initial Trade Date 4/01/2008

Maturity Date 4/05/2038

Annual Tracking Rate 0.40% accrued on a daily basis

Underlying Index UBS Bloomberg CMCI Silver TR Index

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

ETRACS CMCI Silver Total Return is designed to track the performance of the UBS Bloomberg CMCI Silver Total Return (the “Index”), less investor fees.

Key Features

Exposure to a portfolio of commodity futures through a single investment

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Contact us

Home Products Education Materials

General Topics ETN-related Topics Press Releases Contact Us NYSE Arca

USV All Products Asset Class

BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy

Alpha Strategies Income Leverage Product Analytics Tool

Recent Product Launches

MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Silver Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:13 pm

USD 31.20

Last close USD 31.20 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 50.00

52-Week Low $ 29.80

Volume 150

Shares Outstanding 405,000

Market Cap $ 12,636,000

Volume 25-Day Average 18,019

ETRACS CMCI Silver Total Return ETN JulSepNov2013MarMay30.0032.0034.0036.0038.0040.0042.0044.0046.0048.0050.002009201020112012Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS CMCI Silver Total Return ETN Price Return -1.64% -21.57% -34.86% -21.19%

UBS Bloomberg CMCI Silver TR Index -- -- -- --

Source: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Silver Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:13 pm

USD 31.20

Last close USD 31.20 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index UBS Bloomberg CMCI Silver TR Index

Ticker Symbol XTSETR

CUSIP --

About the Index

The Index measures the collateralized returns from a basket of silver futures contracts. The commodity futures contracts are diversified across five constant maturities from three months up to three years. The Index was created in January 2007 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

UBS Bloomberg CMCI Silver TR Index -- -- -- -- --

UBS Bloomberg CMCI Silver TR Index JulSepNov2013MarMay1,4001,5001,6001,7001,8001,9002,0002,1002,2002,3002,4002010Jul2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: UBS Investment Bank, publicly available data.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS CMCI Silver Total Return ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:13 pm

USD 31.20

Last close USD 31.20 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Exposure to a portfolio of silver commodity futures through a single investment.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index Starting Level or if the Index Ending Level is not sufficiently above the Index Starting Level to offset the cumulative effect of the Fee Amount applicable to your ETRACS ETNs. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the ETRACS ETNs.

Limited performance history - The payment at maturity, call or early redemption on the ETRACS ETNs is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. In addition, while the Index is intended to represent a benchmark for commodities investments in silver, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market in silver.

Market risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETRACS ETNs depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the ETRACS ETNs and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Potential over-concentration in a particular commodity - There is only one commodity - silver - underlying the futures contracts included in the Index. Investment in the ETRACS ETNs will increase your portfolio’s exposure to fluctuations in the silver markets.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

No direct exposure to fluctuations in foreign exchange rates - The value of your ETRACS ETNs will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the silver futures contracts are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ETRACS ETNs, you will not receive any additional payment or incur any reduction in the payment at maturity, call or early redemption.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Contingent Call Right - UBS may elect to redeem all outstanding ETRACS ETNs if the aggregate principal amount of ETRACS ETNs outstanding is less than $10,000,000 as described under ‘‘Specific Terms of the Securities — UBS’s Contingent Call Right’’ in the ETRACS Prospectus.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Daily Long-Short VIX ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:14 pm

USD 18.01

Last close USD 18.11 5/23/2013

Overview Performance Index Components Key Considerations Profile

CUSIP 902641596

Primary Exchange NYSE Arca

Initial Trade Date 11/30/2010

Maturity Date 11/30/2040

Annual Tracking Rate 0.85% accrued on a daily basis

Underlying Index S&P 500 VIX Futures Term-Structure Index Excess Return

As of 12/31/2011. See ‘Key Considerations’ above as well as the ‘Important legal information specific to ETRACS ETNs’ link below for more information.

About the ETN

The ETRACS Daily Long-Short VIX ETN is linked to the performance of the S&P 500 VIX Futures Term-Structure Index Excess Return (the “Index”). The Underlying Index is a composite index that measures the return from taking a long 100% position in the S&P 500 VIX Mid-Term Futures™ Index Excess Return (the “Mid-Term Index”) with a short, or inverse, 50% position in the S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Short-Term Index” together with the Mid-Term Index, the “Sub-Indices”), with daily rebalancing of the long and short positions.

Key Features

Capitalize on the steepness of the short end of the VIX futures curve

Historically uncorrelated to stock market returns

Convenience of an exchange-traded security

Related Documents

Fact sheet

Prospectus Supplement

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Daily Long-Short VIX ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:14 pm

USD 18.01

Last close USD 18.11 5/23/2013

Overview Performance Index Components Key Considerations Market Data

52-Week High $ 24.99

52-Week Low $ 16.98

Volume 0

Shares Outstanding 750,000

Market Cap $ 13,500,150

Volume 25-Day Average 7,875

ETRACS Daily Long-Short VIX ETN JulSepNov2013MarMay17.00018.00019.00020.00021.00022.00023.00024.00025.00026.0002011Jul2012Jul2013Fromto1D1W1M3M1YMaxThe above graph illustrates the historical indicative values of the ETN during the period selected. The indicative value is the approximate intrinsic economic value of the ETN as of a particular time and date. The actual trading price of the ETN may be different from its indicative value. The secondary market trading price of the ETNs may be at, above, or below the indicative value of the ETN. Historical performance of the ETN is not an indication of future performance of the ETN. Future performance of the ETN may differ significantly from its historical performance, either positively or negatively.

Historical Returns

Name 1 Month 3 Months 6 Months 1 Year

ETRACS Daily Long-Short VIX ETN Price Return 3.16% 0.34% -13.97% -23.49%

S&P 500 VIX Futures Term-Structure Index Excess Return -- -- -- --

Source: Standard & Poor’s and Dow Jones.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Underlying Index and the Sub-Indices is not an indication of future performance. Future performance of the Underlying Index and the Sub-Indices may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Daily Long-Short VIX ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:14 pm

USD 18.01

Last close USD 18.11 5/23/2013

Overview Performance Index Components Key Considerations Index Profile

Underlying Index S&P 500 VIX Futures Term-Structure Index Excess Return

Ticker Symbol SPVXTSERID

CUSIP --

About the Index

The Index is a composite Index that measures the return from taking a long 100% position in the S&P 500 VIX Mid-Term Futures™ Index Excess Return (the “Mid-Term Index”) with a short, or inverse, 50% position in the S&P 500 VIX Short-Term Futures™ Index Excess Return (the “ShortTerm Index” together with the Mid-Term Index, the “Sub-Indices”), with daily rebalancing of the long and short positions. The performance of the Index is reduced by the Fee Amount of 0.85% per annum, and increased by the Financing Payment. The Index was created in November 2010 and has no performance history prior to that date.

Index Historical Returns

Name 1 Month 3 Months 6 Months 1 Year 3 Years

S&P 500 VIX Futures Term-Structure Index Excess Return -- -- -- -- --

S&P 500 VIX Futures Term-Structure Index Excess Return JulSepNov2013MarMay2011Jul2012Jul2013Fromto1D1W1M3M1YMaxSource: Standard & Poor’s and Dow Jones.

Returns shown for periods less than a year are total returns and returns for periods greater than a year are annualized returns. Historical performance of the Underlying Index and the Sub-Indices is not an indication of future performance. Future performance of the Underlying Index and the Sub-Indices may differ significantly from historical performance, either positively or negatively.

The ETRACS ETNs are subject to investor fees. As a result, the return on the ETNs will always be lower than the total return on a direct investment in the Index or the Index constituents.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

Selected market data delivered by Solvians. For information regarding market data terms of use click here.

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MORL AMU DVYL SDYL About ETRACS

Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETRACS Daily Long-Short VIX ETN

An intraday “indicative value” is used to measure the intrinsic value of each ETN and is for reference purposes only. Note: The market price (the actual trading price) of ETNs may be different from their indicative value. ETN valuation measure

Current Indicative Value

5/24/2013 | 9:14 pm

USD 18.01

Last close USD 18.11 5/23/2013

Overview Performance Index Components Key Considerations Key Considerations

Benefits:

Access to an innovative long-short trading strategy designed to capitalize on potential inefficiencies in the VIX futures market, existing in a market environment where there is systematically high risk-premium for near-term VIX futures contracts relative to Mid-Term VIX futures contracts.

Daily Rebalancing to maintain a consistent long-short exposure ratio to the Mid-Term Index and the Short-Term Index.

Historically Lower Volatility versus traditional long investment in the Mid-Term Index or the Short-Term Index.

Capture of VIX futures risk premium with little exposure to spot VIX, which has historically led to the long-short strategy profiting through periods of rising and falling equity market volatility.

Selected risk considerations:

An investment in the ETRACS ETNs involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described in the “Risk Factors” section of the prospectus supplement for the ETRACS ETNs (the “ETRACS Prospectus”). Capitalized terms used below (and elsewhere in this document) but not defined herein shall have the meanings attributed to them in the ETRACS Prospectus.

You may lose some or all of your principal - The ETRACS ETNs are exposed to any decline in the level of the Index caused by any daily decrease in the level of the Mid-Term Index and daily increase in the level of the Short-Term Index. If the level of the Index, as affected by the combination of 100% of the long performance of the Mid-Term Index and 50% of the short, or inverse, return of the Short-Term Index, rebalanced daily, is insufficient to offset the negative effect of the Fee Amount, and the Redemption Fee Amount, if applicable, over the relevant period, you will lose some or all of your investment at maturity, call, acceleration or upon early redemption.

The Mid-Term Index and Short-Term Index may not always correlate in a manner that will result in an increase in the level of the Index - the ETRACS ETNs are linked to the level of the Index, which, in turn, measures the return from taking a 100% long position in the Mid-Term Index and taking a 50% short, or inverse, position in the Short-Term Index, rebalanced daily. We expect the value of the ETRACS ETNs to increase as the level of the Index increases, which will be, generally, in any one of the following three situations: (i) the Mid-Term Index increases while the Short-Term Index decreases; (ii) both the Mid-Term Index and the Short-Term Index increase, and the gain on the Mid-Term Index is more than half of that of the Short-Term Index; or (iii) both the Mid-Term Index and the Short-Term Index decrease, and the loss on the Short-Term Index is more than two times of that on the Mid-Term Index. There can be no assurance, however, that the Mid-Term Index and Short-Term Index will always correlate in a manner that results in an increase in the level of the Index, causing an increase in the value of the ETRACS ETNs.

Market and volatility risk - The return on the ETRACS ETNs, which may be positive or negative, is directly linked to the level of the Index, which, in turn, measures the return from taking a 100% long position in the Mid-Term Index and taking a 50% short, or inverse, position in the Short-Term Index, rebalanced daily. The performance of the Mid-Term Index and the Short-Term Index are based on the prices of one or more futures contracts on the VIX Index. The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index are each affected by a variety of factors and may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the Mid-Term Index, the Short-Term Index, the Index and the value of your ETRACS ETNs in unforeseeable ways.

Credit of UBS - The ETRACS ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETRACS ETNs, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETRACS ETNs prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETRACS ETNs.

Limited performance history - The return on the ETRACS ETNs is linked to the performance of the Index, which was introduced in November 2010. As a result, the Index has a limited performance history, and it is uncertain how the index will perform. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the ETRACS ETNs than if the Index had a longer performance history.

A trading market for the ETRACS ETNs may not develop - Although the ETRACS ETNs are listed on NYSE Arca, a trading market for the ETRACS ETNs may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the ETRACS ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETRACS ETNs on NYSE Arca or any other exchange. Therefore, the liquidity of the ETRACS ETNs may be limited.

No interest payments from the ETRACS ETNs - You will not receive any interest payments on the ETRACS ETNs.

The ETRACS ETNs are designed as a trading product for sophisticated investors and should not be used as a buy and hold investment.

Minimum redemption amount - You must elect to redeem at least 50,000 ETRACS ETNs for UBS to repurchase your ETRACS ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETRACS ETNs for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the ETRACS ETNs may be limited.

Potential automatic acceleration - In the event the indicative value of the ETRACS ETNs (i) equals $5.00 or less on any Index Business Day or (ii) decreases in value at least 60% as compared to the closing indicative value on the previous Trading Day, the ETRACS ETNs will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.

Uncertain tax treatment - Significant aspects of the tax treatment of the ETRACS ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

UBS’s Call Right - UBS may elect to redeem all outstanding ETRACS ETNs on any Trading Day on or after December 5, 2011 as described under “Specific Terms of the Securities - UBS’s Call Right” in the ETRACS Prospectus. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the ETRACS ETNs.

Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs

Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf)

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved.

Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC.

For information as to which entity provides the services in each jurisdiction click here.

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Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Related ETRACS Information Full ETN list Product Profile Total Return Distributions Ticker Product name Inception Date Market Cap Closing price Indic. Value 25 Day Vol Avg Anl Fee /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN 7/18/2012 $ 54,778,500 $ 29.61 $ 29.61 24,841 0.80% /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN 5/24/2011 $ 92,039,618 $ 28.10 $ 28.10 86,746 0.85% /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN 4/27/2011 $ 27,121,016 $ 26.08 $ 26.08 42,552 0.85% /product/detail/index/ussymbol/BLND BLND ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN 4/25/2012 $ 9,420,000 $ 23.55 $ 23.55 4,590 0.70% /product/detail/index/ussymbol/DJCI DJCI ETRACS DJ-UBS Commodity Index Total Return ETN 10/28/2009 $ 66,820,126 $ 24.76 $ 24.76 4,136 0.50% /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN 5/22/2012 $ 14,424,000 $ 36.06 $ 36.06 3,411 0.35% /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN 7/20/2011 $ 3,846,000 $ 38.46 $ 38.46 215 0.65% /product/detail/index/ussymbol/EIPO EIPO ETRACS Next Generation Internet ETN 5/20/2011 $ 7,068,000 $ 17.67 $ 17.67 565 0.65% /product/detail/index/ussymbol/FUD FUD ETRACS CMCI Food Total Return ETN 4/01/2008 $ 24,595,500 $ 25.89 $ 25.89 12,240 0.65% /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN 6/15/2011 $ 10,804,000 $ 27.01 $ 27.01 17,002 0.85% /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN 10/04/2011 $ 17,060,000 $ 42.65 $ 42.65 444 0.60% /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN 7/13/2010 $ 31,804,110 $ 35.34 $ 35.34 3,467 0.85% /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN 3/31/2010 $ 758,962,636 $ 39.56 $ 39.56 300,294 0.85% /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN 7/06/2010 $ 190,797,221 $ 55.99 $ 55.99 46,647 0.85% /product/detail/index/ussymbol/MLPS MLPS ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN 9/28/2010 $ 5,196,160 $ 12.99 $ 12.99 4,239 0.85% /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN 10/29/2010 $ 13,406,000 $ 33.52 $ 33.52 2,339 0.85% /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN 10/16/2012 $ 45,186,000 $ 26.58 $ 26.58 100,305 0.40% /product/detail/index/ussymbol/OFF OFF ETRACS Fisher-Gartman Risk Off ETN 11/29/2011 $ 11,880,000 $ 19.80 $ 19.80 10,692 1.15% /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN 6/15/2011 $ 9,948,000 $ 24.87 $ 24.87 2,719 0.85% /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN 11/29/2011 $ 11,328,000 $ 28.32 $ 28.32 10,778 0.85% /product/detail/index/ussymbol/PTD PTD ETRACS CMCI Short Platinum Excess Return ETN 5/08/2008 $ 3,576,100 $ 32.47 $ 32.51 179 0.65% /product/detail/index/ussymbol/PTM

PTM ETRACS CMCI Long Platinum Total Return ETN 5/08/2008 $ 32,900,000 $ 16.49 $ 16.45 10,668 0.65% /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN 3/20/2012 $ 14,328,000 $ 35.82 $ 35.82 11,572 0.60% /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN 5/22/2012 $ 16,084,000 $ 40.21 $ 40.21 20,492 0.30% /product/detail/index/ussymbol/SPGH SPGH ETRACS S&P 500 Gold Hedged Index ETN 1/27/2010 $ 18,366,541 $ 49.64 $ 49.64 2,925 0.85% /product/detail/index/ussymbol/SSDD SSDD ETRACS ISE Solid State Drive Index ETN 9/14/2011 $ 11,004,000 $ 27.51 $ 27.51 79 0.65% /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN 9/14/2011 $ 9,784,000 $ 24.46 $ 24.46 1,728 0.65% /product/detail/index/ussymbol/UAG UAG ETRACS CMCI Agriculture Total Return ETN 4/01/2008 $ 13,166,240 $ 27.00 $ 26.98 14,157 0.65% /product/detail/index/ussymbol/UBC UBC ETRACS CMCI Livestock Total Return ETN 4/01/2008 $ 4,202,331 $ 17.86 $ 17.91 3,215 0.65% /product/detail/index/ussymbol/UBG UBG ETRACS CMCI Gold Total Return ETN 4/01/2008 $ 14,270,624 $ 36.61 $ 36.50 13,059 0.30% /product/detail/index/ussymbol/UBM UBM ETRACS CMCI Industrial Metals Total Return ETN 4/01/2008 $ 4,732,880 $ 17.73 $ 17.66 2,982 0.65% /product/detail/index/ussymbol/UBN UBN ETRACS CMCI Energy Total Return ETN 4/01/2008 $ 3,022,349 $ 15.20 $ 15.08 5,969 0.65% /product/detail/index/ussymbol/UCI UCI ETRACS CMCI Total Return ETN 4/01/2008 $ 143,241,026 $ 20.66 $ 20.57 28,407 0.55% /product/detail/index/ussymbol/USV USV ETRACS CMCI Silver Total Return ETN 4/01/2008 $ 12,567,150 $ 31.20 $ 31.03 18,019 0.40% /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN 11/30/2010 $ 13,585,500 $ 18.11 $ 18.11 7,875 0.85% 50 per page * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Related ETRACS Information Full ETN list Product Profile Total Return Distributions Ticker Product name High 52W Low 52W 1D % Change 1D Net Change 1 Mo 6 Mo YTD /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN $ 30.02 $ 23.39 0.00% -- 1.93% 20.28% 23.55% /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN $ 30.30 $ 18.71 0.00% -- 2.46% 23.03% 15.38% /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN $ 27.89 $ 21.29 0.00% -- 1.23% 11.17% 7.64% /product/detail/index/ussymbol/BLND BLND ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN $ 29.99 $ 23.10 0.00% -- 0.51% -8.33% -5.76% /product/detail/index/ussymbol/DJCI DJCI ETRACS DJ-UBS Commodity Index Total Return ETN $ 28.61 $ 23.62 0.00% -- 1.49% -8.32% -4.93% /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN $ 37.66 $ 23.88 0.00% -- 4.10% 37.50% 33.46% /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN $ 40.57 $ 18.44 0.00% -- 18.34% 80.48% 58.21% /product/detail/index/ussymbol/EIPO EIPO ETRACS Next Generation Internet ETN $ 18.50 $ 12.20 0.00% -- 9.01% 35.30% 26.67% /product/detail/index/ussymbol/FUD FUD ETRACS CMCI Food Total Return ETN $ 31.63 $ 23.25 0.00% -- 1.05% -9.29% -7.44% /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN $ 31.48 $ 26.15 0.00% -- 0.45% -2.49% -6.64% /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN $ 44.49 $ 26.47 0.00% -- 12.95% 31.39% 18.37% /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN $ 35.72 $ 27.06 0.00% -- 4.09% 23.59% 25.96% /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN $ 40.14 $ 29.17 0.00% -- 2.97% 21.41% 24.32% /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN $ 57.38 $ 32.54 0.00% -- 5.90% 44.13% 51.06% /product/detail/index/ussymbol/MLPS MLPS ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN $ 19.01 $ 12.80 0.00% -- -3.35% -21.26% -22.78% /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN $ 34.04 $ 25.07 0.00% -- 2.23% 20.93% 23.38% /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN $ 32.25 $ 18.53 0.00% -- -11.46% 20.96% 19.96% /product/detail/index/ussymbol/OFF OFF ETRACS Fisher-Gartman Risk Off ETN $ 27.64 $ 18.96 -- -- -4.67% -5.17% -4.12% /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN $ 25.43 $ 23.99 0.00% -- 0.36% -0.24% -0.32% /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN $ 30.66 $ 22.44 -- -- 4.46% 3.34% 2.53% /product/detail/index/ussymbol/PTD PTD ETRACS CMCI Short Platinum Excess Return ETN $ 36.72 $ 22.49 +0.09% +0.03 -0.88% 6.11% 3.14% /product/detail/index/ussymbol/PTM

PTM ETRACS CMCI Long Platinum Total Return ETN $ 21.00 $ 15.61 -0.18% -0.03 1.67% -11.03% -6.37% /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN $ 42.62 $ 20.55 0.00% -- -8.58% 21.43% 11.88% /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN $ 41.76 $ 24.15 0.00% -- 6.43% 43.91% 40.79% /product/detail/index/ussymbol/SPGH SPGH ETRACS S&P 500 Gold Hedged Index ETN $ 59.74 $ 43.35 0.00% -- 2.53% -6.38% -3.40% /product/detail/index/ussymbol/SSDD SSDD ETRACS ISE Solid State Drive Index ETN $ 31.50 $ 21.30 0.00% -- 8.78% 18.37% 7.76% /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN $ 34.01 $ 16.93 0.00% -- 18.51% 37.42% 14.84% /product/detail/index/ussymbol/UAG UAG ETRACS CMCI Agriculture Total Return ETN $ 33.00 $ 25.16 -0.11% -0.03 1.28% -7.92% -6.42% /product/detail/index/ussymbol/UBC UBC ETRACS CMCI Livestock Total Return ETN $ 20.85 $ 17.72 +0.34% +0.06 -1.16% -10.40% -8.76% /product/detail/index/ussymbol/UBG UBG ETRACS CMCI Gold Total Return ETN $ 47.50 $ 35.50 -0.25% -0.09 -2.59% -21.43% -17.73% /product/detail/index/ussymbol/UBM UBM ETRACS CMCI Industrial Metals Total Return ETN $ 20.91 $ 17.51 -0.39% -0.07 0.06% -8.16% -11.21% /product/detail/index/ussymbol/UBN UBN ETRACS CMCI Energy Total Return ETN $ 17.49 $ 13.05 -0.79% -0.12 0.73% -2.39% -0.98% /product/detail/index/ussymbol/UCI UCI ETRACS CMCI Total Return ETN $ 24.68 $ 19.53 -0.44% -0.09 0.44% -7.18% -6.63% /product/detail/index/ussymbol/USV USV ETRACS CMCI Silver Total Return ETN $ 50.00 $ 29.80 -0.51% -0.16 -2.14% -35.20% -26.57% /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN $ 24.99 $ 16.98 0.00% -- 3.81% -13.42% -8.10% 50 per page * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Related ETRACS Information Full ETN list Product Profile Total Return Distributions Ticker Product name Current Yield Leverage Coupon Amount Record Date Last Ex-Date /product/detail/index/ussymbol/AMU AMU ETRACS Alerian MLP Index ETN 4.39% -- 0.3251 3/01/2013 2/27/2013 /product/detail/index/ussymbol/BDCL BDCL ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN 14.65% 2x 1.0293 4/12/2013 4/10/2013 /product/detail/index/ussymbol/BDCS BDCS ETRACS Linked to the Wells Fargo Business Development Company Index ETN 7.11% -- 0.4633 4/12/2013 4/10/2013 /product/detail/index/ussymbol/BLND BLND ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN -- -- -- -- -- /product/detail/index/ussymbol/DJCI DJCI ETRACS DJ-UBS Commodity Index Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/DVYL DVYL ETRACS Monthly Pay 2xleveraged Dow Jones Select Dividend Index ETN 6.26% 2x 0.1882 4/12/2013 4/10/2013 /product/detail/index/ussymbol/EIPL EIPL ETRACS Monthly 2xLeveraged Next Generation Internet ETN -- 2x -- -- -- /product/detail/index/ussymbol/EIPO EIPO ETRACS Next Generation Internet ETN -- -- -- -- -- /product/detail/index/ussymbol/FUD FUD ETRACS CMCI Food Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/GASZ GASZ ETRACS Natural Gas Futures Contango ETN -- -- -- -- -- /product/detail/index/ussymbol/LSKY LSKY ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN -- 2x -- -- -- /product/detail/index/ussymbol/MLPG MLPG ETRACS Alerian Natural Gas MLP Index ETN 4.94% -- 0.4368 4/12/2013 4/10/2013 /product/detail/index/ussymbol/MLPI MLPI ETRACS Alerian MLP Infrastructure Index ETN 4.48% -- 0.4426 4/12/2013 4/10/2013 /product/detail/index/ussymbol/MLPL MLPL ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN 8.45% 2x 1.1822 4/12/2013 4/10/2013 /product/detail/index/ussymbol/MLPS MLPS ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN -- -- -- -- -- /product/detail/index/ussymbol/MLPW MLPW ETRACS Wells Fargo MLP Index ETN 4.43% -- 0.3713 4/12/2013 4/10/2013 /product/detail/index/ussymbol/MORL MORL ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN 59.65% 2x 1.3213 4/12/2013 4/10/2013 /product/detail/index/ussymbol/OFF OFF ETRACS Fisher-Gartman Risk Off ETN -- -- -- -- -- /product/detail/index/ussymbol/OILZ OILZ ETRACS Oil Futures Contango ETN -- -- -- -- -- /product/detail/index/ussymbol/ONN ONN ETRACS Fisher-Gartman Risk On ETN 0.97% -- 0.2751 1/14/2013 1/10/2013 /product/detail/index/ussymbol/PTDPTD ETRACS CMCI Short Platinum Excess Return ETN -- -- -- -- -- /product/detail/index/ussymbol/PTM

PTM ETRACS CMCI Long Platinum Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/RWXL RWXL ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN 4.45% 2x 0.1329 3/13/2013 3/11/2013 /product/detail/index/ussymbol/SDYL SDYL ETRACS Monthly Pay 2xleveraged S&P Dividend ETN 4.84% 2x 0.1622 4/12/2013 4/10/2013 /product/detail/index/ussymbol/SPGH SPGH ETRACS S&P 500 Gold Hedged Index ETN -- -- -- -- -- /product/detail/index/ussymbol/SSDD SSDD ETRACS ISE Solid State Drive Index ETN -- -- -- -- -- /product/detail/index/ussymbol/SSDL SSDL ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN -- 2x -- -- -- /product/detail/index/ussymbol/UAG UAG ETRACS CMCI Agriculture Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/UBC UBC ETRACS CMCI Livestock Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/UBG UBG ETRACS CMCI Gold Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/UBM UBM ETRACS CMCI Industrial Metals Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/UBN UBN ETRACS CMCI Energy Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/UCI UCI ETRACS CMCI Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/USV USV ETRACS CMCI Silver Total Return ETN -- -- -- -- -- /product/detail/index/ussymbol/XVIX XVIX ETRACS Daily Long-Short VIX ETN -- -- -- -- -- 50 per page * “Current Yield” equals the current Coupon Amount annualized and divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETNs. You are not guaranteed any coupon or distribution amount under the ETNs. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Product Description ETRACS ETNs (the “ETRACS ETNs”), are exchange-traded notes, an innovative class of investment products offering access to markets and strategies that otherwise may not be readily available to investors, and offer unique diversification opportunities in a number of different sectors. ETRACS ETNs may offer: Access to asset classes with historically low correlations to more traditional asset classes Convenience of an exchange-traded security Transparent exposure to a published index Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ ETN Structure UBS ETRACS ETNs are senior, unsecured, unsubordinated debt securities issued by UBS AG. They are designed to track the total returns of various market benchmark indices, providing exposure to stocks, bonds, commodities, master limited partnerships, currencies, and alternative strategies, less investor fees. The returns are linked to the performance of an index or strategy, less investor fees. Payment at maturity If you hold your UBS ETRACS ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity plus a coupon if applicable, in each case less investor fees. Liquidating prior to maturity You can liquidate UBS ETRACS ETNs before their maturity date in two ways: Sell them at market price in the secondary market on an exchange Redeem a block of securities, typically at least 50,000 units of a particular UBS ETRACS ETN, directly to UBS AG, subject to the procedures described in the relevant prospectus. A redemption fee may apply. Coupon Several ETRACS ETNs offer coupon payments on a quarterly or monthly basis. These payments are based on the cash distributions made by the underlying constituents within the Index. To the extent the underlying index does not make distributions or those distributions are less than the amount of investor fees, no coupon payment will be made. Investor fee The investor fees are accounted for in one of two ways: Investor Fees Are Deducted from Current Principal Amount or Indicative Value: Investor fees are deducted from the current principal amount or indicative value, as applicable. As such, you may lose some or all of your principal at maturity or call, upon acceleration or upon early redemption, as applicable, if the return of the relevant underlying index is not sufficient to offset the negative effect of the investor fees. Investor Fees Are Deducted from Coupon Amount: For some coupon-paying ETNs, the investor fees are deducted from the coupon amount, if any. Accordingly, even where the constituents that comprise an underlying index pay cash distributions in any quarter, such distributions might not be sufficient to overcome the applicable investor fees and, therefore, investors may not receive a coupon. Please note that not all coupon-paying ETNs treat investor fees in this manner. Some coupon-paying ETNs have investor fees deducted from the current principal amount or indicative value, as applicable, as described above. Investors should read the applicable product page and Prospectus Supplement for further details on the fee calculation. No principal protection Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings UBS ETRACS ETNs are not rated by any rating agency. Voting rights The UBS ETRACS ETNs are debt securities, and do not have any voting rights that a holder of common stocks or other equities may have, Trade minimums UBS ETRACS ETNs do not require trade minimums and can be purchased or sold at their market price on the secondary market similar to other exchange-traded securities. ETN valuation measure: Current Indicative Value Unlike mutual funds that have a daily net asset value, UBS ETRACS are valued through what’s known as an “indicative value,” which is used to measure the intrinsic value of each ETN. This value is calculated and published by Bloomberg. However, the indicative value should be used for reference purposes only, and should not be used as an indication of the purchase, sale, redemption or termination price and does not reflect market liquidity, bid offer spreads, or hedging or transaction costs. The market price (the actual trading price) of ETNs may be different from their indicative value. The daily closing prices, daily closing indicative values and daily repurchase values of all ETRACS and the daily closing levels of their underlying indices will be available in the product section of http://etracs.ubs.com/product/list for each ETN so that investors can easily track the performance of their ETRACS products. Additionally, if investors would like to receive the Daily Values report, please click here. The payment on some ETRACS at maturity or call, or upon early redemption, may be based on the VWAP level versus the closing level of the underlying index. The VWAP (volume-weighted average price) is a measure of the average price a security traded at over the trading horizon, by using the ratio of the value traded to total volume traded. The VWAP level of the underlying index will most likely differ from the closing level of the underlying index. Liquidation Similar to equities, ETRACS offer the liquidity provided by exchange listing: Individual investors can choose to sell ETRACS in the secondary market at market prices during trading hours. Investors may elect to require UBS to redeem the ETRACS prior to maturity (as specified in the relevant ETRACS prospectus supplement for each offering of ETRACS). UBS will have certain requirements for early redemption. Please review the applicable prospectus supplement and consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index plus a coupon (if applicable), less the investor fee amount, at maturity or earlier redemption by UBS. Call options UBS may have a contingent right to call some ETRACS ETNs prior to maturity. The existence, and conditions for exercise, of this right by UBS are specified in the applicable prospectus supplement. 3rd party financial data provider websites Information regarding UBS ETRACS ETNs can be found on Bloomberg by typing the ticker symbol of the ETN, then clicking on the “Equity” key, then pressing “Go.” Alternatively, general pricing information can be found on http://finance.yahoo.com/ by inputting the relevant ETN ticker. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Trading/Redemption ETRACS currently available are issued by UBS AG and listed on the NYSE Arca exchange. They may be purchased in a similar way to other publicly traded securities and can be bought or sold at any time during market hours. Invest ETRACS can be purchased through a broker on a U.S. securities exchange during market hours. Sell ETRACS ETNs can be sold through a broker in the secondary market on a U.S. securities exchange during market hours. Redemption Holders of ETRACS generally may elect to require UBS to redeem their ETRACS on any trading day during the term, subject to minimum size, redemption fee and certain other limitations and procedures specified in the relevant ETRACS prospectus supplement. UBS may have a contingent right to call some ETRACS prior to maturity where less than a specified principal amount continues to be traded. The existence of, and conditions for exercise of this right by UBS, will be specified in the applicable prospectus supplement. At maturity, or upon early redemption, the ETNS will be redeemed by UBS for a cash payment based on the performance of the underlying index, less an investor fee, amount (as specified in the relevant ETRACS prospectus supplement for each offering of ETRACS) determined on the final or applicable valuation date. Any cash amount that a holder may receive at maturity and upon early redemption will be determined by the performance of the underlying index (net of the investor fee amount payable by the holder). The ETRACS do not pay interest and do not guarantee that investors will receive at least their principal investment at maturity. Investors may lose up to 100% of their original principal amount invested. Investors should consult their broker or financial advisor for more information. Redemption charge The redemption charge is a one-time transaction charge imposed only in the case of early redemptions by investors. The charge is imposed in an attempt to recoup brokerage and other costs incurred in connection with an early redemption. Only a subset of the ETN offerings contemplates a redemption charge. Please refer to the relevant prospectus supplement to see if this charge applies. Trades made on the secondary market are not subject to a redemption charge, although they will be subject to normal brokerage commissions. Early redemption Investors will not be able to rescind their redemption after the notice is received by UBS and will be subject to the ups and downs experienced by market between the time UBS receives the election and the time that the amount payable is determined on the valuation date. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Tax Information ETRACS Treatment for US Federal Income Tax Purposes This discussion applies to you only if you hold your ETRACS as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules or a Non-United States holder. We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing. There is no authority that directly addresses the tax treatment of your ETRACS and thus the tax treatment of your ETRACS is uncertain. However the ETRACS are intended to be treated as a pre-paid forward contract with respect to the Index and the terms of the ETRACS require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the ETRACS for all tax purposes in accordance with such characterization. If the ETRACS are so treated, you should recognize capital gain or loss upon the sale, redemption or maturity of your ETRACS in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETRACS. In general, your tax basis in your ETRACS will be equal to the price you paid for it. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your ETRACS will generally begin on the date after the issue date (i.e., the Settlement Date) for your ETRACS and, if you hold your ETRACS until maturity, your holding period will generally include the maturity date. The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the ETRACS. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ETRACS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the ETRACS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your ETRACS for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of the ETRACS purchased after the bill is enacted to accrue interest income over the term of the ETRACS despite the fact that there will be no interest payments over the term of the ETRACS. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your ETRACS. In addition, it is possible that (i) the ETRACS could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments, (ii) the ETRACS could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date or (iii) Section 1256 of the Internal Revenue Code could apply to your ETRACS. Because of the absence of authority regarding the appropriate tax characterization of your ETRACS, it is possible that the IRS could seek to characterize your ETRACS in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as if you owned the underlying components of the underlying Index, (ii) you should be required to accrue interest income over the term of your ETRACS, (iii) any gain or loss that you recognize upon the exchange or maturity of your ETRACS should be treated as ordinary gain or loss or (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying index that is attributable to ordinary income that is realized in respect of the component of the underlying index, such as interest, dividends or net-rental income. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your ETRACS for U.S. federal income tax purposes. Investors should note that the intended tax treatment discussed above may not apply to all ETRACS, and that the expected tax treatment of particular ETRACS will depend on the specific nature and terms of those ETRACS. The tax summary provided in the disclosure document for particular ETRACS will supersede, and should be read to replace, the above discussion in respect of those ETRACS. In evaluating any potential investment in ETRACS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ETRACS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those ETRACS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ETRACS. No assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of ETRACS. Even if the tax treatment of ETRACS is changed for any reason only on a prospective basis, that could affect our ability to issue additional ETRACS under an existing prospectus supplement, which could affect liquidity for ETRACS issued prior to such change. UBS ETRACS ETNs are currently listed on NYSE Arca and can be purchased or sold at any time during market hours from your brokerage account. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Key Considerations Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities and currencies. Exchange Traded Access Securities (ETRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, ETRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. Access to New Markets and Strategies Certain asset classes and strategies are not easily accessible to individual investors. ETRACS provide opportunities to gain exposure to these asset classes and strategies in a convenient and cost-efficient way. Portfolio Diversification ETRACS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, Master Limited Partnerships (MLPs) and currencies in order to construct a well-rounded portfolio to meet their investment objectives. Price Transparency ETRACS are designed to provide a return that is linked to the performance of an underlying index, less the investor fee amount. The daily closing prices, daily closing indicative values and daily repurchase values of all ETRACS and the daily closing levels of their underlying indices will be available in the product section for that particular ETN so that investors can easily track the performance of their ETRACS products. Tax Efficiency ETRACS are intended to offer a tax-efficient way to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, under the intended tax treatment of the ETRACS, the timing of the realization of gains or losses on their ETRACS is based on when investors buy and sell their investment. Under the intended treatment, investors will only realize gains or losses upon the sale, maturity or repurchase by the issuer of their ETRACS ETNs. For a more complete understanding of the intended tax treatment of particular ETRACS and any related tax risks investors should read the related ETRACS prospectus supplement regarding their expected tax treatment. We do not offer tax or legal advice. Investors are urged to consult with tax and legal advisors before investing. Flexibility and Liquidity Similar to equities, ETRACS offer the liquidity provided by exchange listing. Individual investors can choose to sell ETRACS in the secondary market at market prices during trading hours or hold them until maturity or may elect to require UBS to redeem the ETRACS prior to maturity. Investors may elect to require UBS to redeem ETRACS on a daily basis (as specified in the relevant ETRACS prospectus supplement for each offering of ETRACS). UBS will have certain requirements for early redemption. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee amount, at maturity or earlier redemption by UBS. No Principal Protection The ETRACS are fully exposed to any decline in the level of the underlying index. If the value of the underlying index decreases, or does not increase by an amount greater than the aggregate investor fee applicable to ETRACS, an investor will receive less than the investor’s original investment in ETRACS upon maturity or early redemption by UBS and could lose up to 100% of the original principal amount.

Underlying Index Risk The return on each ETRACS is linked to the performance of its underlying index, which, in turn, is linked to the prices of the underlying index components. These prices are determined based on a variety of market and economic factors and may change unpredictably, affecting the value of the underlying index and, consequently, the value of your ETRACS in unforeseeable ways. Concentrated Investment Risk The underlying index components of some ETRACS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors. Credit of Issuer The ETNs are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or call, or upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the ETNs prior to maturity or call, or upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Leverage Risk The leveraged ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any. Correlation and Compounding Risk A number of factors may affect the ETN’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the ETN will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant negative monthly performances of your ETNs may not be offset by subsequent positive monthly performances of equal magnitude. A Trading Market for the ETRACS May Not Develop Although ETRACS are listed on a U.S. securities exchange, a trading market for ETRACS may not develop. Affiliates of UBS and the broker-dealers distributing ETRACS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. UBS is not required to maintain any listing of ETRACS on an exchange. Minimum Redemption Amount ETRACS may be sold throughout the day on the relevant exchange through any brokerage account. There are restrictions on the minimum principal balance of ETRACS that you may redeem directly with UBS as specified in the applicable prospectus supplement or other relevant offering document. No early redemption for limited period following issuance You may not be permitted to elect to redeem your ETRACS for a limited period following the initial issue date for the particular ETRACS you purchase. Accordingly, your ability to liquidate your ETRACS may be limited prior to this date. Election of Early Redemption Is Irrevocable Investors will not be able to rescind their election to redeem your ETRACS after a redemption notice is received by UBS and will be exposed to market risk in the event market conditions change between that time that UBS receives the election and the time that the amount payable upon redemption is determined on the applicable valuation date. UBS’s Contingent Call Right UBS may have the right to elect to redeem all, but not less than all, of the outstanding ETRACS relating to a particular index subject to the satisfaction of certain conditions to be specified in the applicable prospectus supplement. Payment on some ETRACS may be linked to the VWAP Level, not the closing level of the underlying index The payment on some ETRACS at maturity or call, or upon early redemption, may be based on the VWAP Level of an underlying index and not on the closing level of an underlying index, as specified in the applicable prospectus supplement. The VWAP Level of the underlying index will most likely differ from the closing level of the underlying index. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us All Products Asset Class BDCs Commodities Equities Hybrid MLPs REITs Volatility Strategy Alpha Strategies Income Leverage Product Analytics Tool Recent Product Launches About ETRACS Product Description ETN Structure Trading/Redemption Tax Information Key Considerations FAQ Frequently Asked Questions What are ETRACS Exchange-Traded Notes? ETRACS Exchange-Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities issued by UBS AG. They are designed to track the total returns of a specific market index or strategy, less investor fees. The indices can be comprised of stocks, bonds, commodities, currencies or a combination thereof. ETNs are not equities or exchange-traded funds (ETFs), but they do share several characteristics with those products. Like equities and ETFs, ETNs trade on an exchange. Like an ETF, they offer transparent exposure to and the return of a benchmark index, less investor fees. What are the advantages of ETRACS ETNs? ETRACS ETNs are designed to provide investors with transparent exposure to the returns of market index benchmarks, less investor fees, with the convenience and flexibility of an exchange-traded security, easy transferability and cost-efficiency. ETRACS ETNs offer investors an exchange-traded alternative to historically expensive or difficult to access markets or strategies. How do I invest in an ETRACS ETN? The ETRACS ETNs currently available are listed on NYSE Arca (and in certain cases other major exchanges) and are available for purchase in a brokerage account and / or through a broker on a U.S. securities exchange during market hours. How do I sell an ETRACS ETN? Investors can sell or redeem ETRACS ETNs in one of three ways: Sell through a broker in the secondary market at market prices on any trading day during market hours. Redeem a block of securities, typically 50,000 securities directly to the issuer, UBS AG, subject to the procedures described in the relevant prospectus. Certain ETNs will be subject to a redemption fee. Hold the ETN until maturity and receive a cash payment from the issuer, UBS AG, equal to the principal amount of the securities times the return of the Underlying Index on the final valuation date minus the investor fee, and any other applicable costs (as described in the relevant prospectus) on the final valuation date. Is there a minimum trade size? How can I find ETRACS ETNs on 3rd party financial data provider websites? Is it possible that a trading market for ETRACS may not develop? How are ETRACS ETNs structured? How are ETNs valued? Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us General Topics ETN-related Topics General Topics Futures contracts A futures contract is a transactional agreement between two parties to buy or sell a particular commodity at a specified future date. Commodity investments are typically carried out through futures contracts since the physical purchase of the raw material is often possible only to a limited extent, or with incurring substantial costs. The constant maturity principle Conventional indices are cyclical. Front-month contracts are bought and sold monthly. This principle frequently leads to lower returns. By contrast a rolling process that reduces the negative effects and can more realistically reflect the actual price trend on the commodity market. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us General Topics ETN-related Topics ETN-related Topics Master Limited Partnership ETNs Master limited partnerships (also known as MLPs) are limited partnerships that are publicly traded, and must derive about 90% of their cash flows from real estate, natural resources or commodities. The vast majority of MLPs are pipeline businesses, which earn income from the transport of oil, gasoline or natural gas. MLPs are linked to an index of master limited partnerships. The suite provides investors with multiple opportunities to express views of the MLP asset class (broad energy infrastructure – long, leveraged long, or short; natural gas infrastructure) through a diversified portfolio of energy infrastructure MLPs. These ETNs allow investors to invest in a portfolio of energy infrastructure MLPs and, depending on the product, benefit from: Quarterly income linked to cash distributions paid by the underlying MLPs in the Index (if any), less fees Tax administration benefit – no K-1 forms. Leveraged ETNs A leveraged long ETN is designed to provide investors with exposure to greater than 100% of the return of the underlying index or indices that it tracks, before investor fees, without increasing the initial investment amount. Investors may choose to invest in a leveraged ETN if they have a bullish (positive) view on the market or strategy. Investors should carefully read the risks in the relevant prospectus that are associated with making a leveraged investment. Leverage Risk The (leveraged) ETNs are two times leveraged long with respect to the Index, which means that you will benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any. Short ETNS A short (or inverse) ETN is designed to provide investors a short position in a market or strategy by tracking the inverse (negative) performance of the underlying index or indices that it tracks, less investor fees. Investors may choose to invest in a short (inverse) ETN if they have a bearish (negative) view on the market or strategy. Investors should carefully read the risks in the relevant prospectus that are associated with making a short investment. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us News - Press Releases 2013 UBS declares coupon payment on ETRACS Exchange-Traded Note: AMU Tue, May 21 UBS Announces Redemption of Seven ETRACS ETNs Mon, May 20 UBS declares coupon payments on four monthly pay ETRACS Exchange-Traded Notes Tue, May 07 UBS declares coupon payments on ten ETRACS Exchange-Traded Notes Thu, Apr 04 UBS declares coupon payments on four monthly pay ETRACS Exchange-Traded Notes Wed, Mar 06 UBS declares coupon payment on ETRACS Exchange-Traded Note: AMU Mon, Feb 25 UBS declares coupon payments on four ETRACS Exchange-Traded Notes Wed, Feb 06 UBS declares coupon payments on eleven ETRACS Exchange-Traded Notes Mon, Jan 07 2012 UBS Declares Coupon Payments on four Monthly pay ETRACS Exchange-Traded Notes Thu, Dec 06 UBS declares quarterly coupon payment on exchange traded note: AMU Wed, Nov 21 UBS announces execution of supplemental indenture regarding exchange traded note linked to the UBS Bloomberg Constant Maturity Commodity Index Total Return due 2038:UCI Mon, Nov 19 UBS announces effective time for consent solicitation regarding ETN linked to the UBS Bloomberg Constant Maturity Commodity Index Total Return due 2038:UCI Wed, Nov 07 UBS declares coupon payments on four monthly pay ETRACS exchange traded notes Mon, Nov 05 UBS Investor Watch survey shows US investor optimism up 14%, private clients ready to invest in markets and spend on experiences Thu, Oct 18 UBS launches ETN with high monthly income potential and leveraged exposure to mortgage REITs Wed, Oct 17 UBS announces consent solicitation regarding exchange traded note linked to the UBS Bloomberg Constant Maturity Commodity Index Total Return due 2038:UCI Tue, Oct 16 UBS announces redemption of ETRACS Long S&P 500 VIX Futures ETNs and ETRACS Daily Short S&P 500 VIX Futures ETNs Fri, Aug 31 UBS declares quarterly coupon payment on AMU ETN Tue, Aug 21 UBS declares coupon payments on nine ETRACS exchange traded notes Mon, Aug 06 UBS declares monthly coupon payment on RWXL ETN Wed, Jun 13 UBS expands suite of income yielding products with 2 ETRACS ETNS designed to deliver high monthly potential and leveraged exposure to blue-chip dividend indexes Wed, May 23 UBS declares monthly coupon payment on RWXL ETN Wed, May 09 UBS launches ETRACS ETN linked to the next generation of the DJ-UBS Commodity Index Thu, Apr 26

UBS announces monthly changes to the UBS NEXT Generation Internet Wed, Apr 11 UBS declares coupon payment on seven ETRACS ETNs Mon, Apr 09 UBS launches ETN with high monthly income potential and leveraged exposure to international real estate securities Wed, Mar 21 UBS ETRACS expects to add facebook to its ETRACS Next Generation Mon, Feb 06 ETRACS to ring the opening bell of the NYSE Wed, Jan 18 UBS declares coupon payment on seven ETRACS ETNs Thu, Jan 05 UBS announces monthly changes to UBS Next generation Internet Index Wed, Jan 04 2011 UBS announces monthly changes to UBS Next Generation Internet Index Wed, Dec 07 UBS launches 2 ETNs linked to The Fisher-gartman Risk Index Wed, Nov 30 UBS Announces name changes to EIPO and EIPL ETNs and related index Mon, Nov 21 UBS declares quarterly coupon on six ETRACS ETNs Mon, Oct 10 UBS launches a 2xLeveraged ISE Cloud Computing™ TR Index ETN Wed, Oct 05 UBS launches 2 ISE Solid State Drive™ Index ETNs Mon, Sep 19 UBS launches 12 ETRACS ETNs linked to the CBOE Volatility (VIX) Thu, Sep 08 UBS announces changes to the UBS Internet IPO Index Fri, Sep 02 UBS launches two Internet IPO ETNs Thu, Jul 21 UBS declares quarterly coupon on six ETRACS ETNs Mon, Jul 11 UBS announces two new ETNs designed to take advantage of contango in the oil and natural gas markets Thu, Jun 16 UBS announces new ETN linked to 2xLeveraged Wells Fargo® Business Development Company Index Wed, May 25 UBS Investment Bank announces ETN linked to the Wells Fargo® Business Development Company Index Thu, Apr 28 UBS declares quarterly coupon on four ETRACS ETNs Tue, Apr 05 2010 UBS allows daily redemption for five of its Exchange Traded Access Securities Tue, Dec 14 UBS announces new energy ETN linked to Alerian MLP Infrastructure Thu, Apr 01 UBS announces new ETRACS S&P 500 Gold Hedged ETN Thu, Jan 28

2009 UBS suspends further sales and issuances of its ETRACS Long Platinum Wed, Nov 11 UBS announces new commodity ETN linked to Dow Jones UBS Commodity Index Thu, Oct 29 UBS Investment Bank completes acquisition of Commodity Index business Thu, May 07 UBS Investment bank enters agreement with AIG Mon, Jan 19 2008 UBS Investment Bank Announces the Launch of UBS E-TRACS Exchange Traded Note Platform Fri, Apr 04 Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us Contact If you have a question or would like to receive additional information about ETRACS or an individual ETN, please call, email or use the form below to contact us. Call +1-877-387 2275 Hours available Monday to Friday 8am - 5pm EST Email etracs@ubs.com Please complete all fields marked with* Please select one of the following:* Individual investor Registered representative Financial professional Journalist First name* Last name* Telephone Email* For which of the following ETRACS ETN categories would you like more information? Master Limited Partnership Business Development Companies Income Equities Commodities Alpha Strategies Hybrid Volatility Leveraged

Tell us your idea for a new ETN that we should bring to market: Enter your ETRACS comment or question here: SubmitReset Note: The contact information provided above is for general inquiries regarding ETRACS. Personal inquiries involving client-specific problems and/or that include confidential client information should be placed through your financial intermediary. Inquiries addressed to UBS, whether through phone or email, may be viewed, handled or answered by, or otherwise available to, third parties. Accordingly, confidential information should not be communicated using the contact details provided above. Information provided will be used solely for communication regarding ETRACS ETNs and will not be sold, transferred or otherwise used in any other capacity. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here. Contact us

Site title Site content Service navigation Service navigation Global homepage Country Europe Austria Belgium Denmark Finland France Germany Turkey Greece Iceland Italy Jersey Monaco Luxembourg United Kingdom Netherlands Norway Russia Spain Sweden Switzerland More branches and offices in Europe North America Canada US Asia Pacific Australia China Hong Kong India Indonesia Japan Korea Malaysia Philippines Singapore Thailand Taiwan More branches and offices in Asia Pacific Middle East & Africa Bahrain Egypt South Africa Israel Lebanon United Arab Emirates Qatar Saudi Arabia More branches and offices in Middle East Africa Latin America & Caribbean Argentina Bahamas Brazil Chile Colombia Mexico Panama Peru Uruguay More branches and offices in Latin America & Caribbean Contact Contact form Contacts and offices worldwide Main offices US Financial advisor search English English Deutsch Français Italiano Español Portugués Nederlands Swenska Hompage Global (BZ) Russian Japanese Global Homepage (KO) Simplified Chinese Global search Search Account login Account login UBS e-banking Switzerland UBS Quotes for Clients US client account login UBS e-banking and online services Switzerland UBS Connect Investment Bank Client Portal More logins Main navigation First level navigation Global home Wealth Management Investment Bank Global Asset Management About us Careers Global home Select country of domicile Additional Legal Information Left navigation Global legal information Terms of use / disclaimer Privacy statement Information on UBS Additional legal information for Argentina Australia Austria Belgium Brazil Canada China European Economic Area France Hong Kong India Italy Japan Korea Mexico New Zealand Russia Saudi Arabia Singapore Spain Sweden Taiwan United Kingdom United States Language Selection English Deutsch Français Italiano Español Português Svenska Nederlands Brazil (POR)Privacy statement UBS appreciates your visit to this web site (“UBS Website”) and your interest in our services and products. Your privacy is important to us and we want you to feel comfortable visiting our site. We take care to protect your personal data collected, processed and used during visits to the UBS Website. By accessing the UBS Website you accept this Privacy Statement (“Statement”). If you do not agree to this Statement, do not proceed to further web pages of the UBS Website. This Statement may be updated from time to time. We therefore ask you to consult it on a regular basis. The last line of this Statement indicates when the Statement was last updated. What are the purpose and the scope of this Statement? UBS AG, its subsidiaries and branches (“UBS” or “We”) are committed to safeguarding the personal information that we collect from individuals who use the UBS Website. Accordingly, UBS has developed this Statement to describe what type of data and how it will be collected from users of the UBS Website and the purposes for which UBS may collect, share or disclose the data. 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How can you access or review your personal data? Should you have a request regarding the processing of your personal data please send a letter to the following address: Group Data Protection Officer UBS AG P.O. Box 8098 Zürich Switzerland Last update in November 2009. Last modified on 05 Mar 2013, 09:19 Short URL: http://www.ubs.com/1/e/index/legalinfo2/privacy.html You are here: Global home > Additional Legal Information > Privacy statement Terms of Use Privacy Statement Report fraudulent mail Cookies Products and services in these webpages may not be available for residents of certain nations. Please consult the sales restrictions relating to the service in question for further information. © UBS 1998-2013. All rights reserved.

Site title Site content Service navigation Service navigation Global homepage Country Austria Belgium Denmark Finland France Germany Turkey Greece Iceland Italy Jersey Monaco Luxembourg United Kingdom Netherlands Norway Russia Spain Sweden Switzerland More branches and offices in Europe Canada US Australia China Hong Kong India Indonesia Japan Korea Malaysia Philippines Singapore Thailand Taiwan More branches and offices in Asia Pacific Bahrain Egypt South Africa Israel Lebanon United Arab Emirates Qatar Saudi Arabia More branches and offices in Middle East Africa Argentina Bahamas Brazil Chile Colombia Mexico Panama Peru Uruguay More branches and offices in Latin America & Caribbean Contact Contact form Contacts and offices worldwide Main offices US Financial advisor search English English Deutsch Français Italiano Español Portugués Nederlands Swenska Hompage Global (BZ) Russian Japanese Global Homepage (KO) Simplified Chinese Global search Search Account login Account login UBS e-banking Switzerland UBS Quotes for Clients US client account login UBS e-banking and online services Switzerland UBS Connect Investment Bank Client Portal More logins Main navigation First level navigation Global home Wealth Management Investment Bank Global Asset Management About us Careers Global home Select country of domicile Additional Legal Information Left navigation Global legal information Terms of use / disclaimer Privacy statement Information on UBS Additional legal information for Argentina Australia Austria Belgium Brazil Canada China European Economic Area France Hong Kong India Italy Japan Korea Mexico New Zealand Russia Saudi Arabia Singapore Spain Sweden Taiwan United Kingdom United States Language Selection English Deutsch Français Italiano Español Português Svenska Nederlands Brazil (POR) ) Terms of use / disclaimer By accessing this website (“UBS Website”) you agree to be legally bound by these terms of use / disclaimer (“Terms of Use”). Please also consult the applicable additional legal information for your relevant country. If you do not agree to these Terms of Use, do not proceed to further web pages of the UBS Website. These Terms of Use as well as the information and materials contained in the UBS Website are subject to change from time to time without notice. Access Subject to Local Restrictions The UBS Website and all information and functionality contained within it are not directed at or intended for use by any person resident or located in any jurisdiction where (1) the distribution of such information or functionality is contrary to the laws of such jurisdiction or (2) such distribution is prohibited without obtaining the necessary licenses or authorisations by the relevant branch, subsidiary or affiliate office of UBS and such licenses or authorisations have not been obtained. Services and Products Products and services displayed on the UBS Website may not be eligible for sale or available to residents of certain countries or certain categories of investors. Please consult the applicable terms and conditions such as sales restrictions or key specific notes for further information. Any materials available on the UBS Website have no regard to the specific investment objectives, financial situation or particular needs of any specific recipient. Any report available on the UBS Website is published for information purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. Unless specifically stated otherwise, all price information is indicative only. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the materials, nor are they a complete statement of the securities, markets or developments referred to herein. The materials should not be regarded by recipients as a substitute for the exercise of their own judgement. Any opinions are subject to change without notice and may differ or be contrary to opinions expressed by other business areas or groups of UBS as a result of using different assumptions and criteria. UBS is not under any obligation to update or keep current the information contained herein. No Offer The information contained in the UBS Website is just for informational purposes. No information published on the UBS Website constitutes a solicitation, an offer, or a recommendation to buy or sell any investment instruments, to effect any transactions, or to conclude any legal act of any kind whatsoever. UBS does not intend to provide investment, legal or tax advice through the UBS Website and does not represent that any securities or services discussed are suitable for any investor. When making a decision about your investments, you should seek the advice of a professional financial advisor.

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View career website Search & apply now ETRACS declares quarterly coupon payment on Exchange-Traded Note: AMU [ 21 May 2013, 10:00 ] UBS Announces Redemption of Seven ETRACS ETNs [ 20 May 2013, 13:17 ] UBS appoints Sylvia Brasil Coutinho as CEO of UBS Group Brazil [ 20 May 2013, 08:30 ] UBS Americas Hosts Revitalizing America: A Presidential Conversation on the Nation’s Economic Recovery with President Bill Clinton and President George W. 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Top of Form 1 Bottom of Form 1 Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us Important legal information specific to ETRACS ETNS An investment in the ETRACS ETNs involves risks and is subject to the creditworthiness of UBS. We urge you to read the more detailed explanation of risks described under “Risk Factors” in the prospectus supplement for the ETRACS ETNs. ETRACS ETNs are sold only in conjunction with the relevant offering materials.UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (+1-877-387 2275). © UBS 2013. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. UBS Bloomberg Constant Maturity Commodity Index, UBS Bloomberg CMCI and CMCI are service marks of UBS and/or Bloomberg. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC and UBS AG, as the case may be. UBS has contracted with Standard & Poor’s to maintain and calculate the “UBS Next Generation Internet Index”. S&P shall have no liability for any errors or omissions in calculating the Index. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 Gold Hedged”, “S&P 500 VIX Futures Term-Structure Index ER™”, “S&P 500 VIX Short-Term Futures™ Index ER,” “S&P 500 VIX Mid-Term Futures™ Index,” and “S&P High Yield Dividend Aristocrats®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by UBS. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed to S&P. The ETRACS ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and neither S&P nor CBOE makes any representation regarding the advisability of investing in the ETNs. Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. “ISE Cloud Computing™ Total Return Index”, “ISE Solid State Drive™ Index”, “ISE Oil Futures Spread™”, “ISE Natural Gas Futures Spread™”, “ISE™®”, and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC (“ISE” or “Licensor”) and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN and ETRACS Oil Futures Contango ETN based on the ISE Cloud Computing™ Total Return Index, ISE Solid State Drive™ Index, ISE Natural Gas Futures Spread™ Index and the ISE Oil Futures Spread™ Index, respectively, are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such product(s). “MBF Index Holdings, LLC”, “The Fisher-Gartman Risk Index”, “The Fisher-Gartman Equity Subindex” and “The Fisher-Gartman Sovereign Bond Subindex” are trademarks of MBF Index Holdings, LLC and have been licensed for use by UBS AG. The ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN are not issued by, sponsored, endorsed, sold or promoted by MBF Index Holdings, LLC or its affiliates and MBF Index Holdings, LLC makes no representation regarding the advisability of investing in the product. MBF Index Holdings, LLC does not guarantee that the Index referenced by the product has been accurately calculated and shall not have any liability for any error in the calculation. The Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and the Dow Jones U.S. Select Dividend IndexSM are products of Dow Jones Indexes, marketing names and licensed trademarks of CME Group Index Services LLC (“CME”), and have been licensed for use. “Dow Jones®”, “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM”, Dow Jones U.S. Select Dividend IndexSM , and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by UBS AG. UBS AG’s ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN based on the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and Monthly Pay 2xLeveraged Dow Jones Select Dividend ETN based on the Dow Jones U.S. Select Dividend IndexSM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of trading in such product(s). The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM”, “Dow Jones-UBS Commodity Index 2 Month ForwardSM”, “Dow Jones-UBS Commodity Index 4 Month ForwardSM”, “Dow Jones-UBS Commodity Index 6 Month ForwardSM”, “Dow Jones-UBS Commodity IndexSM” and “DJ-UBS CI” are service marks of Dow Jones Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG, as the case may be, have been licensed to CME Indexes and sublicensed for use for certain purposes by UBS. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Mortgage REIT or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market.

Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument.. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. Other marks may be trademarks of their respective owners. All rights reserved. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. Images may depict objects or elements which are protected by third party copyright, trademarks and other intellectual property rights. © Copyright by UBS AG, 1998 - 2013 - all rights reserved. Products and services in this web site may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. For information as to which entity provides the services in each jurisdiction click here. Selected market data delivered by Solvians. For information regarding market data terms of use click here.

Top of Form 1 Bottom of Form 1 Home Products Education Materials General Topics ETN-related Topics Press Releases Contact Us Disclaimer © UBS 1998 - 2013. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of ETRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the applicable prospectus supplement and accompanying prospectus by calling toll-free (1-800-722-7370). You should refer to the applicable ETRACS prospectus supplement and accompanying prospectus and should consult with your legal, tax and financial advisors prior to deciding whether to invest in the ETRACS. In the event of any inconsistency between this website and the prospectus supplement for a particular offering of ETRACS, you should rely on the prospectus supplement in evaluating that offering. Please review Legal considerations and Privacy policy for additional important legal information and the terms and conditions governing use of this website. The information on the ETRACS offered in this website is not, and is not intended to be, a complete discussion of all relevant, material information. If you are considering an investment in one or more ETRACS products, you should carefully read the relevant prospectus supplement and accompanying prospectus for the particular offering prior to making a purchase. The information on the ETRACS does not constitute a specific recommendation to buy any security. Information relating to the investment opportunities presented in this website do not take into account the investment objectives, financial situation or particular needs of any specific person. The content of this website has been prepared based upon sources, materials and systems believed to be reliable and accurate and are provided to you on an “as is” basis. Any content relating to a specific issuance of any ETRACS contained on any page throughout this website, is subject to change or cancellation without prior notice. It is your responsibility to verify any information contained in this website before making an investment decision. The use and access of these web pages, or any other linked web sites provided by UBS AG and/or any affiliate or branch of UBS AG (“UBS”), and any content herein, including posted documents, (“Materials”) is subject to the following disclaimer and any other posted restrictions. The products described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. Except as otherwise specified herein, these Materials are distributed by UBS AG. United Kingdom and rest of European Economic Area: These Materials are distributed to customers in the United Kingdom and the rest of the European Economic Area by UBS Limited, a subsidiary of UBS AG, Company Number 2035362, of 1 Finsbury Avenue, London, EC2M 2PP, United Kingdom, VAT Number (GB)447151456. UBS Limited is authorised as a bank and for the conduct of investment business in the United Kingdom by the Financial Services Authority, registration number 124343. Russia: These Materials are distributed in Russia by «OOO UBS Bank» or by UBS Securities CJSC, or by UBS Nominees CJSC, or by the branch of UBS Advisory Services Limited (Cyprus), (License of Cyprus Securities and Exchange Commission No. 051/04 issued on 12 October 2004), registration number 88223. United States: These Materials are distributed to US persons by UBS Securities LLC or by UBS Financial Services Inc., both subsidiaries of UBS AG, or by another division, subsidiary or affiliate of UBS AG to major US institutional investors only. UBS Securities LLC or UBS Financial Services Inc. accepts responsibility for the content of Materials prepared by another division, subsidiary or affiliate of UBS AG when distributed by UBS Securities LLC or UBS Financial Services Inc. to US persons. All transactions by a US person in the securities mentioned in these Materials must be effected through UBS Securities LLC or UBS Financial Services Inc. Members SIPC. 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The Materials relating to foreign exchange and other banking business, and related research, are distributed in Japan by UBS AG, Tokyo Branch. Australia: These Materials are distributed in Australia by UBS AG (Holder of Australian Financial Services Licence No. 231087) and UBS Securities Australia Ltd (Holder of Australian Financial Services Licence No. 231098). New Zealand: These Materials are distributed in New Zealand by UBS New Zealand Ltd.

Some products and services in this website may not be available for residents of certain jurisdictions. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker dealer. Member of SIPC. Options, derivative products and futures are not suitable for all investors, and trading in these products is considered risky. Past performance is not necessarily indicative of future results. Foreign currency rates of exchange may adversely affect the value, price or income of any products mentioned in the Materials. Clients wishing to effect transactions should contact their local sales representative. Nothing in the Materials constitutes investment advice and any recommendations that may be contained herein have not been based upon a consideration of the investment objectives, financial situation or particular needs of any specific recipient. The report is published for information purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. Unless specifically stated otherwise, all price information is indicative only. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the Materials, nor are they a complete statement of the securities, markets or developments referred to herein. The Materials should not be regarded by recipients as a substitute for the exercise of their own judgement. Any opinions are subject to change without notice and may differ or be contrary to opinions expressed by other divisions of UBS as a result of using different assumptions and criteria. UBS is not under any obligation to update or keep current the information contained herein. UBS, its related entities, directors, employees and agents accepts no liability whatsoever for any loss or damage of any kind arising out of the use of all or part of these Materials. Certain laws and regulations impose liabilities which cannot be disclaimed. This disclaimer shall in no way constitute a waiver or limitation of any rights a person may have under such laws and/or regulations. UBS, its directors, officers, employees or clients may have or have had interests or long or short positions in the securities and/or currencies referred to herein, and may at any time make purchases and/or sales in them as principal or agent. In addition, UBS may act or have acted as market-maker in financial products discussed herein. Furthermore, UBS may have or have had a relationship with or may provide or have provided investment banking, capital markets and/or other services to the relevant companies. Employees of UBS may serve or have served as officers or directors of the relevant companies. UBS may rely on information barriers to control the flow of information contained in one or more areas within UBS into other areas, units, divisions or affiliates of UBS. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. Options, derivative products and futures are not suitable for all investors, and trading in these products is considered risky. Past performance is not necessarily indicative of future results. Foreign currency rates of exchange may adversely affect the value, price or income of any products mentioned in the Materials. Clients wishing to effect transactions should contact their local sales representative. Additional terms specific to ETRACS ETNs Selected Risk Considerations

An investment in ETRACS involves risks, including possible loss of some or all of your principal investment. The brief statement set forth below does not disclose all of the risks related to an investment in one or more offerings of ETRACS. For a comprehensive list of risk factors associated with each offering of ETRACS, please refer to the prospectus supplement and accompanying prospectus for the particular offering of ETRACS in which you are considering an investment. Prior to investing in the ETRACS, investors should ensure that they fully understand the terms and conditions, including related risks and any legal, tax and accounting considerations, for the particular offering of ETRACS in which they are considering an investment. The return on the ETRACS at maturity or upon early redemption, which may be positive or negative, is directly linked to the performance of the particular underlying index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

The fees paid by investors in the ETRACS, which accrue daily, diminish the potential return on the ETRACS and thus their market value. If the level of the particular underlying index decreases or does not increase significantly so as to offset the effect of these fees, investors will receive less than their principal at maturity or upon early redemption and could lose up to 100% of the original principal amount. The fees will have a similar negative impact on any return realized by selling the ETRACS in the secondary market. The underlying index components of some ETRACS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors. In particular, the index components for ETRACS linked to an underlying commodities futures index are concentrated in the commodities sector in general, and may be concentrated in one particular commodities sub-sector, in particular (for example, energy, agriculture or industrial metals). Trading in futures contracts associated with index commodities is speculative and can be extremely volatile. Accordingly, investment in ETRACS linked to a commodities futures index will increase a portfolio’s exposure to fluctuations in the commodity sectors underlying the index. ETRACS may be sold throughout the day on the relevant exchange through any brokerage account. There are restrictions on the minimum principal balance of ETRACS that an investor may redeem directly with UBS as specified in the applicable prospectus supplement or other relevant offering document. Investors may not be permitted to elect to redeem the ETRACS for a limited period following the initial issue date for the particular ETRACS you purchase. Accordingly, investors’ ability to liquidate the ETRACS may be limited prior to this date.Investors will not be able to rescind an election to redeem the ETRACS after the redemption notice is received by UBS and will be exposed to market risk in the event market conditions change between that time that UBS receives the election and the time that the amount payable upon redemption is determined on the applicable valuation date. UBS may have the right to elect to redeem all of the outstanding ETRACS relating to a particular index subject to the satisfaction of certain conditions to be specified in the applicable prospectus supplement. ETRACS may be sold throughout the day on the relevant exchange through any brokerage account. There are restrictions on the minimum principal balance of ETRACS that you may redeem directly with UBS as specified in the applicable prospectus supplement or other relevant offering document. You may not be permitted to elect to redeem your ETRACS for a limited period following the initial issue date for the particular ETRACS you purchase. Accordingly, your ability to liquidate your ETRACS may be limited prior to this date.Investors will not be able to rescind their election to redeem your ETRACS after a redemption notice is received by UBS and will be exposed to market risk in the event market conditions change between that time that UBS receives the election and the time that the amount payable upon redemption is determined on the applicable valuation date. UBS may have the right to elect to redeem all, but not less than all, of the outstanding ETRACS relating to a particular index subject to the satisfaction of certain conditions to be specified in the applicable prospectus supplement. Disclaimer of Warranty and Limitation of Liability UBS AG AND ITS AFFILIATES DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE WEBSITE OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY DATA INCLUDED THEREIN OR FOR ANY ERRORS, OR OMISSIONS. UBS AG AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND TO THE EXTENT PERMITTED BY LAW HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE WEBSITE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE EXTENT PERMITTED BY LAW, UBS AG AND ITS AFFILIATES DISCLAIM ANY LIABILITY FOR ANY PUNITIVE, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. © UBS 2013. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. . Dow Jones -- UBS Commodity Index The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “DJ-UBS CI” and “DJ-UBS CITR” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS”), as the case may be, and have been licensed for use for certain purposes by CME Indexes and UBS.

Neither Dow Jones, UBS, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETRACS (the “Securities”) or any member of the public regarding the advisability of investing or trading in securities or commodities generally or in the Securities particularly. Dow Jones and CME Indexes are licensors of certain trademarks, trade names and service marks and of the DJ-UBS CI and DJ-UBS CITR, which are determined and calculated by CME Indexes in conjunction with UBS Securities without regard to the Securities. None of Dow Jones, CME Indexes, UBS or UBS Securities has any obligation to take the needs of the Securities holders into consideration in determining, composing or calculating the DJ-UBS CI and the DJ-UBS CITR. Neither Dow Jones nor CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or traded or, if applicable, in the determination or calculation of the equation by which the Securities may be converted into cash. Neither Dow Jones nor CME Indexes or any of their respective subsidiaries or affiliates shall have any obligation or liability in connection with the administration, marketing or trading of the Securities. The Securities are not sponsored, endorsed, sold or promoted by Dow Jones or CME Indexes. UBS, UBS Securities, CME Group and their respective subsidiaries and affiliates actively trade commodities, commodity futures and commodity indexes (including the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Commodity Index Total ReturnSM; and related indexes), as well as swaps, options and other derivatives which are linked to the performance of commodities, commodity futures and commodity indexes. This trading activity may affect the value of commodities; commodity indexes (including the Dow Jones-UBS Commodity IndexSM; the Dow Jones UBS Commodity Index Total ReturnSM; and related indexes); sub-indexes of such indexes; components thereof; commodity index swaps linked to such indexes, sub-indexes and components; and products or transactions entered into, issued and/or sponsored by UBS, UBS Securities, Dow Jones, CME Group Inc. or their respective subsidiaries or affiliates. UBS, UBS Securities and CME Group Inc. and their respective subsidiaries and affiliates may undertake such trading activity (including but not limited to proprietary trading and trading that they deem appropriate in their sole discretion to hedge their market risk in any transaction) without regard to any effect it may have on products or transactions entered into, issued and/or sponsored by UBS, UBS Securities, Dow Jones or CME Group Inc or their respective subsidiaries or affiliates. NONE OF DOW JONES, UBS, UBS SECURITIES, CME INDEXES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE DJ-UBS CI AND THE DJ-UBS CITR OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS, UBS SECURITIES, CME INDEXES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS, UBS SECURITIES, CME INDEXES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE PARTIES TO ANY TRANSACTION INVOLVING THE DJ-UBS CI AND THE DJ-UBS CITR OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJ-UBS CI AND THE DJ-UBS CITR OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS, UBS SECURITIES, CME INDEXES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-UBS CI AND THE DJ-UBS CITR OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS, UBS SECURITIES, CME INDEXES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES AND CME INDEXES OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES. . S&P 500 Gold Hedged Index and S&P 500® Index The Product is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P Indices to track general stock market performance. S&P’s only relationship to UBS AG is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, which indices are determined, composed and calculated by S&P without regard to UBS AG or the Product. S&P has no obligation to take the needs of UBS AG or the owners of the Product into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Product. S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P Marks are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS AG.S&P 500 VIX Futures Term-Structure Index ER™, S&P 500 VIX Short-Term Futures™ Index ER and S&P 500 VIX Mid-Term Futures™ Index ER “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 Gold Hedged”, “S&P 500 VIX Futures Term-Structure Index ER™”, “S&P 500 VIX Short-Term Futures™ Index ER,” “S&P 500 VIX Mid-Term Futures™ Index,” and “S&P High Yield Dividend Aristocrats®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by UBS. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been Rogers International Commodity Index® Rogers International Commodity Index, RICI and Rogers International Commodity Index - Total Return are trademarks and service marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are subject to license. Alerian Alerian MLP Index, Alerian MLP Total Return Index, Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index, Alerian Natural Gas MLP Index, Alerian Natural Gas MLP Total Return Index, AMZ, AMZX, AMZI, and ANGI are trademarks of Alerian and their use is granted under a license from Alerian. Wells Fargo & Company Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. The ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo has no obligation to take into consideration the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index, ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX, ETRACS WELLS FARGO MLP INDEX, OR ETRACS 2XLEVERAGED LONG WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. ISE Natural Gas Futures Spread™Index, ISE Oil Futures Spread™ Index, ISE Solid State Drive™ Index and ISE Cloud Computing™ Total Return Index “ISE Cloud Computing™ Total Return Index”, “ISE Solid State Drive™ Index”, “ISE Oil Futures Spread™”, “ISE Natural Gas Futures Spread™”, “ISE™®””, and “International Securities Exchange®”” are trademarks of International Securities Exchange, LLC (“ISE” or “Licensor”) and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN and ETRACS Oil Futures Contango ETN based on the ISE Cloud Computing™ Total Return Index, ISE Solid State Drive™ Index, ISE Natural Gas Futures Spread™ Index and ISE Oil Futures Spread™ Index, respectively, are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such product(s).

The ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN and the ETRACS Oil Futures Contango ETN are not sponsored, endorsed, sold or promoted by Licensor. Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN and the ETRACS Oil Futures Contango ETN or any member of the public regarding the advisability of trading in the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN or the ETRACS Oil Futures Contango ETN. Licensor’s only relationship to UBS AG (“UBS”) is the licensing of certain trademarks and trade names of Licensor and of the ISE Cloud Computing™ Total Return Index, ISE Solid State Drive™ Index, ISE Natural Gas Futures Spread™ Index and the ISE Oil Futures Spread™ Index which is determined, composed and calculated by Licensor without regard to UBS or the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN and the ETRACS Oil Futures Contango ETN. Licensor has no obligation to take the needs of UBS or the owners of the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN or the ETRACS Oil Futures Contango ETN into consideration in determining, composing or calculating the ISE Cloud Computing™ Total Return Index, ISE Solid State Drive™ Index, ISE Natural Gas Futures Spread™ Index or the ISE Oil Futures Spread™ Index. Licensor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN or the ETRACS Oil Futures Contango ETN to be listed or in the determination or calculation of the equation by which the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN or the ETRACS Oil Futures Contango ETN are to be converted into cash. Licensor has no obligation or liability in connection with the administration, marketing or trading of the ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN, ETRACS ISE Solid State Drive Index ETN, ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN, ETRACS Natural Gas Futures Contango ETN or the ETRACS Oil Futures Contango ETN. LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE THE ISE CLOUD COMPUTING™ TOTAL RETURN INDEX, ISE SOLID STATE DRIVE™ INDEX, ISE NATURAL GAS FUTURES SPREAD™ INDEX OR THE ISE OIL FUTURES SPREAD™ INDEX OR ANY DATA INCLUDED THEREIN AND LICENSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE ETRACS MONTHLY 2XLEVERAGED ISE CLOUD COMPUTING TR INDEX ETN, ETRACS ISE SOLID STATE DRIVE INDEX ETN, THE ETRACS MONTHLY 2XLEVERAGED ISE SOLID STATE DRIVE INDEX ETN, THE ETRACS NATURAL GAS FUTURES CONTANGO ETN AND THE ETRACS OIL FUTURES CONTANGO ETN OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ISE CLOUD COMPUTING™ TOTAL RETURN INDEX, ISE SOLID STATE DRIVE™ INDEX, ISE NATURAL GAS FUTURES SPREAD™ INDEX OR ISE OIL FUTURES SPREAD™ INDEX OR ANY DATA INCLUDED THEREIN. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE THE ISE CLOUD COMPUTING™ TOTAL RETURN INDEX, ISE SOLID STATE DRIVE™ INDEX, ISE NATURAL GAS FUTURES SPREAD™ INDEX OR ISE OIL FUTURES SPREAD™ INDEX OR ANY DATA INCLUDED THEREIN, WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSOR AND UBS. UBS Next Generation Internet Index The “UBS Next Generation Internet Index” is the exclusive property of UBS. UBS has contracted with Standard & Poor’s to maintain and calculate the index. S&P shall have no liability for any errors or omissions in calculating the Index. UBS Securities LLC (the “Index Sponsor”) makes no representation or warranty, express or implied, regarding the appropriateness of investing in products referenced to the UBS Next Generation Internet Index (“Index”), securities or other financial products in general or of the ability of the Index to track the market performance of Internet companies or the equity markets or other financial markets in general. Other than determining the initial Index methodology, the Index Sponsor has no discretion in determining the constituents of the Index and any amendment thereto, and the Index Sponsor has no obligation to consider the needs of any counterparties or investors that have products referenced to the Index. The Index Sponsor has all proprietary rights with respect to the Index. Any third party product based on or in relation to the Index (“Product”) may only be issued upon the prior written approval of the Index Sponsor and upon the execution of a license agreement between the Index Sponsor and the party intending to launch a Product. In no way does the Index Sponsor, endorse or have any other involvement in the issue and offering of a Product. The Index Sponsor makes no representation or warranty, express or implied, to the holders of the Products or any member of the public regarding the advisability of investing in the Product or other financial products generally or in securities particularly, or as to results to be obtained from the use of the Index or from the Product. Past performance of the Index is not necessarily indicative of future results.

NEITHER THE INDEX SPONSOR NOR UBS GUARANTEES THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER THE INDEX SPONSOR NOR UBS SHALL HAVE ANY LIABILITY FOR ANY DATA INCLUDED THEREIN OR FOR ANY ERRORS, OR OMISSIONS OR INTERRUPTIONS IN THE CALCULATION AND/OR DISSEMINATION OF THE INDEX. NEITHER THE INDEX SPONSOR NOR UBS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FROM ANY OTHER USE (WHETHER DIRECTLY OR VIA ANY PRODUCT REFERENCED THERETO). NEITHER THE INDEX SPONSOR NOR UBS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND TO THE EXTENT PERMITTED BY LAW HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE EXTENT PERMITTED BY LAW, IN NO EVENT SHALL THE INDEX SPONSOR OR UBS AG HAVE ANY LIABILITY FOR ANY LOST PROFITS OR PUNITIVE, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The Fisher-Gartman Risk Index

The ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN are not issued, guaranteed, sponsored, endorsed, sold or promoted by MBF Index Holdings, LLC or their subsidiaries and affiliates. MBF Index Holdings, LLC makes no representation or warranty, express or implied, to investors in the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN or any member of the public regarding the advisability of investing in ETNs generally or in the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN particularly or the ability of any data supplied by MBF Index Holdings, LLC or any Index to track financial instruments comprising the Index or any trading market. MBF Index Holdings, LLC's only relationship to UBS is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of MBF Index Holdings, LLC and of the data supplied by MBF Index Holdings, LLC that is determined, composed, compiled and calculated by MBF Index Holdings, LLC or a third party index calculator, without regard to the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN. MBF Index Holdings, LLC has no obligation to take into consideration the ETRACS Fisher-Gartman Risk On ETN or ETRACS Fisher-Gartman Risk Off ETN or investors in the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN when determining, composing, compiling or calculating the data. MBF Index Holdings, LLC has no obligation or liability in connection with the listing, registration, distribution, administration, marketing, trading (including but not limited to the timeliness, sequence, accuracy, completeness or currentness of the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN) or redemption or settlement by the issuer or otherwise of the ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN.

MBF INDEX HOLDINGS, LLC DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. MBF INDEX HOLDINGS, LLC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX OR OF THE DATA SUPPLIED BY MBF INDEX HOLDINGS, LLC OR ANY DATA INCLUDED THEREIN. MBF INDEX HOLDINGS, LLC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY MBF INDEX HOLDINGS, LLC OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MBF INDEX HOLDINGS, LLC HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY LOSS OR DAMAGE INCLUDING BUT NOT LIMITED TO ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS REVENUES OR LOST PROFITS), WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Dow Jones Global ex-U.S. Select Real Estate Securities Index SM

The "Dow Jones Global ex-U.S. Select Real Estate Securities Index SM" is a product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC ("CME"), and has been licensed for use. "Dow Jones®", "Dow Jones Global ex-U.S. Select Real Estate Securities Index SM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones") have been licensed to CME and have been sublicensed for use for certain purposes by UBS AG. The ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN is not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates. Dow Jones, CME and their respective affiliates make no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or any member of the public regarding the advisability of trading in the Product(s). Dow Jones', CME's and their respective affiliates' only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones Global ex-U.S. Select Real Estate Securities Index which is determined, composed and calculated by CME without regard to UBS AG or the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. Dow Jones and CME have no obligation to take the needs of UBS AG or the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN into consideration in determining, composing or calculating "Dow Jones Global ex-U.S. Select Real Estate Securities Index SM". Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN to be sold or in the determination or calculation of the equation by which the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN are to be converted into cash. Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN currently being issued by UBS AG, but which may be similar to and competitive with the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM. It is possible that this trading activity will affect the value of the Dow Jones Global ex-U.S. Select Real Estate Securities Index SM and ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN.

Dow Jones and CME have no obligation to take the needs of UBS AG or the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN into consideration in determining, composing or calculating “Dow Jones Global ex-U.S. Select Real Estate Securities Index SM”. Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN to be sold or in the determination or calculation of the equation by which the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN are to be converted into cash. Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN currently being issued by UBS AG, but which may be similar to and competitive with the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM. It is possible that this trading activity will affect the value of the Dow Jones Global ex-U.S. Select Real Estate Securities Index SM and ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY PAY 2XLEVERAGED DOW JONES INTERNATIONAL REAL ESTATE ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND UBS AG, OTHER THAN THE LICENSORS OF CME. Dow Jones-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM”, “Dow Jones-UBS Commodity Index 2 Month ForwardSM”, “Dow Jones-UBS Commodity Index 4 Month ForwardSM”, “Dow Jones-UBS Commodity Index 6 Month ForwardSM”, “Dow Jones-UBS Commodity IndexSM” and “DJ-UBS CI” are service marks of Dow Jones Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG, as the case may be, have been licensed to CME Indexes and sublicensed for use for certain purposes by UBS. Other marks may be trademarks of their respective owners. All rights reserved. Neither Dow Jones nor CME Indexes makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs or any member of the public regarding the advisability of investing or trading in ETNs or commodities generally or in the ETNs particularly. Dow Jones is a licensor of certain trademarks, trade names and service marks of Dow Jones. CME Indexes is a calculator and distributor of the Index, the Sub-Indices and the DJ-UBS Commodity Index, which are determined and calculated by CME Indexes in conjunction with UBS Securities LLC without regard to the ETNs. Neither Dow Jones, CME Indexes nor UBS Securities LLC has any obligation to take the needs of the ETNs holders into consideration in determining, composing or calculating the Index, the Sub-Indices and the DJ UBS Commodity Index. Neither Dow Jones nor CME Indexes is responsible for, and they have not participated in, the determination of the timing of, prices at, or quantities of the ETNs that are to be issued or traded or, if applicable, in the determination or calculation of the equation by which the ETNs are to be converted into cash. Neither Dow Jones nor CME Indexes has any obligation or liability in connection with the administration, marketing or trading of the ETNs. The ETNs are not sponsored, endorsed, sold or promoted by Dow Jones or CME Indexes. UBS and its affiliates actively trade commodities, commodity futures and commodity indexes (including the Dow Jones-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM, the Dow Jones-UBS Commodity Index 2 Month ForwardSM, the Dow Jones-UBS Commodity Index 4 Month ForwardSM, the Dow Jones-UBS Commodity Index 6 Month ForwardSM, the Dow Jones-UBS Commodity IndexSM and related indexes), as well as swaps, options and other derivatives which are linked to the performance of commodities, commodity futures and commodity indexes. This trading activity may affect the value of commodities; commodity indexes (including the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Commodity Index 2-4-6 Forward Blend Total ReturnSM, the Dow Jones-UBS Commodity Index 2 Month ForwardSM, the Dow Jones-UBS Commodity Index 4 Month ForwardSM, the Dow Jones-UBS Commodity Index 6 Month ForwardSM and related indexes); sub-indexes of such indexes; components thereof; commodity index swaps linked to such indexes, sub-indexes and components; and products or transactions entered into, issued and/or sponsored by UBS, CME Indexes or Dow Jones. UBS and its subsidiaries and affiliates may undertake such trading activity (including but not limited to proprietary trading and trading that they deem appropriate in their sole discretion to hedge their market risk in any transaction) without regard to any effect it may have on products or transactions entered into, issued and/or sponsored by UBS Securities LLC or Dow Jones. NEITHER DOW JONES, CME INDEXES NOR UBS GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE INDEX, THE SUB-INDICES OR THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO AND NEITHER DOW JONES, CME INDEXES NOR UBS SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DOW JONES, CME INDEXES NOR UBS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE PARTIES TO ANY TRANSACTION INVOLVING THE INDEX, THE SUB-INDICES OR THE DJ-UBS COMMODITY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX, THE SUB-INDICES OR THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO. NEITHER DOW JONES, CME INDEXES NOR UBS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX, THE SUB-INDICES OR THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME INDEXES OR UBS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES, CME INDEXES AND UBS.

Dow Jones U.S. Select Dividend Index The Dow Jones U.S. Select Dividend IndexSM is a product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Indexes, and has been licensed for use. “Dow Jones®”, “Dow Jones U.S. Select Dividend IndexSM” and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed for use for certain purposes by UBS. The ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN isnot sponsored, endorsed, sold or promoted by Dow Jones, CME Indexes or their respective affiliates. Dow Jones, CME Indexes and their respective affiliates make no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN or any member of the public regarding the advisability of trading in the Product(s). Dow Jones’, CME Index’s and their respective affiliates’ only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones and of the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN, which is determined, composed and calculated by CME Indexes without regard to UBS AG or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. Dow Jones and CME Indexes have no obligation to take the needs of UBS AG or the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN into consideration in determining, composing or calculating “The Dow Jones U.S. Select Dividend IndexSM”. Dow Jones, CME Indexes and their respective affiliates are not responsible for and have not participated in the determination of the timing, prices, or quantities of the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN to be sold or in the determination or calculation of the equation by which the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN are to be converted into cash. Dow Jones, CME Indexes and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN currently being issued by UBS AG, but which may be similar to and competitive with the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of The Dow Jones U.S. Select Dividend IndexSM. It is possible that this trading activity will affect the value of the The Dow Jones U.S. Select Dividend IndexSM and the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY PAY 2XLEVERAGED DOW JONES SELECT DIVIDEND INDEX ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN. DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME INDEXES OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME INDEXES AND UBS, OTHER THAN THE LICENSORS OF CME INDEXES. S&P High Yield Dividend Aristocrats® Index Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) and UBS AG have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P High Yield Dividend Aristocrats® Index, in connection with securities, including the ETNs. The S&P High Yield Dividend Aristocrats® Index is owned and published by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P High Yield Dividend Aristocrats® Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to UBS AG is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P High Yield Dividend Aristocrats® Index which is determined, composed and calculated by S&P or its third party licensors without regard to UBS AG or the ETNs. S&P and its third party licensors have no obligation to take the needs of UBS AG or the owners of the ETNs into consideration in determining, composing or calculating the S&P High Yield Dividend Aristocrats® Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the ETNs. NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P HIGH YIELD DIVIDEND ARISTOCRATS® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P HIGH YIELD DIVIDEND ARISTOCRATS® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“S&P®”, “Standard & Poor’s®”, “S&P 500®”, “S&P 500® Dividend Aristocrats®” and “Dividend Aristocrats®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities. Market Vectors® Global Mortgage REITs Index The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Mortgage REIT or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market. Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument.. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. Other marks may be trademarks of their respective owners. All rights reserved. Privacy Terms of use Contact us ubs.com Important legal information specific to ETRACS ETNs Legal and regulatory information Disclaimer Privacy policy Business continuity (pdf) UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free +1-(877)-387 2275. 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As of January 2013 Overview of UBS Investment Bank’s Business Continuity Plan UBS Investment Bank is committed to taking commercially reasonable steps to provide protection for essential activities and critical support services should significant business disruption result from events such as power outages, natural disasters, pandemics or other situations. UBS Investment Bank established a Business Continuity Plan with the purpose of providing stable service to our clients and the safeguarding of assets, processes and customer data while enabling continued operation of critical functions during or immediately following a disruption. UBS Investment Bank recognizes its responsibility to help protect global Financial Systems and strives to meet or exceed regulatory guidelines and recommendations. Depending on the type, scope or duration of a business disruption, UBS Investment Bank’s Business Continuity Plan is engineered to resume critical operations (clearance and settlement) within the same business day. UBS Investment Bank intends to recover and resume the remaining operations within predefined timeframes based on a comprehensive business impact analysis. Our Business Continuity Program considers various levels and types of disruptions that might affect a building, business district, city or a wide-scale condition within a region or multiple regions. UBS Investment Bank plans to utilize its local recovery capabilities to sustain continuity. When deemed necessary and appropriate, UBS has the ability to recover processes to international locations to resume business operations and ensure prompt customer access to funds and securities. Information is stored securely in multiple sites located within the countries in which we operate, when permissible by local regulations, allowing UBS Investment Bank to recover and utilize critical data and systems in the event of a business disruption. Pandemic preparedness is important at UBS. Essential actions have been taken to proactively ensure that UBS can sustain all critical business activities in the event of a pandemic. Globally, our continuity planning incorporates guidance provided by international agencies, national governmental and non-governmental regulatory bodies, such as the World Health Organization, The Centers for Disease Control and Prevention (CDC) in the US, the Financial Services Authority in the UK, the Monetary Authority of Singapore or the Financial Industry Regulatory Authority (or its predecessors) in the USA. UBS Investment Bank’s global Business Continuity Management teams include full-time dedicated professionals responsible for creating, managing and monitoring the firm’s preparedness by providing education, training and continual maintenance of the program covering all of our global and regional business activities. Under these initiatives, all business areas establish, test and maintain tailored business continuity plans. These plans include recovery consideration for communication to our clients, regulators and employees, mission critical processes, personnel, technology, functions, and associated recovery times. The plans are tested throughout the year to certify and validate the recovery strategy of all business functions. Our Business Continuity Program is subject to review by regulatory authorities. UBS Investment Bank continually assesses and updates our Business Continuity Plans. However, no contingency plan can eliminate all risk of service disruption. Our ability to resume critical functions is also dependent upon the Business Continuity Plans established by third parties, including exchanges, vendors and utilities. In our commitment to ensuring our program remains comprehensive and up-to-date, changes to our risk mitigation strategy may require modification to our Business Continuity Plan without notification, as new technologies, information and techniques become available.

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Client Portal Market Data Terms of Use Moody’s ratings FTSE Dow Jones Indices Chicago Merchantile Exchange ICE Market Data (ICE Futures U.S., Europe and Canada) Singapore Exchange Nikkei Euronext Oslo Børs informasjon as (“OBI”) SWX Europe and SIX Swiss Exchange (“EXFEED Limited”) Wiener Börse.at (“WBAG”) ATHEX London Stock Exchange Sociedad de Bolsas Deutsche Börse AG Italian Stock Exchange Johannesburg Stock Exchange (“JSE”) Budapest Stock Exchange (“BSE”) Hong Kong Exchange (“HKEx-IS”) Hang Seng Indexes Company Limited Australia: ASX Market Dow Jones and AWP FactSet ® Morningstar Standard & Poors GICS SECTORS EURIBOR Moody’s ratings Proprietary Rights Notice Moody’s© Copyright 2001, Moody’s Investors Service, Inc. (“Moody’s”). Moody’s ratings (“Ratings”) are proprietary to Moody’s and are protected by copyright and other intellectual property laws. Ratings are licensed to UBS AG by Moody’s. RATINGS MAY NOT BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, REDISTRIBUTED OR RESOLD, OR STORED FOR SUBSEQUENT USE FOR ANY SUCH PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY ANY PERSON WITHOUT MOODY’S PRIOR WRITTEN CONSENT.Moody’s© is a registered trademark of Moody’s Investors Service, Inc..

Subscription Agreement 1. Proprietary Notice; Service provided solely for Client’s internal or personal use; No Redistribution to Third Parties.ALL MOODY’S RATINGS (“RATINGS”), FURNISHED BY UBS AG PURSUANT TO THIS SUBSCRIPTION AGREEMENT ARE PROPRIETARY TO MOODY’S INVESTORS SERVICES, INC. (“MOODY’S”) AND ARE SO FURNISHED AT CLIENT’S REQUEST AND FOR CLIENT’S EXCLUSIVE USE. NO RATINGS SO FURNISHED MAY BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, DISTRIBUTED, REDISTRIBUTED, SOLD, RESOLD, LEASED, RENTED, LICENSED, SUBLICENSED, ALTERED, MODIFIED, ADAPTED, OR STORED FOR SUBSEQUENT USE FOR ANY SUCH PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY CLIENT OR ANY OTHER PERSON OR ENTITY, WITHOUT UBS AG’S PRIOR WRITTEN CONSENT.2. No Warranties; Limitation on Liability; Liability Cap. All Ratings furnished pursuant to this Agreement are obtained by Moody’s from sources believed by it to be accurate and reliable. Because of the possibility of human and mechanical error as well as other factors, however, all Ratings are provided “AS IS” without warranty of any kind, and UBS AG AND MOODY’S MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO CLIENT OR ANY OTHER PERSON OR ENTITY AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY SUCH RATINGS. Under no circumstance shall UBS AG or Moody’s have any liability to Client or any other person or entity for (a) any loss, damage or other injury in whole or in part caused by, resulting from or relating to, any error (negligent or otherwise), or any other circumstance or contingency within or outside the control of UBS AG or any of its directors, officers, employees or agents, or Moody’s, in connection with the procurement, collection, compilation, analysis, interpretation, communication, publication or delivery of any Ratings, or (b) any direct, indirect, special, consequential, incidental or compensatory damages whatsoever (including, without limitation, lost profits), even if UBS AG OR MOODY’S shall have been advised in advance of the possibility of such damages, in either case caused by, resulting from or relating to the use of, or inability to use, any RATINGS. Furthermore, it is expressly agreed that UBS AG or Moody’s aggregate liability, if any, for any losses or injuries to Client arising out of any act or omission of UBS AG or Moody’s in connection with anything to be done or furnished hereunder, regardless of the cause of the loss or injury and regardless of the legal right claimed to have been violated, shall never exceed £100 in the case of UBS AG or, in the case of Moody’s, the fee paid by Client for access to the Ratings provided by Moody’s hereunder in the month in which such cause of action is alleged to have arisen. 3. Moody’s Rights to Data Client agrees and acknowledges that the Ratings are and shall remain the valuable intellectual property owned by, or licensed to, Moody’s and that no proprietary rights are being transferred to Client in such materials or in any of the information contained therein. Client agrees that misappropriation or misuse of such materials shall cause serious damage to Moody’s and that in such event money damages may not constitute sufficient compensation to Moody’s; consequently, Client agrees that in the event of any misappropriation or misuse, Moody’s shall have the right to obtain injunctive relief in addition to any other legal or financial remedies to which Moody’s may be entitled.

4. CUSIP Client agrees and acknowledges that the CUSIP Database is and shall remain the valuable intellectual property owned by, or licensed to, Standard & Poor’s CUSIP Service Bureau (“CSB”) and the American Bankers Association (“ABA”), and that no proprietary rights are being transferred to Client in such materials or in any of the information contained therein. Client agrees that misappropriation or misuse of such materials shall cause serious damage to CSB and ABA and that in such event money damages may not constitute sufficient compensation to CSB and ABA; consequently, Client agrees that in the event of any misappropriation or misuse, CSB and ABA shall have the right to obtain injunctive relief in addition to any other legal or financial remedies to which CSB and ABA may be entitled. 5. Limitations on Client’s Use Notwithstanding the provisions of Clause 4.4 of the System Use Agreement, Client may, as part of and in the ordinary course of its business, redistribute (orally, in writing or by electronic means) to its clients and in its own business applications, reports, presentations, graphs and other publications limited excerpts of the Ratings without Moody’s prior written consent, provided, however, that (i) the Ratings utilized are only supportive and incidental in nature to the substance of such presentations, reports and exhibits, (ii) Client agrees and acknowledges that Client shall assume full liability for any such redistribution of the Ratings, and (iii) Client agrees not to use the limited right to redistribute the Ratings provided pursuant to this Agreement either (a) on a recurrent basis or (b) to develop for sale and/or distribution or otherwise a product that competes with any UBS AG or Moody’s product, or in the case of CUSIP Numbers and Standard Descriptions a product that substitutes for CUSIP Master Tape, Print, Electronic and/or CD-ROM Services, or in the case of Ratings a product that substitutes for Ratings. In the event Client makes such use of limited excerpts of the Ratings as permitted above, it shall give appropriate credit to Moody’s as the source of such information. Back to top FTSE In the event that Client has access to any FTSE indices by means of the System, and makes use of any data contained in such indices, Client shall attribute the source of such data to FTSE and ensure that any reference to any FTSE trademarks in any documents acknowledges FTSE’s rights in such trademarks. Client shall not use such data for any purpose that is subject to a separate licence by FTSE. “UBS is licensed by FTSE International Limited (“FTSE”) to publish the FTSE Indices. FTSE shall not be responsible for any error or omission in the FTSE Indices. The FTSE Indices are calculated in accordance with a standard set of ground rules established by FTSE in conjunction with the Institute and Faculty of Actuaries. All copyright in the index values and constituent list vests in FTSE International Limited or its licensors. The FTSE Eurotop Indices are calculated by FTSE in conjunction with Euronext N.V. or its subsidiaries (“Euronext”) (and the Institute and Faculty of Actuaries) in accordance with a standard set of ground rules. The Eurotop 100 Index is a trade mark of Euronext and is used by FTSE under licence. The FTSE Eurotop 100 Index is the proprietary interest of Euronext and FTSE. All copyright in the FTSE Eurotop 100 index values and constituent list vests in Euronext and FTSE jointly. The FTSE Eurotop 300 Index is the proprietary interest of FTSE. All copyright in the FTSE Eurotop 300 index values and constituent list vests in FTSE. FTSE and Euronext shall not be responsible for any error or omission in the FTSE Eurotop Indices. The FTSE €Stars index is calculated by FTSE in accordance with a standard set of ground rules established by FTSE. “FTSE ?Stars™” and the ?Stars logo are trade marks of FTSE. All copyright in the index values and constituent list vests in FTSE. FTSE shall not be responsible for an error or omission in the FTSE €Stars Indices. © FTSE International Limited 2009. All rights reserved.”

Back to top Dow Jones Indices TERMS AND CONDITIONS OF USE OF DOW JONES INDEXESSM BY ACCESSING AND USING THE DATA RELATED TO DOW JONES INDEXESSM (INCLUDING, WITHOUT LIMITATION, THE INDEX VALUES, HEREAFTER COLLECTIVELY “DOW JONES INDEXESSM”) ON THIS WEB SITE, YOU ARE AGREEING TO BE LEGALLY BOUND BY THESE TERMS AND CONDITIONS, INCLUDING ALL AMENDMENTS MADE AFTER APRIL 2010. IF ANY OF THESE TERMS AND CONDITIONS ARE UNACCEPTABLE TO YOU, YOU MAY NOT ACCESS OR USE DOW JONES INDEXESSM. GENERAL TERMS AND CONDITIONS OF USE Dow Jones IndexesSM (including, without limitation, the Dow Jones Averages, Dow Jones Global Indexes, Dow Jones Titans Indexes, Dow Jones Islamic Market Indexes, Dow Jones Sustainability Indexes and Dow Jones-UBS Commodity Indexes) are proprietary to CME Group Index Services LLC (“CME Indexes”) and/or its licensors. By accessing and using the Dow Jones IndexesSM, you are indicating that you are at least 18 years old, and you agree to be bound by all these Terms and Conditions of Use. You may print and keep a copy of these Terms and Conditions of Use, but CME Indexes may change any of these terms at any time. When the terms are changed, the changes will appear in this document. Your use of Dow Jones IndexesSM after any changes have been posted will constitute your agreement to the modified Terms and Conditions of Use. Therefore, you should read these Terms and Conditions of Use from time to time. If you do not agree to be bound by these Terms and Conditions of Use or any changes thereto, you should not use Dow Jones IndexesSM again.

PROPRIETARY RIGHTS AND LIMITATIONS ON USE

Dow Jones Indexes^{SM} are protected by copyright and other intellectual property laws. Dow Jones Indexes^{SM} may be used only for your personal, non-commercial purposes. You agree not to modify, copy, reproduce, retransmit, distribute, sell, publish, broadcast, create derivative works from or store the Dow Jones Indexes^{SM} (or any portion thereof), without the express prior consent of CME Indexes. You may not use Dow Jones Indexes^{SM} for any unlawful purpose.

All trade names, trademarks, service marks associated with the Dow Jones Indexes^{SM} (whether registered or unregistered) (the "Marks") are proprietary to CME Indexes and/or its licensors and are protected by applicable trademark laws. Nothing contained in this web site should be construed as granting any license or right to use any of the Marks displayed here without the express written permission of CME Indexes or its applicable licensors. Any unauthorized use of the Marks is strictly prohibited.

Also, you may not use any of the Dow Jones Indexes^{SM} or the Marks in connection with the issuance, trading, marketing or promotion of investment products (e.g., derivatives, structured products, investment funds, investment portfolios, etc. where the price, return and/or performance of the investment product is based on or related to the Indexes) without a separate written agreement with CME Indexes. Further, neither CME Indexes nor its licensors is giving investment advice, tax advice, legal advice, or other professional advice by providing the Dow Jones Indexes^{SM}, and neither CME Indexes nor its licensors sponsor, recommend or endorse the purchase or sale of any security or investment.

If you violate any of these terms and conditions, CME Indexes has the right to terminate your access to all or any portion of the Dow Jones Indexes^{SM} immediately without notice. Your right to use the Dow Jones Indexes^{SM} is subject to any limits established by CME Indexes in its sole discretion.

DISCLAIMER OF WARRANTIES AND LIABILITY DOW JONES INDEXES^{SM} ARE PROVIDED TO YOU "AS IS". NEITHER CME INDEXES, DOW JONES & COMPANY, INC. ("DOW JONES") NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR LICENSORS WARRANTS THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DOW JONES INDEXES^{SM}. ALTHOUGH CME INDEXES MAKES REASONABLE EFFORTS TO COMPLY WITH ITS GUIDELINES REGARDING THE SELECTION OF COMPONENTS IN THE DOW JONES ISLAMIC MARKET INDEXES, CME INDEXES CANNOT GUARANTEE OR WARRANT THAT THOSE INDEXES OR THE DATA RELATED THERETO WILL COMPLY WITH SHARIAH LAW OR OTHER ISLAMIC PRINCIPLES AND CME INDEXES EXPRESSLY DISCLAIMS ANY SUCH WARRANTY. NEITHER CME INDEXES NOR ANY OF ITS AFFILIATES, AGENTS OR LICENSORS SHALL BE LIABLE TO YOU OR ANYONE ELSE FOR ANY LOSS OR INJURY RESULTING DIRECTLY FROM USE OF THE DOW JONES INDEXES^{SM} CAUSED IN WHOLE OR PART BY CME INDEXES' NEGLIGENCE OR CONTINGENCIES BEYOND ITS CONTROL IN PROCURING, COMPILING, INTERPRETING, REPORTING OR DELIVERING THE DOW JONES INDEXES^{SM}. IN NO EVENT WILL CME INDEXES, DOW JONES OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR LICENSORS BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DECISION MADE OR ACTION TAKEN BY YOU IN RELIANCE ON THE DOW JONES INDEXES^{SM}. NEITHER CME INDEXES, DOW JONES NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR LICENSORS SHALL BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, OR SIMILAR DAMAGES) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ADDITIONAL TERMS

CME Indexes may discontinue or change the Dow Jones IndexesSM, or their availability to you, at any time without notice. If any provision in these Terms and Conditions of Use is invalid or unenforceable under applicable law, the remaining provisions will continue in full force and effect. These Terms and Conditions of Use, your rights and obligations, and all actions contemplated by this agreement shall be governed by the laws of the State of New York, as if these Terms are a contract wholly entered into and wholly performed within the State of New York. These Terms and Conditions of Use constitute the entire agreement between you and CME Indexes relating to the Dow Jones IndexesSM, and they supersede any and all other agreements, oral or in writing, with respect to the indexes. The failure of CME Indexes to insist upon strict compliance with any term or provision shall not be construed as a waiver with regard to any subsequent failure to comply with such term or provision. Certain market data is provided by Reuters for use in calculating the Dow Jones IndexesSM. Reuters shall not be liable for any errors or delays in content, or for any actions taken in reliance thereon. The Dow Jones IndexesSM are proprietary to and distributed by CME Indexes and have been licensed for use. “Dow Jones Indexes” is a licensed trademark of CME Indexes and is a proprietary service mark of Dow Jones Trademark Holdings LLC. Back to top Chicago Merchantile Exchange 1. The market data is the property of Chicago Merchantile Exchange Inc. (“CME”) and its

licensors. All rights reserved.

2. Delayed Information is subject to the following:

(a) the Delayed Information is for the recipient’s own personal use and may not be redistributed without permission of CME, which may depend on execution of an agreement and payment of the applicable fee;

(b) CME and its licensors reserve all Intellectual Property Rights to Information;

(c) CME disclaims all liability for Information and use thereof, and any and all losses,

damages or claims arising from use of Information;

Use of ICE Market Data:ICE Market Data is being provided only for your (a) trading, for your own account or for the account of your customers, of commodity futures contract, options on commodity futures contract, or similar instruments, and/or(b) evaluating, for your own internal business decisions or advice to your customers, the movements or trends in markets for commodity futures contracts, options on commodity futures contracts, or like instrumentsICE Market Data may not be redistributed without permission of ICE; redistribution may depend on additional market data agreements and/or payment of fees for this access.The scraping of ICE Market Data from this website for the purpose of extracting data automatically from this website is strictly prohibited BY ICE. ICE (or its affiliates, agents or contractors) may take all necessary actions to ensure that access to this data is removed from entities carrying out or reasonably believed to be carrying out web scraping activities.We reserve the right in our absolute discretion to monitor, suspend, revoke, or otherwise limit access to the ICE Market Data by you at any time. You agree not to use the ICE Market Data in any way that will violate or infringe any laws or regulations of any jurisdiction or the rights of any person, and you agree to indemnify us and hold us harmless against all claims, liabilities, losses, damages, costs and expenses incurred or suffered by us by reason of any breach of such responsibilities. Back to top Singapore Exchange We (Client) hereby expressly acknowledge, warrant and agree, as conditions of the agreement between us (Client) and UBS, that:1. The Market Data provided to us on a Real-Time Basis relating to the trading operations at

Singapore Exchange Securities Trading Limited (“SGX-ST”) is confidential and remains the valuable property of SGX-ST, and it is a condition of its supply to us that we will only use it on the basis set out in this agreement, and no other.

2. We will not, without SGX-ST’s prior written consent, authorise or allow any modifications to the equipment, apparatus, and wires by which the Market Data is transmitted to us directly or indirectly by UBS.

3. We have authority to bind all our Subscriber Location(s).

4. At all reasonable times during normal hours, any person or persons designated by UBS shall have access to all Subscriber Locations (including branch offices). They shall have the right to observe the use being made of the Market Data and the right to examine and inspect all instruments, apparatus and Terminals used in connection with the receipt and processing of Market Data on a Delayed/Real-Time Basis in the particular Subscriber Location

5. We agree and undertake to give to such persons as SGX-ST may designate, from time to time, full and free access to our premises set out above and/or any other premises at which the Market Data is received at any and all reasonable times during normal business hours.

We shall permit such persons to observe the use made of the Market Data at such premises and to examine and inspect all instruments and apparatus used at such premises in

6. The transmission of Market Data is conditioned upon a strict compliance on our part with the provisions set forth herein, and UBS may, with or without notice, discontinue transmission whenever in UBS’s judgment there has been any breach by us, or by the entities for whom we have entered into this Agreement, of any of those provisions, or whenever directed to do so by SGX-ST.

7. Neither UBS nor SGX-ST guarantee the sequence, timeliness, accuracy or completeness of any of the Market Data. Subject to Clause 10, neither UBS nor SGX-ST, shall be liable for non-

performance or interruption of transmission due to any cause whatsoever, including any omission or negligence on the part of UBS and/or SGX-ST. Neither UBS nor SGX-ST, shall be liable for any reason whatsoever to us or to any other person, firm or corporation for any delays, inaccuracies, errors or omissions in the Market Data, or in the transmission thereof,

or for any damages arising therefrom or occasioned thereby, including economic, financial,

material, personal or consequential loss or damage.

8. Subject to Clause 10, SGX-ST shall not be liable in any way whatsoever to UBS, its Clients or any person, company or other entity whatsoever for any economic, financial, material,

consequential, or personal losses or damage resulting from actions or decisions based on,

or as a result of, Market Data received directly or indirectly from UBS.

9. We hereby indemnify and agree to keep indemnified each of UBS, SGX-ST and their respective officers, employees and agents against all loss, actions, proceedings, costs,

claims and damages arising from:

(i) any breach by us of our obligations under this Agreement;

(ii) reliance by third parties on Market Data obtained through, or from, our utilisation of the transmission of Market Data; and

(iii) any defect in or abuse or misuse or failure of operation or performance or breakdown of such equipment or any part or parts thereof at any time during the term of this agreement.

10. We acknowledge that SGX-ST has retained rights under its agreement with UBS to terminate the transmission of Market Data to UBS on short notice and that if SGX-ST elects to exercise those rights then UBS will not be in a position to continue transmissions to us.

11. We shall not use or permit the Market Data to be used other than for our own internal purposes, and shall not permit any third party to use or distribute the Market Data or purport to do any of the same.

12. We agree and undertake that during the term of this Agreement and thereafter we will keep confidential and save as expressly provided in this Agreement will not without the prior written consent of SGX-ST disclose to any third party any and all Confidential Information (including without limitation the Market Data). Back to top Nikkei 1. JS Price is a theoretical price developed jointly by Nihon Keizai Shimbun, Inc., Financial

Technology Research Institute, Inc., Nomura Securities Co., Ltd., and Nomura Research

Institute, Ltd., (hereinafter collectively referred to as “NIKKEI and Nomura”) aiming at accurately reflecting the current bond market and, therefore, becoming the standard for mark-

2. JS Price is a product of calculation by a unique method developed independently by NIKKEI and Nomura. NIKKEI and Nomura hold all intellectual property rights including, but not limited to, copyrights on JS Price itself and the method of calculating JS Price.

3. NIKKEI and Nomura holds all intellectual property rights including, but not limited to, rights to trademarks with respect to the marks representing JS Price.

4. NIKKEI and Nomura have no obligation to continuingly publish JS Price and shall not be in any way liable for errors, delay, and discontinuation of the publication of JS Price.

5. NIKKEI and Nomura hold rights for altering the method of JS Price calculation and other JS

Price contents, and for discontinuing the publication of JS Price. Back to top Euronext 1. Client shall provide on request all information requested by UBS or Euronext for auditing or compliance purposes, and shall allow rights of audit by UBS, Euronext or their appointed representatives.

2. Client shall use the Market Data only for its own internal business use and shall not redistribute the Market Data to any of the Client’s group of companies without the prior written consent of Euronext.

3. Client acknowledges that Euronext shall be entitled, at its sole discretion, to discontinue dissemination of the Market Data in the event of any failure by the client to meet its obligations under the Agreement.

4. Client may:

(a) only communicate limited extracts (i.e. purely ad hoc and insubstantial extracts) of Real

Time Information, provided that any such extract

(i) is not continuous;

(ii) does not constitute updating in Real Time;

(iii) is made on either an infrequent or irregular basis;

(iv) is incidental to the purpose of the Client’s principal business;

(v) cannot be used as a substitute for anyservice or any substantial part of it;

(vi) has no independent commercial value;

(vii) is not separately charged for;

(viii) is not made in connection with commercial information broking, information vending,

publishing or credit rating, nor for substantial reproduction through the press or media, nor for transmission via any private or public network, cable or satellite system; and

(b) not delete any copyright or proprietary notice contained in the Information.

5. Client recognises

(a) that Euronext owns the Intellectual Property Rights in the Market Data; an

(b) that the Information is provided subject to the terms of a separate agreement with

Euronext.

Back to top Oslo Børs informasjon as (“OBI”) Client shall not delete any copyright or proprietary notice contained in Market Data. Client shall provide on request all information requested by UBS or OBI to invoice applicable fees or monitor compliance with this Agreement. Client shall allow OBI, UBS or their appointed representatives a right of audit at its premises for these purposes. The Equity Indices are based on MSCI’s Classification Model (Global Industry Classification

Standard -- GICS). A description of the GICS is publicly available on OBI’s website. Client may not redistribute the description of the GICS to any third party. The GICS is developed by and is the exclusive property of and service mark of Morgan Stanley Capital International Inc. (MSCI)

and Standard and Poor’s (S&P). It has been licensed for use by OBI, and UBS is entitled to redistribute the classifications and products based on classifications made by MSCI and

S&P to Client. Client is entitled to make use of the GICS solely for the purpose of understanding the Market Data. Client may not use the GICS to create a classification designation in any way. Client acknowledges that MSCI is the sole and exclusive owner of all right, title and interest in and to the GICS. Client agrees that the rights granted hereunder convey no right, title or interest in or to the GICS to Client. Client shall not use the GICS in any way other than as expressly provided herein. Neither MSCI nor S&P nor any other party involved in or related to the compilation or creation of the GICS makes any express or implied warranties or representations with respect to this Market Data (or the results to be obtained by the use thereof), and MSCI and S&P and any other party involved in or related to the compilation or creation of the GICS hereby expressly disclaim all warranties of originality,

accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of this Market Data. The Equity Indices are not issued, sponsored, endorsed, sold or promoted by MSCI or S&P. Back to top SWX Europe and SIX Swiss Exchange (“EXFEED Limited”) 1. Client may process Market Data with or without other information for the purpose of creating new original works, provided that (i) any works which contain, display, represent or recreate any item of Market Data will be regarded as Market Data for the purposes of the System Use

Agreement and these Terms of Use; and (ii) Client may not use any element of Market Data to create or re-calculate indices without the prior permission of EXFEED Limited.

2. Client shall not misrepresent Market Data or display Market Data in such a way as may create a false or misleading impression as to the origin, meaning or value of any item of

Market Data. Client shall use its best efforts to credit EXFEED Limited as the source of the

Market Data and shall not alter, deface or remove any trademarks, trademark notices or copyright notices transmitted with the Market Data.

3. Client shall maintain all records and provide all information required by UBS to meet UBS’

record-keeping, reporting and payment obligations to EXFEED Limited.

4. Client shall allow EXFEED Limited or any independent auditors acting on behalf of EXFEED

Limited to audit Client’s records and use of Market Data.

5. Client shall obtain and provide any consent needed for EXFEED Limited or any independent auditors acting on its behalf to review and receive personal data where necessary for the purposes of verifying or ensuring compliance with these Terms of Use.

Back to top Wiener Börse.at (“WBAG”) 1. Client shall not use or permit the Market Data to be used other than for his own internal purposes and shall not permit any third party to use or distribute the Market Data or purport to do any of the same.

2. Client acknowledges that Market Data is only intended for the Client’s private purpose and is not eligible for forwarding or reselling or for any other commercial or non-commercial use. Back to top ATHEX 1. Client shall not redistribute any Market Data received from UBS. Client acknowledges that it is expressly forbidden under any circumstances whatsoever, whether directly or indirectly,

whether by a person’s own actions or through any other individual or legal entity: (a) to transmit any Market Data received, in whole or in part, to any third party, or (b) to facilitate access to such Market Data by any such third party.

2. Client further acknowledges that any failure to comply with the provisions in the above paragraph shall entitle ATHEX to immediately cease the provision of Market Data. Back to top London Stock Exchange Client shall not redistribute Market Data, except that the Client may:

1. reproduce excerpts from Market Data in printed documents for such other means as the

Exchange may approve (in writing), for distribution to clients or potential client, in cases where the Client carries out a regulated activity within the meaning of the Financial Services and Markets Act 2000 or is required to be regulated by a body concerned with the regulation or supervision of investment or financial services; and/or

2. provide the Market Data to their subsidiaries (as defined in Sections 736 and 736A of the

Companies Act 1985) provided such subsidiaries do not re-distribute Market Data. Back to top Sociedad de Bolsas Client acknowledges that it has access to the Market Data only for the Client’s sole and exclusive purpose and that it is not permitted to use the Market Data for any other purpose. Back to top Deutsche Börse AG Client shall use Market Data for its internal purposes only: onward dissemination of Market Data is prohibited.

Back to top Italian Stock

Exchange Client undertakes not to redistribute any Market Data. Back to top Johannesburg Stock Exchange (“JSE”) UBS is licensed by the JSE to publish the Market Data on a delayed basis and on a live basis. The JSE shall not be responsible for any error or omission in the Market Data. All copyright and database rights in the Market Data belong to the JSE. Re-distribution of the data comprising the Market Data is not permitted without the express prior written consent of the JSE. Client agrees to acquaint itself with and comply with any restrictions or conditions imposed upon the use, access, or storage of the Market Data as may be required by the JSE or UBS including the condition that, in certain circumstances, Client will be required to enter into a separate agreement with the JSE or UBS.

Client further acknowledges that these Terms of Use will be incorporated in any agreement entered into with a UBS Affiliate. Back to top Budapest Stock Exchange (“BSE”) Client acknowledges that:

(a) BSE and its licensors reserve all Intellectual Property Rights to the Market Data;

(b) BSE and its licensors accept no liability for the display of the Market Data or any losses or claims arising from use of the Market Data;

(c) Market Data is for the personal use of the Client and may not be redistributed by the recipient to any third party without the permission of BSE, which may depend on execution of an Agreement and payment if the applicable fee;

(d) BSE may suspend or terminate receipt of Market Data by any party if BSE has any reason to believe the Market Data is being misused or misrepresented.

Client shall not use, reproduce, display, perform, modify, transmit or distribute the Market Data without the prior written permission of UBS. Back to top Hong Kong Exchange (“HKEx-IS”) 1. Client acknowledges that the Market Data is being derived from the Exchange and its format or editing is in no way misleading as to the nature or content of the Market Data.

2. Client further acknowledges that HKEx-IS endeavours to ensure the accuracy and reliability of the Market Data but does not guarantee its accuracy or reliability and accepts no liability

(whether in tort or contract or otherwise) for any loss or damage arising from any inaccuracies or omissions

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OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF RATINGS. S&P’s ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the market value of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Back to top GICS SECTORS The Global Industry Classification Standard (GICS©) was developed by and is the exclusive property of MSCI Inc. and Standard & Poor’s. GICS is a service mark of MSCI and S&P and has been licensed for use by UBS AG Back to top EURIBOR In consideration for Euribor-EBF, the respective Contributing Banks and Steering Committee of Euribor, Eonia, Eurepo, Eonia Swap Index and USD Euribor and Thomson Reuters supplying and co-coordinating the data from which Euribor-EBF Information is compiled, the Subscriber acknowledges and agrees that to the fullest extent permitted by law, neither Euribor-EBF, nor the Contributing Banks, nor the Steering Committees nor Thomson Reuters: (i) accept any responsibility or liability for the frequency of provision and accuracy of the Euribor, Eonia, Eurepo, Eonia Swap Index and USD Euribor or any use made of the Euribor, Eonia, Eurepo, Eonia Swap Index and USD Euribor by Subscriber whether or not arising from the negligence of Euribor-EBF, the Contributing Banks, the Steering Committees or Thomson Reuters; or (ii) shall be liable for economic loss or any indirect or consequential loss or damage including, without limitation, loss of business or profits, as a consequence of any irregularity or inaccuracy. Euribor, Eonia, Eurepo and USD Euribor are registered trademarks of Euribor-EBF (Euribor European Banking Federation a.i.s.b.l.). All rights reserved! All use of the reference data must indicate that the indices are registered trademarks. For all commercial use of the registered trademarks prior explicit authorisation needs to be obtained from Euribor-EBF Back to top Accessibility statement Error! Hyperlink reference not valid. /ch/en/online_services/legal/data_source/_jcr_content/toolbar.send.html Last modified on 28 Aug 2012, 10:48 Short URL: http://www.ubs.com/bcqv-datasourcedisclaimer Information on UBS Terms of Use Privacy Statement Report fraudulent mail Cookies Products and services in these webpages may not be available for residents of certain nations. Please consult the sales restrictions relating to the service in question for further information.